Exhibit 4.1

INDENTURE OF TRUST

by and among

COLLEGE LOAN CORPORATION TRUST 200_-_,
as Issuer

_____,
as Eligible Lender Trustee

and

______,
as Trustee

Dated as of ___, 200_

COLLEGE LOAN CORPORATION TRUST 200_-_

Reconciliation and tie between Trust Indenture Act of 1939, as amended (the "Trust Indenture Act" or "TIA") and Indenture of Trust, dated as of ___, 200_.

Trust Indenture Act Section

Section 310(a)(1)
310(a)(2)
310(b)
Section 311(a)
311(b)
Section 312(b)
312(c)
Section 313(a)
313(b)
313(c)
Section 314(a)(1)
314(a)(2)
314(a)(3)
314(a)(4)
314(c)
314(d)(1)
Section 315(b)
Section 317(a)(1)
317(a)(2)
Section 318(a)
318(c)	Indenture Section 7.23 7.23 7.23, 7.09 7.08 7.08 9.17 9.17 4.15 4.15 4.15, 8.04 4.16 4.16 4.16 4.16 2.02, 5.06 5.06 8.04 4.17 7.24 9.09 9.09

_________________
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

           Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein.

TABLE OF CONTENTS

(This Table of Contents is for convenience of reference only and is not intended to define, limit or describe the purpose or intent of any provisions of this Indenture of Trust.)

ARTICLE I

DEFINITIONS AND USE OF PHRASES

ARTICLE II

NOTE DETAILS AND FORM OF NOTES

Section 2.01. Section 2.02. Section 2.03. Section 2.04. Section 2.05. Section 2.06. Section 2.07. Section 2.08. Section 2.09. Section 2.10. Section 2.11. Section 2.12.

Note Details
Execution, Authentication and Delivery of Notes
Registration, Transfer and Exchange of Notes; Persons Treated as Registered Owners
Lost, Stolen, Destroyed and Mutilated Notes
Trustee's Authentication Certificate
Cancellation and Destruction of Notes by the Trustee
Temporary Notes
Issuance of Notes
Book-Entry Notes
Notices to Clearing Agency
Definitive Notes
	Payment of Principal and Interest	Page 31 31 32 33 33 33 33 34 34 35 35 35

ARTICLE III

PARITY AND PRIORITY OF LIEN; OTHER OBLIGATIONS;AND DERIVATIVE PRODUCT AGREEMENTs

Section 3.01. Section 3.02. Section 3.03.	Parity and Priority of Lien Other Obligations Derivative Product Agreements; Counterparty Payments; Issuer Derivative Payments	36 36 37

ARTICLE IV

PROVISIONS APPLICABLE TO THE NOTES;DUTIES OF THE ISSUER

Section 4.01.
Section 4.02.
Section 4.03.
Section 4.04.
Section 4.05.
Section 4.06.
Section 4.07.
Section 4.08.
Section 4.09.
Section 4.10.
Section 4.11.
Section 4.12.
Section 4.13.
Section 4.14.
Section 4.15.
Section 4.16.
Section 4.17.
Section 4.18.
Section 4.19.	Payment of Principal and Interest
Covenants as to Additional Conveyances
Further Covenants of the Issuer
Enforcement of Servicing Agreements
Procedures for Transfer of Funds
Additional Covenants with Respect to the Act
Financed Eligible Loans; Collections Thereof; Assignment Thereof
Appointment of Agents, Direction to Trustee, Etc.
Capacity to Sue
Continued Existence; Successor to Issuer
Amendment of Student Loan Purchase Agreements
Representations; Negative Covenants
Additional Covenants
Providing of Notice
Certain Reports
Statement as to Compliance
Representations of the Issuer Regarding the Trustee's Security Interest
Further Covenants of the Issuer Regarding the Trustee's Security Interest
Opinions as to Trust Estate	37 37 37 38 39 40 41 42 42 42 42 42 48 49 50 51 51 52 52

ARTICLE V

FUNDS

Section 5.01. Section 5.02. Section 5.03. Section 5.04. Section 5.05. Section 5.06. Section 5.07. Section 5.08. Section 5.09. Section 5.10. Section 5.11. Section 5.12.	Creation and Continuation of Funds and Accounts
Acquisition Fund
Capitalized Interest Fund
Collection Fund
Reserve Fund
Remarketing Fee Fund
Supplemental Interest Fund
Accumulation Fund
Currency Fund
Collateral Fund
Investment of Funds Held by Trustee
Release	53 53 54 54 61 62 63 63 64 65 65 69

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01.
Section 6.02.
Section 6.03.
Section 6.04.
Section 6.05.
Section 6.06.
Section 6.07.
Section 6.08.
Section 6.09.
Section 6.10.
Section 6.11.
Section 6.12.
Section 6.13.
Section 6.14.
Section 6.15.	Events of Default Defined
Remedy on Default; Possession of Trust Estate
Remedies on Default; Advice of Counsel
Remedies on Default; Sale of Trust Estate
Appointment of Receiver
Restoration of Position
Purchase of Properties by Trustee or Registered Owners or Counterparties
Application of Sale Proceeds
Acceleration of Maturity; Rescission and Annulment
Remedies Not Exclusive
Collection of Indebtedness and Suits for Enforcement by Trustee
Direction of Trustee
Right to Enforce in Trustee
Physical Possession of Obligations Not Required
Waivers of Events of Default	70 70 72 73 73 73 74 74 74 75 75 76 76 77 77

ARTICLE VII

THE TRUSTEE

Section 7.01.
Section 7.02.
Section 7.03.
Section 7.04.
Section 7.05.
Section 7.06.
Section 7.07.
Section 7.08.
Section 7.09.
Section 7.10.
Section 7.11.
Section 7.12.
Section 7.13.
Section 7.14.
Section 7.15.
Section 7.16.
Section 7.17.
Section 7.18.
Section 7.19.
Section 7.20.
Section 7.21.
Section 7.22.
Section 7.23.
Section 7.24.
Section 7.25.
Section 7.26.
Section 7.27.	Acceptance of Trust
Recitals of Others
As to Filing of Indenture
Trustee May Act Through Agents
Indemnification of Trustee
Trustee's Right to Reliance
Compensation of Trustee
Trustee May Own Notes
Resignation of Trustee
Removal of Trustee
Successor Trustee
Manner of Vesting Title in Trustee
Additional Covenants by the Trustee to Conform to the Act
Right of Inspection
Limitation with Respect to Examination of Reports
Master Servicing Agreement
Additional Covenants of Trustee
Duty of Trustee with Respect to Rating Agencies
Merger of the Trustee, Etc.
Receipt of Funds from Servicer
Special Circumstances Leading to Resignation of Trustee
Survival of Trustee's Rights to Receive Compensation, Reimbursement and Indemnification
Corporate Trustee Required; Eligibility; Conflicting Interests
Trustee May File Proofs of Claim
Determination of LIBOR
Creditor Relationships
No Petition	77 78 78 79 79 80 81 82 82 82 83 83 84 84 84 84 84 85 85 86 86 86 86 86 87 87 88

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.01. Section 8.02. Section 8.03. Section 8.04. Section 8.05. Section 8.06.	Supplemental Indentures Not Requiring Consent of Registered Owners or Counterparties
Supplemental Indentures Requiring Consent of Registered Owners and Counterparties
Additional Limitation on Modification of Indenture
Notice of Defaults
Conformity with the Trust Indenture Act
Consent of Currency Swap Providers	88 89 90 90 90 90

ARTICLE IX

GENERAL PROVISIONS

Section 9.01.
Section 9.02.
Section 9.03.
Section 9.04.
Section 9.05.
Section 9.06.
Section 9.07.
Section 9.08.
Section 9.09.
Section 9.10.
Section 9.11.
Section 9.12.
Section 9.13.
Section 9.14.
Section 9.15.
Section 9.16.
Section 9.17.
Section 9.18.
Section 9.19.
Section 9.20.	Notices
Covenants Bind Issuer
Lien Created
Severability of Lien
Consent of Registered Owners and Counterparties Binds Successors
Nonliability of Persons; No General Obligation
Nonpresentment of Notes or Interest Checks
Security Agreement
Laws Governing
Severability
Exhibits
Non-Business Days
Parties Interested Herein
Obligations Are Limited Obligations
Counterparty Rights
Disclosure of Names and Addresses of Registered Owners
Aggregate Principal Amount of Obligations
Financed Eligible Loans
Concerning the Delaware Trustee
Subordination of Currency Swap Counterparties	91 92 93 93 93 93 93 93 94 94 94 94 94 94 94 94 95 95 95 95

ARTICLE X

PAYMENT AND CANCELLATION OF NOTESAND SATISFACTION OF INDENTURE

Section 10.01. Section 10.02. Section 10.03. Section 10.04. Section 10.05.	Trust Irrevocable Satisfaction of Indenture Optional Purchase of All Financed Eligible Loans Auction of Financed Eligible Loans Cancellation of Paid Notes	96 96 98 98 99

ARTICLE XI

Reporting Requirements

Section 11.01. Section 11.02. Section 11.03.	Annual Statement as to Compliance Annual Independent Public Accountants' Servicing Report Assessment of Compliance and Attestation Reports	99 99 99

ANNEX I CERTAIN TERMS AND PROVISIONS OF THE AUCTION RATE NOTES ANNEX II CERTAIN TERMS AND PROVISIONS OF THE RESET RATE NOTES	I-1 II-1

EXHIBIT A EXHIBIT B-1 EXHIBIT B-2 EXHIBIT B-3 EXHIBIT B-4 EXHIBIT B-5 EXHIBIT B-6 EXHIBIT C EXHIBIT D EXHIBIT E EXHIBIT F EXHIBIT G EXHIBIT H EXHIBIT I EXHIBIT J EXHIBIT K EXHIBIT L	ELIGIBLE LOAN ACQUISITION CERTIFICATE
FORM OF CLASS A-1 NOTE
FORM OF CLASS A-2 NOTE
FORM OF CLASS A-3 NOTE
FORM OF CLASS A-4 NOTE
FORM OF CLASS A-5 NOTE
FORM OF CLASS B NOTE
FORM OF ISSUER ADMINISTRATOR'S MONTHLY PAYMENT DATE CERTIFICATE
FORM OF ISSUER ADMINISTRATOR'S DISTRIBUTION DATE CERTIFICATE
FORM OF ISSUER'S REPORT
BORROWER INCENTIVES AND OTHER SPECIAL PROGRAMS
NOTICE OF PAYMENT DEFAULT
NOTICE OF CURE OF PAYMENT DEFAULT COLLEGE LOAN CORPORATION TRUST I
NOTICE OF PROPOSED AUCTION PERIOD ADJUSTMENT
NOTICE ESTABLISHING AUCTION PERIOD ADJUSTMENT
NOTICE OF CHANGE IN AUCTION DATE
SERVICING CRITERIA

INDENTURE OF TRUST

THIS INDENTURE OF TRUST, dated as of ___, 200_ (this "Indenture"), is by and among College Loan Corporation Trust 200_-_ (the "Issuer"), a statutory trust duly organized and existing under the laws of the State of ___ (the "State"), ___, a national banking association duly organized and operating under the laws of the United States (together with its successors, the "Trustee"), as indenture trustee hereunder and ___, as eligible lender trustee (together with its successors, the "Eligible Lender Trustee") under the Issuer Eligible Lender Trust Agreement (all capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in Article I hereof);

W I T N E S S E T H:

WHEREAS, the Issuer is duly created as a statutory trust under the laws of the State and by proper action has duly authorized the execution and delivery of this Indenture, which Indenture provides for the issuance of student loan asset-backed notes (the "Notes") to finance the acquisition of certain student loans from the Sponsor and the payment to Holders of the Notes and to any Counterparty; and

WHEREAS, pursuant to the Issuer Eligible Lender Trust Agreement, the Eligible Lender Trustee will hold legal title to such student loans acquired by the Issuer; and

WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act" or "TIA"), that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions; and

WHEREAS, the Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

WHEREAS, it is hereby agreed among the parties hereto, the Registered Owners of the Notes (the Registered Owners evidencing their consent by their acceptance of the Notes) and any Counterparty (the Counterparty evidencing its consent by its execution and delivery of a Derivative Product Agreement (as defined herein)) that in the performance of any of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be general debt on its part, but shall be secured by and payable solely from the Trust Estate, payable in such order of preference and priority as provided herein;

NOW, THEREFORE, the Issuer and the Eligible Lender Trustee, in consideration of the premises and acceptance by the Trustee of the trusts herein created, of the purchase and acceptance of the Notes by the Registered Owners thereof, of the execution and delivery of any Derivative Product Agreement by a Counterparty and the Issuer and the acknowledgement thereof by the Trustee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby GRANT, CONVEY, PLEDGE, TRANSFER, ASSIGN AND DELIVER to the Trustee, for the benefit of the Registered Owners of the Notes and any Counterparty (to secure the payment of any and all amounts which may from time to time become due and owing to a Counterparty pursuant to any Derivative Product Agreement), all of the moneys, rights and properties described in the granting clauses A through F below (the "Trust Estate"), as follows:

GRANTING CLAUSE A

The Available Funds and Accounts (other than moneys released from the lien of the Trust Estate as provided herein);

GRANTING CLAUSE B

All Funds and Accounts created under Section 5.01 hereof, and all moneys and investments held therein, including all proceeds thereof and all income thereon;

GRANTING CLAUSE C

The Financed Eligible Loans and all obligations of the obligors thereunder including all moneys accrued and paid thereunder on or after the Cutoff Date;

GRANTING CLAUSE D

The rights of the Issuer and/or the Eligible Lender Trustee in and to the Eligible Lender Trust Agreements, any Servicing Agreement, the Student Loan Purchase Agreements, the Administration Agreement, the Custodian Agreements and the Guarantee Agreements as the same relate to Financed Eligible Loans;

GRANTING CLAUSE E

The rights of the Issuer in and to any Derivative Product Agreements; provided, however, that this Granting Clause E shall not be for the benefit of a Counterparty with respect to its Derivative Product Agreements; and

GRANTING CLAUSE F

Any and all other property, rights and interests of every kind or description that from time to time hereafter is granted, conveyed, pledged, transferred, assigned or delivered to the Trustee as additional security hereunder.

TO HAVE AND TO HOLD the Trust Estate, whether now owned or held or hereafter acquired, unto the Trustee and its successors or assigns;

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit and security of all present and future Registered Owners of the Notes, without preference of any Note over any other, except as provided herein, and for enforcement of the payment of the Notes in accordance with their terms, and all other sums payable hereunder (including payments due and payable to any Counterparty) or on the Notes, and for the performance of and compliance with the obligations, covenants and conditions of this Indenture, as if all the Notes and other Obligations (as defined herein) at any time Outstanding had been executed and delivered simultaneously with the execution and delivery of this Indenture;

PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of the Notes and the interest due and to become due thereon, or provide fully for payment thereof as herein provided, at the times and in the manner mentioned in the Notes according to the true intent and meaning thereof, and shall make all required payments into the Funds as required under Article V hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee sums sufficient to pay or to provide for payment of the entire amount due and to become so due as herein provided (including payments due and payable to any Counterparty), then this Indenture (other than Sections 4.13, 4.14 (for a period of 90 days) and 7.05 hereof) and the rights hereby granted shall cease, terminate and be void; otherwise, this Indenture shall be and remain in full force and effect;

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND USE OF PHRASES

Capitalized terms used herein and not otherwise defined shall have the meanings set forth below or in Annex 1 hereto, unless the context clearly requires otherwise.

"Account" shall mean any of the accounts created and established by this Indenture.

"Accumulation Fund" shall mean the Fund by that name created in Section 5.01(g) hereof and further described in Section 5.08 hereof, including any Accounts and Subaccounts created therein.

"Acquisition Fund" shall mean the Fund by that name created in Section 5.01(a) hereof and further described in Section 5.02 hereof, including any Accounts and Subaccounts created therein.

"Acquisition Period" means, with respect to the use of proceeds of the Notes in the Acquisition Fund, the period beginning on the Closing Date and ending on and including ____ __, 20__.

"Act" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins and guidelines promulgated from time to time thereunder.

"Add-on Consolidation Loan" shall mean, with respect to a consolidation loan owned by the Issuer and Financed under this Indenture, the increased balance of such consolidation loan arising out of amounts required to be paid to an Eligible Lender at the request of the related borrower pursuant to the terms of the Act.

"Adjusted Pool Balance" shall mean, for any Quarterly Distribution Date as determined by the Issuer Administrator, (a) if the Pool Balance as of the last day of the immediately preceding Collection Period is greater than __% of the Initial Pool Balance, the sum of (i) the Pool Balance as of the last day of the immediately preceding Collection Period, (ii) the Reserve Fund Requirement for such Quarterly Distribution Date and (iii) the amount on deposit in the Capitalized Interest Account as of the last day of the immediately preceding Collection Period; or (b) if the Pool Balance as of the last day of the immediately preceding Collection Period is equal to or less than __% of the Initial Pool Balance, that Pool Balance.

"Administration Agreement" shall mean the Administration Agreement dated as of ___, 200_, among the Issuer, the Issuer Administrator, the Trustee, the Eligible Lender Trustee to the Issuer Administrator and the Delaware Trustee as such agreement may be amended or supplemented from time to time.

"Administration Fee" shall mean a fee, payable to the Issuer Administrator, equal to, for each Monthly Payment Date, 1/12 of __% of the Pool Balance as of the last day of the immediately preceding Collection Period, or such greater or lesser amount as may be provided by Issuer Order (provided that the Rating Agency Confirmation has been met with respect to such Issuer Order).

"Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Auction Rate Carry-Over Amount" shall mean, for a class of Auction Rate Notes, the Class A-5 Carry-Over Amount or the Class B Carry-Over Amount, as applicable, in each case, to the extent owed pursuant to Annex 1 hereto (including interest accrued thereon as specified in such Section.)

"Auction Rate Notes" shall mean the Class A-5 Notes and the Class B Notes.

"Auction Rate Notes Accrued Interest Amount" shall mean, for any Quarterly Distribution Date, the sum of the Class A-5 Noteholders' Accrued Interest Amount and Class B Noteholders' Accrued Interest Amount for such Quarterly Distribution Date.

"Authorized Representative" shall mean, when used with reference to the Issuer, any Person duly authorized by the Trust Agreement to act on the Issuer's behalf and shall specifically include those individuals authorized to act for the Issuer Administrator as set forth in a list delivered by the Issuer Administrator to the Trustee and the Delaware Trustee, as such list may be amended from time to time by the Issuer Administrator.

"Available Funds" shall mean, with respect to a Distribution Date or any related Monthly Payment Date, the sum of the following amounts received to the extent not previously distributed: (a) all collections received by a Servicer on the Financed Eligible Loans (including payments from any Guaranty Agency received with respect to the Financed Eligible Loans but net of any payments made or required to be made by the Issuer pursuant to the Joint Sharing Agreement); (b) any Interest Benefit Payments and Special Allowance Payments received by the Trustee with respect to Financed Eligible Loans; (c) all Liquidation Proceeds from any Financed Eligible Loans which have become Liquidated Financed Eligible Loans in accordance with a Servicer's customary servicing procedures, and all other moneys collected with respect to any Liquidated Financed Eligible Loan which has been written off, net of the sum of any amounts expended by a Servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Financed Eligible Loan; (d) the aggregate Purchase Amounts received for Financed Eligible Loans sold by the Issuer; (e) the aggregate amounts, if any, received from the Seller or a Servicer, as the case may be, as reimbursement of non-guaranteed amounts, or lost Interest Benefit Payments and Special Allowance Payments, with respect to the Financed Eligible Loans pursuant to a Student Loan Purchase Agreement or a Servicing Agreement, respectively; (f) other amounts received by a Servicer pursuant to its role as Servicer under a Servicing Agreement and paid to the Issuer; (g) all interest earned or gain realized from the investment of amounts in any Fund or Account; (h) any payments received under a Derivative Product Agreement from a Counterparty in respect of such Distribution Date; and (i) any payments received by the Issuer and the Trustee under the Joint Sharing Agreement.

"Back-up Administration Agreement" shall mean the Back-up Administration Agreement dated as of _________ __, 20__ among the Issuer, the Issuer Administrator, the Trustee and the Back-up Administrator as such agreement may be amended or supplemented from time to time.

"Back-up Administration Fee" shall mean the fees and expenses due to the Back-up Administrator under the terms of the Back-up Administration Agreement; provided, however, that such fees and expenses shall not in any one year exceed the amounts set forth in the cashflows delivered to the Rating Agencies unless the Issuer obtains a Rating Agency Confirmation.

"Back-up Administrator" shall mean _________________ in its capacity as back-up administrator under that certain Back-up Administration Agreement, or any other person providing similar services and satisfying the Rating Agency Confirmation.

"Basic Documents" shall mean the Trust Agreement, this Indenture, the Master Servicing Agreement, the Administration Agreement, the Student Loan Purchase Agreements, the Custodian Agreements, the Guarantee Agreements, the Joint Sharing Agreement, the Verification Agent Agreement, the Derivative Product Agreements, the Eligible Lender Trust Agreements, the Remarketing Agreement, the Back-up Administration Agreement and other documents and certificates delivered in connection with any thereof.

"Benefit Plan" means (i) an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, whether or not subject to Section 4975 of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

"Book-Entry Note" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09 hereof.

"Business Day" means, (i) for purposes of calculating LIBOR, any day on which banks in New York, New York and London, England are open for the transaction of international business and (ii) for all other purposes, the meaning set forth in the Indenture; provided, however, for the Auction Rate Notes, "Business Day" shall not include (a) April 14, April 15, December 30, December 31, or (b) such other dates as may be agreed to in writing by the Market Agent, the Auction Agent, the Broker-Dealer and the Issuer.

"Capitalized Interest Account" shall mean the Account by that name created in Section 5.01(d) hereof and further described in Section 5.05 hereof.

"Carryover Master Servicing Fee" shall mean fees, if any, designated by the Issuer Administrator as "Carryover Master Servicing Fees" in a written direction and as more fully defined in the Master Servicing Agreement.

"Certificate of Insurance" shall mean any Certificate evidencing that a Financed Eligible Loan is Insured pursuant to a Contract of Insurance.

"Certificate of Trust" shall mean the certificate filed with the Secretary of State of Delaware establishing the Issuer as a statutory trust under Delaware law.

"Class A Beneficiary" shall mean each Counterparty pursuant to its Derivative Product Agreement and each Registered Owner of Class A Notes.

"Class" shall mean, as appropriate, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes or the Class B Notes.

"Class A Notes" shall mean, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes secured on a senior priority to the Class B Obligations.

"Class A Noteholders' Interest Distribution Amount" shall mean, for any Auction Rate Distribution Date or Quarterly Distribution Date and a class of Class A Notes, the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount, the Class A-3 Noteholders' Interest Distribution Amount, the Class A-4 Noteholders' Interest Distribution Amount or the Class A-5 Noteholders' Interest Distribution Amount, as applicable, in each case to the extent payable on such Auction Rate Distribution Date or Quarterly Distribution Date.

"Class A Obligations" shall mean Class A Notes and any Derivative Product Agreements, the priority of payment of which is equal with that of Class A Notes.

"Class A Percentage" shall mean, for any Quarterly Distribution Date, 100% less the Class B Percentage.

"Class A Principal Distribution Amount" shall mean, for any Quarterly Distribution Date, the product of the Principal Distribution Amount and the Class A Percentage.

"Class A-1 Maturity Date" shall mean ___, 20__ Quarterly Distribution Date.

"Class A-1 Note Interest Shortfall" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-1 Noteholders' Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-1 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-1 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-1 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Trustee.

"Class A-1 Noteholder" shall mean the Person in whose name a Class A-1 Note is registered in the Note registration books of the Trustee.

"Class A-1 Noteholders' Interest Distribution Amount" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-1 Rate for the related Interest Accrual Period on the aggregate outstanding principal balances of the Class A-1 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-1 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360.

"Class A-1 Notes" shall mean the $___ Class A-1 Student Loan Asset-Backed Notes, Series 200_-_, issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B hereto.

"Class A-1 Rate" shall mean, for any Interest Accrual Period, other than the first Interest Accrual Period, the applicable Three-Month LIBOR, minus __%, as determined by the Trustee on each LIBOR Determination Date. For the first Interest Accrual Period, the Class A-1 Rate shall be determined by reference to the following formula:

x + [__/__* (y-x)] minus ___%, as determined by the Issuer Administrator.

where:

x = _____-Month LIBOR, and

y = _____-Month LIBOR.

"Class A-2 Maturity Date" shall mean the ___, 20__ Quarterly Distribution Date.

"Class A-2 Note Interest Shortfall" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-2 Noteholders' Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-2 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-2 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-2 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Trustee.

"Class A-2 Noteholder" shall mean the Person in whose name a Class A-2 Note is registered in the Note registration books of the Trustee.

"Class A-2 Noteholders' Interest Distribution Amount" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-2 Rate for the related Interest Accrual Period on the aggregate outstanding principal balances of the Class A-2 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-2 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360.

"Class A-2 Notes" shall mean the $___ Class A-2 Student Loan Asset-Backed Notes, Series 200_-_, issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-2 hereto.

"Class A-2 Rate" shall mean, for any Interest Accrual Period other than the first Interest Accrual Period the Three-Month LIBOR for such Interest Accrual Period plus __%, as determined by the Trustee. For the first Interest Accrual Period, the Class A-1 Rate shall be determined by reference to the following formula:

x + [__/__* (y-x)] minus ___%, as determined by the Issuer Administrator.

where:

x = _____-Month LIBOR, and

y = _____-Month LIBOR.

"Class A-3 Maturity Date" shall mean the ___, 20__ Quarterly Distribution Date.

"Class A-3 Note Interest Shortfall" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-3 Noteholders' Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-3 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-3 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-3 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Trustee.

"Class A-3 Noteholder" shall mean the Person in whose name a Class A-3 Note is registered in the Note registration books of the Trustee.

"Class A-3 Noteholders' Interest Distribution Amount" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-3 Rate for the related Interest Accrual Period on the aggregate outstanding principal balances of the Class A-3 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-3 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360.

"Class A-3 Notes" shall mean the $___ Class A-3 Student Loan Asset-Backed Notes, Series 200_-_, issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-3 hereto.

"Class A-3 Rate" shall mean, for any Interest Accrual Period other than the first Interest Accrual Period the Three-Month LIBOR for such Interest Accrual Period plus __%, as determined by the Trustee. For the first Interest Accrual Period, the Class A-1 Rate shall be determined by reference to the following formula:

x + [__/__* (y-x)] minus ___%, as determined by the Issuer Administrator.

where:

x = _____-Month LIBOR, and

y = _____-Month LIBOR.

"Class A-4 Maturity Date" shall mean the ______ 20__ Quarterly Distribution Date.

"Class A-4 Note Interest Shortfall" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-4 Noteholders' Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-4 Noteholders or any related Currency Swap Counterparty, as applicable, on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-4 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-4 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Issuer Administrator.

"Class A-4 Noteholder" shall mean the Person in whose name a Class A-4 Note is registered in the Note registration books maintained by the Trustee or the Paying Agent, as agent of the Trustee.

"Class A-4 Noteholders' Interest Distribution Amount" shall mean, for each Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-4 Rate for the related Interest Accrual Period on the Outstanding Amount of the Class A-4 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-4 Note Interest Shortfall for such Quarterly Distribution Date, as based on the appropriate Day Count Basis and rounding the resultant figure to the fifth decimal place, as determined by the Issuer Administrator.

"Class A-4 Notes" shall mean the $___________ Student Loan Asset-Backed Notes, Series 20__-_ issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-4 hereto.

"Class A-4 Rate" shall have the meaning ascribed to such term in Annex II hereto.

"Class A-5 Carry-Over Amount" shall mean, for any Distribution Date relating to the Class A-5 Notes, any unpaid Carry-Over Amount s with respect to the Class A-5 Notes.

"Class A-5 Maturity Date" shall mean the ____ __, 20__ Quarterly Distribution Date.

"Class A-5 Note Interest Shortfall" shall mean, for each Auction Rate Distribution Date for the Class A-5 Notes, the excess, if any, of (a) the Class A-5 Noteholders' Interest Distribution Amount on the immediately preceding Auction Rate Distribution Date for the Class A-5 Notes over (b) the amount of interest actually distributed to the Class A-5 Noteholders on such immediately preceding Auction Rate Distribution Date, plus interest accrued on the amount of such interest due to the Class A-5 Noteholders, to the extent permitted by law, at the Class A-5 Rate for the related Interest Accrual Period, from such immediately preceding Auction Rate Distribution Date to the current Auction Rate Distribution Date, as determined by the Trustee.

"Class A-5 Noteholder" shall mean the Person in whose name a Class A-5 Note is registered on the Note registration books maintained by the Trustee.

"Class A-5 Noteholders' Accrued Interest Amount" shall mean, for each Quarterly Distribution Date, the Class A-5 Noteholders' Interest Distribution Amount payable to the Class A-5 Notes on the Auction Rate Distribution Date for the Class A-5 Notes immediately following such Quarterly Distribution Date; provided, however, the Class A-5 Noteholders' Accrued Interest Amount will be zero for any Quarterly Distribution Date that is also an Auction Rate Distribution Date for the Class A-5 Notes.

"Class A-5 Noteholders' Interest Distribution Amount" shall mean, for each Auction Rate Distribution Date for the Class A-5 Notes, the sum of (a) the amount of interest accrued at the Class A-5 Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Class A-5 Notes immediately prior to such Auction Rate Distribution Date; and (b) the Class A-5 Note Interest Shortfall for such Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360.

"Class A-5 Notes" shall mean the $______ Class A-5 Student Loan Asset-Backed Notes, Series 20__-_, issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-5 hereto.

"Class A-5 Rate" shall mean, for any Interest Accrual Period for the Class A-5 Notes, other than the first Interest Accrual Period, the Auction Note Interest Rate applicable to such class for such Interest Accrual Period, and for the first Interest Accrual Period, the Initial Auction Rate for such class.

"Class B Maturity Date" shall mean the ___, 20__ Quarterly Distribution Date.

"Class B Note Interest Shortfall" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class B Noteholders' Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class B Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class B Noteholders, to the extent permitted by law, at the interest rate borne by the Class B Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Trustee.

"Class B Note Interest Trigger" shall be in effect if on any Quarterly Distribution Date, (a) the aggregate outstanding principal balance of the Class A Notes, after giving effect to distributions to be made on that Quarterly Distribution Date, would exceed the sum of (i) the Pool Balance, (ii) the amount on deposit in the Reserve Fund and (iii) the amount on deposit in the Capitalized Interest Account, each as of close of business on the last day of the immediately preceding Collection Period; or (b) the aggregate outstanding principal balance of the Notes plus accrued but unpaid interest thereon, after giving effect to distributions to be made on that Quarterly Distribution Date, would exceed twice the sum of (i) the Pool Balance, (ii) the amount on deposit in the Reserve Fund and (iii) the amount on deposit in the Capitalized Interest Account, each as of close of business on the last day of the immediately preceding Collection Period.

"Class B Noteholder" shall mean the Person in whose name a Class B Note is registered in the Note registration books of the Trustee.

"Class B Noteholders' Interest Distribution Amount" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class B Rate for the related Interest Accrual Period on the aggregate outstanding principal balances of the Class B Notes immediately prior to such Quarterly Distribution Date; and (b) the Class B Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360.

"Class B Notes" shall mean the $___ Class B Student Loan Asset-Backed Notes, Series 200_-_, issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-6 hereto and secured on a subordinate priority to the Class A Obligations.

"Class B Obligations" shall mean Class B Notes, the priority of payment of which is subordinate to that of Class A Notes.

"Class B Percentage" shall mean, for any Quarterly Distribution Date, (a) prior to the Stepdown Date or with respect to any Quarterly Distribution Date on which a Trigger Event is in effect, zero; or (b) on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate Outstanding Amount of the Class B Notes and the denominator of which is the aggregate Outstanding Amount of all Notes, in each case determined by the Issuer Administrator on the Determination Date for that Quarterly Distribution Date.

"Class B Principal Distribution Amount" shall mean, for any Quarterly Distribution Date, the product of the Principal Distribution Amount and the Class B Percentage.

"Class B Rate" shall mean, for any Interest Accrual Period other than the first Interest Accrual Period the Three-Month LIBOR for such Interest Accrual Period plus __%, as determined by the Trustee. For the first Interest Accrual Period, the Class B Rate shall mean __%.

"Clearing Agency" shall mean the Securities Depository, Euroclear or Clearstream, as applicable, or another organization registered as a "clearing agency" pursuant to applicable law. The initial Clearing Agency for the Notes, other than the Reset Rate Notes, shall be the Securities Depository and the nominee for such Clearing Agency shall be "Cede & Co." The initial Clearing Agencies for the Reset Rate Notes (a) for any Reset Period when it is denominated in a currency other than U.S. Dollars shall be Euroclear and Clearstream registered into the nominee name of a Common Depositary chosen by the Issuer, and (b) for any Reset Period when it is denominated in U.S. Dollars shall be the Securities Depository and the initial nominee for such Clearing Agency shall be "Cede & Co."

"Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

"Clearstream" shall mean Clearstream Banking, a société anonyme, a limited liability company organized under the laws of Luxembourg.

"Closing Date" shall mean ___, 200_.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including applicable temporary and proposed regulations, relating to such section which are applicable to the Notes or the use of the proceeds thereof. A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment which supersedes or replaces the Code thereunder from time to time.

"Collection Fund" shall mean the Fund by that name created in Section 5.01(b) hereof and further described in Section 5.03 hereof.

"Collection Period" shall mean, with respect to the first Quarterly Distribution Date, the period beginning on the Closing Date and ending on ____ __, 20__, and with respect to each subsequent Quarterly Distribution Date, the Collection Period means the three calendar months immediately following the end of the previous Collection Period, beginning ____ __, 20__.

"Commission" shall mean the Securities and Exchange Commission.

["Confirmation" shall (i) have the meaning set forth in the definition of the Initial Interest Rate Cap and LIBOR Derivative Product Agreements and (ii) any other confirmation entered into pursuant to a Derivative Product Agreement entered into subsequent to the Closing Date.]

"Contract of Insurance" shall mean the contract of insurance between the Eligible Lender and the Secretary.

["Counterparties" shall mean, collectively, (i) the Initial LIBOR Counterparty and its successors and assigns and (ii) the counterparties to any Derivative Product Agreements entered into pursuant to Section 3.03.]

["Counterparty Payments" shall mean any payment to be made to, or for the benefit of, the Issuer under any Derivative Product Agreements.]

"Currency Account" shall mean an Account established within the Currency Fund for the Reset Rate Notes and further described in Section 5.09 hereof, including any Subaccounts created therein.

"Currency Fund" shall mean the Fund by that name created in Section 5.01(h) hereof and further described in Section 5.09 hereof, including any Accounts and Subaccounts created therein.

"Custodian" shall mean (i) ___ and (ii) ___, each as custodian pursuant to its respective Custodian Agreement and its respective successors and assigns in such capacity, and (iii) any other Person entering into a similar agreement and satisfying the Rating Agency Confirmation.

"Custodian Agreements" shall mean (i) the Custodian Agreement, dated as of ___, 200_, among ___, the Trustee, the Eligible Lender Trustee and the Issuer and (ii) the Custodian Agreement, dated as of ___, 200_, between ___, the Trustee, the Eligible Lender Trustee and the Issuer.

"Cutoff Date" shall mean (i) with respect to the initial pool of Financed Eligible Loans, the Closing Date; and (ii) with respect to subsequently acquired Eligible Loans, the date on which such Eligible Loans are transferred to the Trust.

"Definitive Notes" shall mean any definitive Notes issued pursuant to Section 2.11 hereof.

"Delaware Trustee" shall mean ___, not in its individual capacity but solely as trustee under the Trust Agreement, and its successors and assigns in such capacity.

"Delaware Trustee Fee" shall mean the annual administration fee set forth in the Fee and Indemnity Agreement dated as of ___, 200_ among the Delaware Trustee, College Loan Corporation and the Depositor, payable on each Quarterly Distribution Date, beginning on the ___ 200_ Quarterly Distribution Date. Such fee shall not in any year exceed the amount set forth in the cashflows delivered to the Rating Agencies unless the Issuer obtains a Rating Agency Confirmation.

"Delaware Trustee Fee and Indemnity Agreement" shall mean the Fee and Indemnity Agreement dated as of ___, 200_ among the Delaware Trustee, College Loan Corporation and the Sponsor.

"Department" shall mean the United States Department of Education, an agency of the Federal government.

"Depositor" shall mean College Loan LLC, and its successors and assigns and any other Person or Persons as may become a Depositor pursuant to the terms of the Trust Agreement.

"Derivative Product Agreements" shall mean, collectively, (i) the ____________ and (ii) any other derivative product agreement entered into pursuant to Section 3.03 hereof.

"Derivative Value" shall mean the value of a Derivative Product Agreement, if any, to a Counterparty, provided that such value is defined and calculated as provided in the applicable provisions of such Derivative Product Agreement.

"Determination Date" shall mean, with respect to any Distribution Date, as applicable, the second Business Day (or the fifth Business Day with respect to any Reset Period when the Issuer is then party to a Currency Swap Agreement) preceding such Distribution Date.

["Disclosure Agreement" shall mean the Disclosure Agreement, dated ____ __, 20__, among the Issuer, the Depositor, Issuer Administrator and ___________ and ____________, for themselves and as representatives of the underwriters, and __________________, as amended and supplemented pursuant to the terms thereof.]

"Distribution Date" shall mean (i) with respect to the Reset Rate Notes then in a fixed or floating rate mode and each class of LIBOR Rate Notes, the Quarterly Distribution Date; (ii) with respect to the Reset Rate Notes then in an auction rate mode and the Auction Rate Notes, the dates described in Annex I hereto.

"Eligible Lender" shall mean (i) the Eligible Lender Trustee and (ii) any "eligible lender," as defined in the Act, and which has received an eligible lender designation from the Secretary with respect to Eligible Loans made under the Act.

"Eligible Lender Trust Agreements" shall mean (i) the Issuer Eligible Lender Trust Agreement, (ii) the Eligible Lender Trust Agreement, dated as of ___, 200_, between the Sponsor, as grantor, and the Eligible Lender Trustee, as eligible lender trustee, and (iii) any similar agreement entered into by the Issuer or the Sponsor and an "eligible lender" under the Act pursuant to which such "eligible lender" holds Financed Eligible Loans as legal owner in trust for the Issuer or the Sponsor as beneficial owner, in each case as supplemented or amended from time to time.

"Eligible Lender Trustee" shall mean ___, as trustee under the Eligible Lender Trust Agreements and this Indenture, and its successors and assigns in such capacity.

"Eligible Loan" shall mean any consolidation loan or Add-on Consolidation Loan made to a borrower for or in connection with post-secondary education that is originated pursuant to Section 528C of the Act.

"Eligible Loan Acquisition Certificate" shall mean a certificate signed by an Authorized Representative of the Issuer in substantially the form attached as Exhibit A hereto.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"Euroclear" shall mean the Euroclear System, or any successor thereto.

"Event of Bankruptcy" shall mean (a) the Issuer shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against the Issuer seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

"Event of Default" shall have the meaning specified in Article VI hereof.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Final Maturity Date" for a class of Notes shall mean the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class A-5 Maturity Date or the Class B Maturity Date, as applicable.

"Financed" or "Financing" when used with respect to Eligible Loans or Student Loans, shall mean or refer to Eligible Loans or Student Loans (a) acquired by the Issuer with balances in the Acquisition Fund or otherwise deposited in or accounted for in the Acquisition Fund or otherwise constituting a part of the Trust Estate and (b) Eligible Loans or Student Loans substituted or exchanged for Financed Eligible Loans or Student Loans, but does not include Eligible Loans or Student Loans released from the lien of this Indenture and sold or transferred, to the extent permitted by this Indenture.

"Fiscal Year" shall mean the fiscal year of the Issuer (initially January 1 to December 31) as otherwise established from time to time.

"Fitch" shall mean Fitch Inc., its successors and assigns.

"Funds" shall mean each of the Funds and Accounts created pursuant to Sections 5.01 hereof.

"Guarantee" or "Guaranteed" shall mean, with respect to an Eligible Loan, the insurance or guarantee by the Guaranty Agency pursuant to such Guaranty Agency's Guarantee Agreement of the maximum percentage of the principal of and accrued interest on such Eligible Loan allowed by the terms of the Act with respect to such Eligible Loan at the time it was originated and the coverage of such Eligible Loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the Guaranty Agency for payments made by it on defaulted Eligible Loans insured or guaranteed by the Guaranty Agency of at least the minimum reimbursement allowed by the Act with respect to a particular Eligible Loan.

"Guarantee Agreements" shall mean a guaranty or lender agreement between the Eligible Lender Trustee and any Guaranty Agency, and any amendments thereto.

"Guaranty Agency" or "Guarantor" shall mean any entity authorized to guarantee student loans under the Act and with which the Eligible Lender Trustee maintains a Guarantee Agreement.

"H.15(519)" shall mean the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

"H.15 Daily Update" shall mean the daily update for H.15 (519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

"Highest Priority Obligations" shall mean at any time when Class A Obligations are Outstanding, the Class A Obligations and at any time when no Class A Obligations are Outstanding, the Class B Obligations.

"Indenture" shall mean this Indenture of Trust, including any supplement hereto or amendment hereof entered into in accordance with the provisions hereof.

"Independent" shall mean, when used with respect to any specified Person, that the Person (a) is in fact independent of the Trust, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons; (b) does not have any direct financial interest or any material indirect financial interest in the Trust, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons; and (c) is not connected with the Trust, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, placement agent, trustee, partner, director or person performing similar functions.

"Independent Certificate" shall mean a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of this Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

"Index Maturity" shall mean (i) for Two-Month LIBOR, two months and (ii) for Three-Month LIBOR, three months.

["Initial LIBOR Counterparty" shall mean ___, as counterparty pursuant to the Initial LIBOR Derivative Product Agreement.]

"Initial Interest Rate" means, with respect to the Auction Rate Notes and a class of Reset Rate Notes then in an auction rate mode, the rate described in Annex I hereto.

"Initial Interest Rate Adjustment Date" means, with respect to the Auction Rate Notes and a class of Reset Rate Notes then in an auction rate mode, the date described in Annex I hereto.

["Initial LIBOR Derivative Product Agreement" shall mean the ___ (including the schedule thereto), and the related Confirmation, Ref. No. ___, dated ___, 200_, between the Issuer and the Initial Counterparty (the "Confirmation").]

"Initial Pool Balance" shall mean the Pool Balance as of the initial Cutoff Date, which is $___.

"Insurance" or "Insured" or "Insuring" shall mean, with respect to an Eligible Loan, the insuring by the Secretary (as evidenced by a Certificate of Insurance or other document or certification issued under the provisions of the Act) under the Act of 100% of the principal of and accrued interest on such Eligible Loan.

"Interest Benefit Payment" shall mean an interest payment on Eligible Loans received pursuant to the Act and an agreement with the federal government, or any similar payments.

"Interest Accrual Period" shall mean with respect to each class of Notes, initially, the period commencing on the Closing Date to but not including the first Distribution Date, and thereafter, (i) for each class of LIBOR Rate Notes and any Reset Rate Notes then in a fixed or floating rate mode, with respect to each Distribution Date thereafter, the period beginning on the prior Distribution Date and ending on the day immediately preceding such Distribution Date; and (ii) with respect to any Reset Rate Notes then in an auction rate mode and the Auction Rate Notes, the period described in Annex I hereto.

["Investment Agreement" shall mean, collectively, the (i) Investment Agreement dated ___, 200_, between the Trustee and ___, (ii) Investment Agreement dated ___, 200_, between the Trustee and ___, and (iii) any other investment agreement approved by the Rating Agencies. The issuance by the Rating Agencies of the ratings on the Notes on the Closing Date shall serve as the Rating Agency Confirmation required with respect to the Investment Agreements set forth in clauses (i) and (ii) above.]

"Investment Securities" shall mean:

(a) direct obligations of, or obligations on which the timely payment of the principal of and interest on which are unconditionally and fully guaranteed by, the United States of America;

(b) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of 12 months or less with any bank, trust company, national banking association or other depository institution, including those of the Trustee, provided that, at the time of deposit or purchase such depository institution has commercial paper which is rated "A-1+" by S&P and "F1" or higher by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below;

          (c)   interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of 24 months or less, but more than 12 months, with any bank, trust company, national banking association or other depository institution, including those of the Trustee and any of its affiliates, provided that, at the time of deposit or purchase such depository institution has senior debt rated "A" or higher by S&P and "A" or higher by Fitch, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1" or higher by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below;

          (d)   interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of more than 24 months with any bank, trust company, national banking association or other depository institution, including those of the Trustee and any of its affiliates, provided that, at the time of deposit or purchase such depository institution has senior debt rated "AA" or higher by S&P and "AA" or higher by Fitch, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P, "P-1" by Moody's and "F1" or higher by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below;

          (e)   bonds, debentures, notes or other evidences of indebtedness issued or guaranteed by any of the following agencies: Federal Farm Credit Banks, Federal Home Loan Mortgage Corporation; the Export-Import Bank of the United States; the Federal National Mortgage Association; the Farmers Home Administration; Federal Home Loan Banks provided such obligation is rated "AAA" by S&P, "Aaa" by Moody's and "AAA" by Fitch; or any agency or instrumentality of the United States of America which shall be established for the purposes of acquiring the obligations of any of the foregoing or otherwise providing financing therefor;

          (f)   repurchase agreements and reverse repurchase agreements, other than overnight repurchase agreements and overnight reverse repurchase agreements, with banks, including the Trustee and any of its affiliates, which are members of the Federal Deposit Insurance Corporation or firms which are members of the Securities Investors Protection Corporation, in each case whose outstanding, unsecured debt securities are rated no lower than two subcategories below the highest rating on any Class of Outstanding Notes by S&P and Fitch, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1" or higher by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below;

          (g)   overnight repurchase agreements and overnight reverse repurchase agreements at least 101% collateralized by securities described in subparagraph (a) of this definition and with a counterparty, including the Trustee and any of its affiliates, that has senior debt rated "AA" or higher by S&P and "A" or higher by Fitch, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1" or higher by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below, or a counterparty approved in writing by S&P, Moody's and Fitch, respectively;

          (h)   investment agreements or guaranteed investment contracts, which may be entered into by and among the Issuer and/or the Trustee and any bank, bank holding company, corporation or any other financial institution, including the Trustee and any of its affiliates, whose outstanding (i) commercial paper is rated "A-1+" by S&P and "F1" or higher by Fitch for agreements or contracts with a maturity of 12 months or less and has the required ratings from Moody's corresponding to the duration of such investment set forth below; (ii) unsecured long-term debt is rated no lower than two subcategories below the highest rating on any Class of Outstanding Notes by S&P and Fitch and, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1" or higher by Fitch for agreements or contracts with a maturity of 24 months or less, but more than 12 months and has the required ratings from Moody's corresponding to the duration of such investment set forth below, or (iii) unsecured long-term debt which is rated no lower than two subcategories below the highest rating on any Class of Outstanding Notes by S&P and Fitch and, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1" or higher by Fitch for agreements or contracts with a maturity of more than 24 months and has the required ratings from Moody's corresponding to the duration of such investment set forth below, or, in each case, by an insurance company whose claims-paying ability is so rated;

          (i)  "tax exempt bonds" as defined in Section 150(a)(6) of the Code, other than "specified private activity bonds" as defined in Section 57(a)(5)(C) of the Code, that are rated in the highest category by S&P and Fitch for long-term or short-term debt or shares of a so-called money market or mutual fund rated "AAAm/AAAm-G" or higher by S&P, and "AA/F1+" or higher by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below, that do not constitute "investment property" within the meaning of Section 148(b)(2) of the Code, provided that the fund has all of its assets invested in obligations of such rating quality;

          (j)   commercial paper, including that of the Trustee and any of its affiliates, which is rated in the single highest classification, "A-1+" by S&P and "F1" or higher by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below, and which matures not more than 270 days after the date of purchase;

          (k)   investments in a money market fund rated at least "AAAm" or "AAAm-G" by S&P, "Aaa" by Moody's and "AA" or "F1" or higher by Fitch, including funds for which the Trustee or an affiliate thereof acts as investment advisor or provides other similar services for a fee;

(l) any Investment Agreement; and

(m) any other investment with a Rating Confirmation from each Rating Agency.

Each Investment Security or the provider of such Investment Security (other than those described in paragraphs (a), (e) and (k) of this definition) shall have the following Moody's long-term and or short-term ratings corresponding to the duration of such investment:

Maximum Maturity	Minimum Ratings
One Month	"A2" or "Prime-1"
Three Months	"A1" and "Prime-1"
Six Months	"Aa3" and "Prime-1"
Greater than Six Months	"Aaa" and "Prime-1"

["ISDA Master Agreement" shall mean the ISDA Master Agreement, copyright 1992 or 2002, each as amended from time to time, and as in effect with respect to any Derivative Product Agreement, as applicable.]

"Issuer" shall mean College Loan Corporation Trust 200_-_, a Delaware statutory trust, and any successor or assignee thereto under this Indenture.

"Issuer Administrator" shall mean College Loan Corporation in its capacity as Issuer Administrator under that certain Administration Agreement, or any other Person providing similar services and satisfying the Rating Agency Confirmation.

"Issuer Derivative Payment" shall mean any payment (other than a Termination Payment) required to be made by or on behalf of the Issuer to a Counterparty pursuant to the respective Derivative Product Agreement.

"Issuer Eligible Lender Trust Agreement" shall mean the Eligible Lender Trust Agreement dated as of ___, 200_, between the Issuer and the Eligible Lender Trustee, as supplemented or amended from time to time.

"Issuer Order" shall mean a written order signed in the name of the Issuer by an Authorized Representative.

"Issuer's Report" shall mean the report to be furnished by the Issuer to the Trustee pursuant to Section 4.15(c) hereof, substantially in the form of Exhibit E hereto.

["Joint Sharing Agreement" shall mean the Joint Sharing Agreement, dated as of ___, 200_, among the Joint Sharing Agreement Parties, as amended to add, or as executed by the Joint Sharing Agreement Parties.]

["Joint Sharing Agreement Parties" shall mean College Loan Corporation Trust I, College Loan Corporation Trust 200_-_ and ___, as eligible lender trustee and any other parties from time to time party to the Joint Sharing Agreement.]

"LIBOR" shall mean Two-Month LIBOR or Three-Month LIBOR, as applicable.

"LIBOR Determination Date" means, (i) with respect to any Reset Rate Notes then in a floating rate mode and the LIBOR Rate Notes, for each Interest Accrual Period, the second Business Day immediately preceding the first day of that Interest Period; and (ii) with respect to a class of Reset Rate Notes then in an auction rate mode and the Auction Rate Notes, the meaning set forth in Annex I hereto.

"LIBOR Rate Notes" means, collectively, the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes.

"Liquidated Financed Eligible Loan" shall mean any defaulted Financed Eligible Loan liquidated by the Servicer (which shall not include any Financed Eligible Loan on which payments are received from a Guaranty Agency) or which the Servicer has, after using all reasonable efforts to realize upon such Financed Eligible Loan, determined to charge off.

"Liquidation Proceeds" shall mean, with respect to any Liquidated Financed Eligible Loan which became a Liquidated Financed Eligible Loan during the current Collection Period in accordance with the Servicer's customary servicing procedures, the moneys collected in respect of the liquidation thereof from whatever source, other than moneys collected with respect to any Liquidated Financed Eligible Loan which was written off in prior Collection Periods or during the current Collection Period, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Financed Eligible Loan.

"Master Promissory Note" shall mean a Master Promissory Note in the form mandated by Section 432(m)(1) of the Act, as added by Pub. L. 105-244 § 427, 112 Stat. 1702 (1998), as amended by Public Law No: 106-554 (enacted December 21, 2000) and as codified in 20 U.S.C. § 1082(m)(1).

"Master Servicer" shall mean [College Loan Corporation] and any other master servicer or successor master servicer selected by the Issuer, including an affiliate of the Issuer, so long as the Issuer obtains a Rating Confirmation as to each such other master servicer.

"Master Servicing Agreement" shall mean the Master Servicing Agreement dated as of ___, 200_, between the Issuer and College Loan Corporation, as Master Servicer, as supplemented and amended from time to time.

"Master Servicing Fees" shall mean the fees and expenses due to the Master Servicer under the terms of the Master Servicing Agreement and the fees and expenses due to any custodian under the terms of a Custodian Agreement; provided, however, that such fees and expenses shall not in any year exceed the amounts set forth in the cashflows delivered to the Rating Agencies unless the Issuer obtains a Rating Agency Confirmation.

"Material Adverse Effect" shall mean (1) any change in the Termination Date (as defined in a relevant Derivative Product Agreement) or the due date for any payment required to be made by the Issuer to any Counterparty pursuant to the terms of the relevant Derivative Product Agreement, or any change to the Notional Amount (as defined in the relevant Derivative Product Agreement) other than as contemplated pursuant to the terms of the relevant Derivative Product Agreement or any change to the Fixed Rate Payer Notional Amount or the Fixed Rate or the Floating Rate Payer Notional Amount or the Floating Rate or the Spread (each as defined in the Derivative Product Agreement) or any other amount payable under the relevant Derivative Product Agreement, or any change in the priority of the payments to be made to a Counterparty by the Issuer (subject to the priority of payment provisions of this Indenture); (2) a change in the right of the Counterparty to consent to supplemental indentures and (3) any change to the definition of Material Adverse Effect or any change in the definition of term (whether used directly or indirectly) used in any provision described in the foregoing Clauses (1) or (2).

"Maturity" when used with respect to any Note, shall mean the date on which the principal thereof becomes due and payable as therein or herein provided, whether at its Final Maturity Date, by earlier prepayment or purchase, by declaration of acceleration, or otherwise.

"Minimum Purchase Amount" shall mean, on any Quarterly Distribution Date, an amount that would be sufficient to (a) reduce the Outstanding Amount of each class of Notes on such Quarterly Distribution Date to zero; (b) pay to the respective Registered Owners the Class A Noteholders' Interest Distribution Amount and the Class B Noteholders' Interest Distribution Amount payable on such Quarterly Distribution Date; (c) pay any Master Servicing Fees and Carryover Master Servicing Fees due and owing; (d) pay any Issuer Derivative Payments and Termination Payments due and owing; and (e) in the case of the Auction Rate Notes, pay any Carry-Over Amounts and interest on such amounts.

"Monthly Payment Date" shall mean the 15th day of each calendar month or, if such day is not a Business Day, the immediately succeeding Business Day.

"Moody's" shall mean Moody's Investors Service, Inc., its successors and assigns.

"MPN Loan" shall mean a loan originated pursuant to the Federal Family Education Loan Program and the Act and evidenced by a Master Promissory Note.

"Non-Amortizing Reset Rate Notes" shall mean the Reset Rate Notes for which principal payments are only made at the end of the current Reset Period.

"Noteholder" shall mean, (a) with respect to a book-entry Note, the Person who is the owner of such book-entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency); and (b) with respect to Notes held in definitive form pursuant to Section 2.11 hereof, the Person in whose name a Note is registered in the Note registration books of the Trustee.

"Note Depository Agreements" means with respect to the Notes, the Blanket Letter of Representations, dated _______ __, 20__, from the Issuer to the Securities Depository, and with respect to the Reset Rate Notes, an agreement, if any, between the Issuer and a Clearing Agency other than the Securities Depository.

"Note Rates" shall mean, with respect to any Interest Accrual Period, the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate, the Class A-5 Rate and the Class B Rate for such Interest Accrual Period, respectively.

"Note Registrar" shall have the meaning set forth in Section 2.03 hereof.

"Notes" shall mean, collectively, the Class A Notes and the Class B Notes.

"Obligations" shall mean Class A Obligations and Class B Obligations.

"Opinion of Counsel" shall mean (a) with respect to the Trust, one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Delaware Trustee, the Trust, the Seller or an Affiliate of the Seller and who shall be satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee as Trustee, shall comply with any applicable requirements of the TIA and shall be in form and substance satisfactory to the Trustee; and (b) with respect to the Seller, the Issuer Administrator or the Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Seller, the Issuer Administrator or the Servicer, which counsel shall be acceptable to the Trustee and the Delaware Trustee.

"Optional Purchase Date" shall have the meaning set forth in Section 10.03 hereof.

"Outstanding" shall mean, when used in connection with any Note, a Note which has been executed and delivered pursuant to this Indenture which at such time remains unpaid as to principal or interest, excluding Notes which have been replaced pursuant to Section 2.03 hereof, and when used in connection with a Derivative Product Agreement, a Derivative Product Agreement which has not expired or been terminated, unless provision has been made for such payment pursuant to Section 10.02 hereof.

"Outstanding Amount" shall mean, as of any date of determination, the aggregate principal balance of all the Notes or the applicable Class or Classes of Notes, as the case may be, Outstanding at such date of determination; provided, however, that if the Reset Rate Notes are then denominated in a non-U.S. Dollar currency, the Outstanding Amount shall be based on the U.S. Dollar Equivalent Principal Amount of the Reset Rate Notes determined based upon the exchange rate provided for in the related Currency Swap Agreement or Currency Swap Agreements.

"Parity Ratio" shall mean, on any Quarterly Distribution Date, (a) Pool Balance (including all accrued interest on the Financed Eligible Loans) plus the amounts on deposit in the Acquisition Fund, the Capitalized Interest Fund and the Reserve Fund as of the end of the related Collection Period divided by (b) the Outstanding Amount of the Notes, after giving effect to distributions to be made on that Quarterly Distribution Date. For purposes of this definition of Parity Ratio, if the Reset Rate Notes (i) are then structured not to receive a payment of principal until the end of the related Reset Period, the Outstanding Amount of the Reset Rate Notes will be deemed to have been reduced by any amounts on deposit, exclusive of any investment earnings, in the Accumulation Fund and/or (ii) are then denominated in a non-U.S. Dollar currency, the U.S. Dollar Equivalent Principal Amount of the Reset Rate Notes will be determined based upon the exchange rate provided for in the related Currency Swap Agreement or Currency Swap Agreements.

"Paying Agent" shall mean, with respect to the Reset Rate Notes while in a foreign exchange mode, the Trustee or any other Person that meets the capital requirements for the Trustee specified in Section 7.11 hereof and is authorized by the Trustee on behalf of the Issuer to make the payments to and distributions from any Currency Account, which authorized Person shall initially be __________ pursuant to the Paying Agency Agreement.

"Paying Agency Agreement" shall mean the Paying Agency Agreement, dated as of ____ __, 20__, between the Trustee and __________, as the Paying Agent, as amended and supplemented pursuant to the terms thereof.

"Person" shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or agency, or political subdivision thereof.

"Pool Balance" shall mean as of any date the aggregate principal balance of the Financed Eligible Loans on such date (including accrued interest thereon that is expected to be capitalized), plus amounts on deposit in the Acquisition Fund. The Pool Balance shall be calculated by the Issuer Administrator and certified to the Trustee, upon which the Trustee may conclusively rely with no duty to further examine or determine such information.

"Principal Distribution Amount" shall mean, with respect to each Quarterly Distribution Date, the amount by which the Outstanding Amount of the Notes immediately prior to such Quarterly Distribution Date exceeds the quotient obtained by dividing the Adjusted Pool Balance as of the last day of the related Collection Period by 100.25%. Further, on the Final Maturity Date for a class of Notes, the "Principal Distribution Amount" on that date also shall include the amount needed to reduce the Outstanding principal amount of such class of Notes to zero.

"Principal Office" shall mean the principal office of the party indicated, as set forth in Section 9.01 hereof or elsewhere in this Indenture.

"Priority Termination Payment" shall mean, with respect to a Derivative Product Agreement, any termination payment payable by the Issuer under such Derivative Product Agreement relating to an early termination of such Derivative Product Agreement by a Counterparty, as the non-defaulting party, following (i) a quarterly payment default by the Issuer thereunder, (ii) the occurrence of an Event of Default specified in Section 6.01(d) hereof or (iii) the Trustee's taking any action hereunder to liquidate the Trust Estate following an Event of Default and acceleration of the Notes pursuant to Section 6.04 hereof.

"Program" shall mean the Sponsor's program for the origination and the purchase of Eligible Loans, as the same may be modified from time to time.

"Purchase Amount" with respect to any Financed Eligible Loan shall mean the amount required to prepay in full such Financed Eligible Loan under the terms thereof including all accrued interest thereon and any unamortized premium, it being acknowledged that any accrued and unpaid interest subsidy payments or Special Allowance Payments will continue to be payable to the Trustee and constitute part of the Trust Estate.

"Quarterly Distribution Date" shall mean the __th day of each ___, ___, ___, and ___ (or, if any such day is not a Business Day, the immediately following Business Day), commencing on ___, 200_.

"Quarterly Funding Amount" shall mean, for the Reset Rate Notes, for any Quarterly Distribution Date that is (a) more than one year before the next related Reset Date, zero and (b) one year or less before the next related Reset Date, an amount to be deposited into the Remarketing Fee Fund in respect of the Reset Rate Notes so that the amount therein equals the Quarterly Required Amount for the Reset Rate Notes; provided, however, that if on any Quarterly Distribution Date that is not a Reset Date, the amount on deposit in the Remarketing Fee Fund in respect of the Reset Rate Notes is greater than the Quarterly Required Amount, such excess will be transferred to the Collection Fund and included in Available Funds for that Quarterly Distribution Date.

"Quarterly Required Amount" means (a) on any related Reset Date, the Reset Period Target Amount or (b) on a Quarterly Distribution Date that is one year or less before the next related Reset Date (i) the Reset Period Target Amount multiplied by (ii) five (5) minus the number of Quarterly Distribution Dates remaining until the next Reset Date (excluding the current Quarterly Distribution Date and including the next Reset Date), divided by (iii) five (5).

"Rating" shall mean one of the rating categories of Fitch, Moody's and S&P or any other Rating Agency, provided Fitch, Moody's and S&P or any other Rating Agency, as the case may be, is currently rating the Notes.

"Rating Agency" shall mean each of Fitch, Moody's and S&P and their successors and assigns or any other rating agency requested by the Issuer to maintain a Rating on any of the Notes.

"Rating Agency Confirmation" shall mean a letter from each Rating Agency then providing a Rating for any of the Notes at the request of the Issuer, confirming that a proposed action, failure to act, or other event specified therein will not, in and of itself, result in a downgrade of any of the Ratings then applicable to the Notes, or cause any Rating Agency to suspend, withdraw or qualify the Ratings then applicable to the Notes.

"Record Date" shall mean, with respect to a Distribution Date, the Business Day immediately preceding such Distribution Date.

"Reference Banks" shall mean, with respect to a determination of LIBOR for any Interest Accrual Period by the Trustee or the Auction Agent, as applicable, four major banks in the London interbank market selected by the Trustee or the Auction Agent, as applicable.

"Registered Owner" shall mean any Noteholder, except that, solely for the purpose of giving any consent pursuant to this Indenture, any Note registered in the name of the Sponsor or any Affiliate of the Sponsor shall be deemed not to be Outstanding and the Outstanding Amount evidenced thereby shall not be taken into account in determining whether the requisite principal amount of Notes necessary to effect such consent has been obtained unless at the time the Sponsor and its Affiliates own all of the Notes that are Outstanding.

"Regular Record Date" means, (i) with respect to the Reset Rate Notes then in a fixed or floating rate mode and each class of LIBOR Rate Notes, one Business Day prior to each Quarterly Distribution Date; and (ii) with respect to the Reset Rate Notes then in an auction rate mode and the Auction Rate Notes, the meaning set forth in Annex I hereto.

"Regulations" shall mean the Regulations promulgated from time to time by the Secretary or any Guaranty Agency guaranteeing Financed Eligible Loans.

"Regulation AB" means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

"Relevant Servicing Criteria" means the Servicing Criteria applicable to the Issuer Administration as set forth on Exhibit L attached hereto. With respect to a Servicing Function Participant engaged by the Issuer Administration, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

"Remarketing Agreement" shall mean the Remarketing Agreement, dated ____ __, 20__, among the Issuer, Issuer Administrator and ___________ and ____________, as remarketing agents, and __________________, as amended and supplemented pursuant to the terms thereof.

"Remarketing Fee Fund" shall mean the Fund by that name created in Section 5.01(e) hereof and further described in Section 5.06 hereof, including any Accounts and Subaccounts created therein.

"Replacement Transaction" shall mean a transaction with a replacement Counterparty who assumes the existing Counterparty's position under a Derivative Product Agreement on substantially the same terms or with those other amendments to the terms of the Derivative Product Agreement as may be approved by the parties and each of the Rating Agencies, together with a Rating Confirmation.

"Reserve Fund" shall mean the Fund by that name created in Section 5.01(c) hereof and further described in Section 5.04 hereof, including any Accounts and Subaccounts created therein.

"Reserve Fund Requirement" shall mean, at any time, an amount equal to the greater of (i) __% of the Pool Balance, as of the close of business on the last day of the related Collection Period; and (ii) $___, provided that in no event will such balance exceed the aggregate Outstanding Amount of the Notes and provided further, that such Reserve Fund Requirement may be reduced with a Rating Agency Confirmation.

"Reset Rate Notes" shall mean the Class A-4 Notes.

"Reset Period Target Amount" shall mean, for any Quarterly Distribution Date that is (a) more than one year before the next related Reset Date, zero, and (b) one year or less before the next related Reset Date, the highest remarketing fee payable to the Remarketing Agents for the Reset Rate Notes (not to exceed 0.__% per annum of the maximum Outstanding Amount of the Reset Rate Notes that could be remarketed) on the next related Reset Date, as determined by the Issuer Administrator based on the assumed weighted average life of the Reset Rate Notes and the maximum remarketing fee set forth in a schedule to the Remarketing Agreement, as such schedule may be amended from time to time.

"Responsible Officer" shall mean, when used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Indenture.

"S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., its successors and assigns.

"Secretary" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof under the Act.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Securities Depository" shall mean ___ and its successors and assigns or if, (a) the then Securities Depository resigns from its functions as Depository of the Notes or (b) the Issuer discontinues use of the Securities Depository, any other securities Depository which agrees to follow the procedures required to be followed by a securities Depository in connection with the Notes and which is selected by the Issuer with the consent of the Trustee.

"Seller" shall mean College Loan LLC, and its successors and assigns.

"Servicer" shall mean (i) ___ and (ii) ___, as servicers pursuant to the respective Servicing Agreement, (iii) the Master Servicer or (iv) any successor Master Servicer or servicer selected by the Issuer, including an Affiliate of the Issuer, so long as the Issuer obtains a Rating Agency Confirmation as to each such other servicer.

"Servicing Agreement" shall mean (i) the Student Loan Origination and Servicing Agreement, dated ___, 200_ between ___ and the Master Servicer, (ii) the Federal FFEL Origination/Servicing Agreement, dated ___, 200_ between ___ and the Master Servicer, (iii) the Master Servicing Agreement and (iv) any servicing agreement between the Issuer and any Servicer (or among the Issuer, the Eligible Lender Trustee and any Servicer), under which such Servicer agrees to act as the Issuer's agent in connection with the administration and collection of Financed Eligible Loans in accordance with this Indenture.

"Servicing Criteria" means the "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, and as described on Exhibit L attached hereto.

"Servicing Fee" shall mean the fees and expenses due to the Servicers under the terms of the respective Servicing Agreement; provided, however, that such fees and expenses shall not in any one year exceed the amounts set forth in the cashflows delivered to the Rating Agencies unless the Issuer obtains a Rating Agency Confirmation.

"Servicing Function Participant" means any Subservicer, Subcontractor or any other Person, other than each Servicer, the Issuer Administrator and the Trustee, that is participating in the servicing function within the meaning of Regulation AB, unless such Person's activities relate only to 5% or less of the Financed Student Loans.

"Special Allowance Payments" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Act, or similar allowances, if any, authorized from time to time by federal law or regulation.

"Sponsor" shall mean College Loan Corporation, and its successors and assigns and any other Person or Persons as may become a Sponsor pursuant to the terms of the Trust Agreement.

"State" shall mean the State of Delaware.

"Stepdown Date" shall mean the earlier to occur of (a) the Quarterly Distribution Date in ___ 20__ or (b) the first date on which all of the Class A Notes are no longer Outstanding.

"Student Loan" shall mean an Eligible Loan.

"Student Loan Purchase Agreements" shall mean (a) the FFELP Loan Purchase Agreement, dated as of ___, 200_, among the Issuer, the Seller, College Loan Corporation, and the Eligible Lender Trustee, (b) the FFELP Loan Purchase Agreement, dated as of ___, 200_, among the Seller, College Loan Corporation, the Eligible Lender Trustee and ___, as eligible lender trustee for College Loan Corporation, (c) the FFELP Loan Purchase Agreement, dated as of ___, 200_, among the Seller, College Loan Warehouse LLC and the Eligible Lender Trustee, (d) the FFELP Loan Purchase Agreement, dated as of ___, 200_, among the Seller, ___ and the Eligible Lender Trustee, (e) the FFELP Loan Purchase Agreement, dated as of ___, 200_, among the Seller, ___ and the Eligible Lender Trustee and (f) each additional student loan purchase agreement, if any, entered into to among the Issuer, the Seller and the Eligible Lender Trustee for the purchase of Eligible Loans which constitute "Add-on Consolidation Loans."

"Subaccount" shall mean any of the subaccounts which may be created and established within any Account by this Indenture.

"Subcontractor" means any third-party or Affiliate vendor, subcontractor or other Person utilized by a Servicer, a Subservicer or the Issuer Administrator that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the student loan backed securities market) of the Financed Student Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Financed Student Loans under direction and authority of such Servicer, Subservicer or Issuer Administrator.

"Subservicer" means any Person that (i) is considered to be a Servicing Function Participant, (ii) services Financed Student Loans on behalf of any Servicer and (iii) is responsible for the performance (whether directly or through Subservicers or Subcontractors) of material servicing functions required to be performed by the Servicer or the Issuer Administrator under the Basic Documents with respect to some or all of the Financed Student Loans, that are identified in Item 1122(d) of Regulation AB.

"Supplemental Interest Deposit Amount" shall mean, with respect to any Quarterly Distribution Date when the Reset Rate Notes are then structured not to receive a payment of principal until the end of the related Reset Period, the product of: (a) the difference between (i) the weighted average of the LIBOR-based rates (as determined on the LIBOR Determination Date immediately preceding that Quarterly Distribution Date) that will be payable by the Issuer to any related Counterparties on the next Quarterly Distribution Date, or the LIBOR-based rate (as determined on the LIBOR Determination Date immediately preceding that Quarterly Distribution Date) that will be payable by the Issuer to the related Registered Owners on the next Quarterly Distribution Date, as applicable, and (ii) an assumed rate of investment earnings that satisfies the Rating Agency Condition, (b) the amount on deposit in the Accumulation Fund immediately after that Quarterly Distribution Date, and (c) the actual number of days from that Quarterly Distribution Date to the next Reset Date for the Reset Rate Notes, divided by 360.

"Supplemental Interest Fund" shall mean the Fund by that name created in Section 5.01(f) hereof and further described in Section 5.07 hereof, including any Account and Subaccounts created therein.

"Supplemental Indenture" shall mean an agreement supplemental hereto executed pursuant to Article VIII hereof.

"Telerate Page 3750" shall mean the display page so designated on the Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

"Termination Payment" shall mean, with respect to a Derivative Product Agreement, any termination payment payable by the Issuer under such Derivative Product Agreement relating to an early termination of such Derivative Product Agreement, after the occurrence of a termination event or event of default specified in such Derivative Product Agreement, including any Priority Termination Payment.

"Three-Month LIBOR" and "Two-Month LIBOR" shall mean, with respect to any Interest Accrual Period, the London interbank offered rate for deposits in U.S. dollars having the applicable Index Maturity as it appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date as determined by the Issuer Administrator. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Issuer Administrator or the Trustee, as applicable, will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Issuer Administrator or the Trustee, as applicable, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, Three-Month LIBOR or Two-Month LIBOR, as the case may be, in effect for the applicable Interest Accrual Period will be Three-Month LIBOR or Two-Month LIBOR, as the case may be, in effect for the previous Interest Accrual Period.

"Trigger Event" shall mean, on any Quarterly Distribution Date while any of the Class A Notes are Outstanding, that (a) the Outstanding Amount of the Notes, less any amounts on deposit in the Accumulation Fund (other than investment earnings), and after giving effect to distributions to be made on that Quarterly Distribution Date, would exceed the Pool Balance plus amounts on deposit in the Reserve Fund as of the end of the related Collection Period or (b) the Financed Eligible Loans have not been sold pursuant to Section 10.03 or 10.04 hereof when the Pool Balance is 10% or less of the Initial Pool Balance.

"Trust" shall mean the Issuer.

"Trust Agreement" shall mean the Trust Agreement dated as of ___, 20__ as amended and restated by the Amended and Restated Trust Agreement, dated as of ___, 200_, each between the Delaware Trustee and the Sponsor, as the same may be amended from time to time.

"Trust Auction Date" shall have the naming set forth in Section 10.04 hereof.

"Trust Estate" shall mean the property described as such in the granting clauses hereto.

"Trust Indenture Act" or "TIA" shall mean the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Indenture was executed, except as provided in Section 8.05.

"Trustee" shall mean ___, acting in its capacity as Trustee under this Indenture, or any successor trustee designated pursuant to this Indenture.

"Trustee Fee" shall mean an amount equal to the annual amount set forth in the Trustee Fee Letter and the Eligible Lender Trustee Fee Letter, each dated as of ___, 200_, payable on the initial Quarterly Distribution Date and on each ___ Quarterly Distribution Date thereafter. Such fees shall be in satisfaction of the Trustee's and Eligible Lender Trustee's compensation as trustee under this Indenture and under the Eligible Lender Trust Agreements, respectively. Such fee shall not in any year exceed the amounts set forth in the cashflows delivered to the Rating Agencies unless the Issuer obtains a Rating Agency Confirmation.

"Two-Month LIBOR" see "Three-Month LIBOR" herein.

"Value" means, on any calculation date when required under this Indenture, the value of the Trust Estate calculated by the Issuer, in accordance with the following:

         (i)  with respect to any Financed Eligible Loan, the principal balance thereof, plus accrued interest and Special Allowance Payments thereon (or with respect to a Financed Student Loan which is no longer an Eligible Loan, zero);

         (ii)   with respect to any funds of the Issuer on deposit in any commercial bank or as to any banker's acceptance or repurchase agreement or investment agreement, the amount thereof plus accrued interest thereon;

(iii) with respect to any Investment Securities of an investment company, the bid price, or the net asset value if there is no bid price, of the shares as reported by the investment company;

         (iv)  as to other investments, (i) the bid price published by a nationally recognized pricing service; or (ii) if the bid and asked prices thereof are published on a regular basis by Bloomberg Financial Markets Commodities News (or, if not there, then in The Wall Street Journal), the average of the bid and asked prices for such investments so published on or most recently prior to such time of determination plus accrued interest thereon;

         (v)  as to investments the bid prices of which are not published by a nationally recognized pricing service and the bid and asked prices of which are not published on a regular basis by Bloomberg Financial Markets Commodities News (or, if not there, then in The Wall Street Journal) the lower of the bid prices at such time of determination for such investments by any two nationally recognized government securities dealers (selected by the Issuer in its absolute discretion) at the time making a market in such investments, plus accrued interest thereon; and

(vi) any accrued but unpaid Counterparty Payments, unless the Counterparty is in default of its obligations under the applicable Derivative Product.

"Verification Agent" shall mean ___ in its capacity as verification agent under that certain Verification Agent Agreement, or any other person providing similar services and satisfying the Rating Agency Confirmation.

"Verification Agent Agreement" shall mean the Verification Agent Agreement dated as of ___, 200_ among the Issuer, the Issuer Administrator, the Trustee and the Verification Agent, as such agreement may be amended or supplemented from time to time.

"Verification Agent Fee" shall mean the fees and expenses due to the Verification Agent under the terms of the Verification Agent Agreement; provided, however, that such fees and expenses shall not in any one year exceed the amounts set forth in the cashflows delivered to the Rating Agencies unless the Issuer obtains a Rating Agency Confirmation.

Words importing the masculine gender include the feminine gender, and words importing the feminine gender include the masculine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Indenture.

ARTICLE II

NOTE DETAILS AND FORM OF NOTES

           Section 2.01.  Note Details. The Notes, together with the Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibit B, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Representatives executing such Notes, as evidenced by their execution of such Notes.

Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit B are part of the terms of this Indenture.

           Section 2.02.  Execution, Authentication and Delivery of Notes. The Notes shall be executed in the name and on behalf of the Issuer by the manual or facsimile signature of an Authorized Representative. Any Note may be signed (manually or by facsimile) or attested on behalf of the Issuer by any Person who, at the date of such act, shall hold the proper office or position, notwithstanding that at the date of authentication, issuance or delivery, such person may have ceased to hold such office or position.

The Trustee shall upon Issuer Order authenticate and deliver Notes for original issue in an aggregate principal amount of $___. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.08 hereof.

Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes, in the case of LIBOR Rate Notes (or Reset Rate Notes then bearing a fixed or floating rate of interest), in minimum denominations of $___ and in integral multiples of $___ in excess thereof and in the case of the Auction Rate Notes (or Reset Rate Notes then bearing an auction rate), in minimum denominations of $______ and in integral multiples of $___ in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for in Section 2.05 hereof.

           Section 2.03.  Registration, Transfer and Exchange of Notes; Persons Treated as Registered Owners. The Issuer shall cause books for the registration and for the transfer of the Notes as provided in this Indenture to be kept by the Trustee which is hereby appointed the transfer agent and note registrar (the "Note Registrar") of the Issuer for the Notes. Notwithstanding such appointment and with the prior written consent of the Issuer, the Trustee is hereby authorized to make any arrangements with other institutions which it deems necessary or desirable in order that such institutions may perform the duties of transfer agent for the Notes. Upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like series, subseries, if any, and aggregate principal amount of the same maturity.

Notes may be exchanged at the Principal Office of the Trustee for a like aggregate principal amount of fully registered Notes of the same series, subseries, if any, interest rate and maturity in authorized denominations. The Issuer shall execute and the Trustee shall authenticate and deliver Notes which the Registered Owner making the exchange is entitled to receive, bearing numbers not contemporaneously outstanding. The execution by the Issuer of any fully registered Note of any authorized denomination shall constitute full and due authorization of such denomination and the Trustee shall thereby be authorized to authenticate and deliver such fully registered Note.

As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b) (i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. § 2510.3-101, it will promptly dispose of the Notes.

The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to Section 2.07 hereof.

           Section 2.04.  Lost, Stolen, Destroyed and Mutilated Notes. Upon receipt by the Trustee of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and, in the case of a lost, stolen or destroyed Note, of indemnity satisfactory to it, and upon surrender and cancellation of the Note, if mutilated, (a) the Issuer shall execute, and the Trustee shall authenticate and deliver, a replacement Note of the same interest rate, maturity and denomination in lieu of such lost, stolen, destroyed or mutilated Note or (b) if such lost, stolen, destroyed or mutilated Note shall have matured within 15 days be due and payable, in lieu of executing and delivering a new Note as aforesaid, the Issuer may pay such Note. Any such new Note shall bear a number not contemporaneously outstanding. The applicant for any such new Note may be required to pay all taxes and governmental charges and all expenses and charges of the Issuer and of the Trustee in connection with the issuance of such Note. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing conditions are exclusive with respect to the replacement and payment of mutilated, destroyed, lost or stolen Notes, negotiable instruments or other securities.

           Section 2.05.  Trustee's Authentication Certificate. The Trustee's authentication certificate upon any Notes shall be substantially in the form attached to the Notes. No Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Trustee; and such certificate of the Trustee upon any Note shall be conclusive evidence and the only competent evidence that such Note has been authenticated and delivered hereunder. The Trustee's certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer or signatory of the Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Notes issued hereunder.

           Section 2.06.  Cancellation and Destruction of Notes by the Trustee. Whenever any Outstanding Notes shall be delivered to the Trustee for the cancellation thereof pursuant to this Indenture, upon payment of the principal amount and interest represented thereby, or for replacement pursuant to Section 2.04 hereof, such Notes shall be promptly cancelled and, within a reasonable time, cremated or otherwise destroyed by the Trustee and counterparts of a certificate of destruction evidencing such cremation or other destruction shall be furnished by the Trustee to the Issuer.

           Section 2.07.  Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be issuable as fully registered Notes without coupons, of any denomination, and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every temporary Note shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. As promptly as practicable the Issuer shall execute and shall furnish definitive Notes and thereupon temporary Notes may be surrendered in exchange therefor without charge at the Principal Office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Notes a like aggregate principal amount of definitive Notes. Until so exchanged the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

           Section 2.08.  Issuance of Notes. The Issuer shall have the authority, upon complying with the provisions of this Article II, to issue and deliver the Notes which shall be secured by the Trust Estate. In addition, the Issuer may, subject to Section 3.03 hereof, enter into any Derivative Product Agreement it deems necessary or desirable with respect to any or all of the Notes.

           Section 2.09.  Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to applicable initial Clearing Agency, by the Issuer, or on behalf of the Issuer. Such Notes shall initially be registered on the Note Register in the name of the nominee of each initial Clearing Agency, and no Noteholder shall receive a definitive, fully registered note representing such Noteholder's interest in such Note, except as provided in Section 2.11 hereof. Unless and until Definitive Notes have been issued to Noteholders pursuant to Section 2.11 hereof:

(a) the provisions of this Section shall be in full force and effect;

          (b)  the Trustee (or the Paying Agent with respect to any Reset Rate Notes which are denominated in Non-U.S. Dollars), as registrar, and its respective directors, officers, employees and agents, may deal with the applicable Clearing Agency for all purposes (including the payment of principal of and interest and other amounts on the Notes) as the authorized representative of the Noteholders;

(c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

          (d)  the rights of Noteholders shall be exercised only through the applicable Clearing Agency and shall be limited to those established by law and agreements between such Noteholders and the applicable Clearing Agency and/or the applicable Clearing Agency Participants pursuant to the Note Depository Agreements; and unless and until Definitive Notes are issued pursuant to Section 2.11 hereof, the initial Clearing Agencies will make book-entry transfers among the applicable Clearing Agency Participants and receive and transmit payments of principal of and interest and other amounts on the Notes to such applicable Clearing Agency Participants;

          (e)   whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Noteholders and/or applicable Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee; and

          (f)  upon acquisition or transfer of a beneficial interest in any Book-Entry Note by, for or with the assets of, a Benefit Plan, such Noteholder shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Benefit Plan subject to a substantially similar federal, state, local or foreign law, a non-exempt violation of such substantially similar law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

           Section 2.10.  Notices to Clearing Agency. Whenever a notice or other communication is required under this Indenture to be given to Noteholders, unless and until Definitive Notes shall have been issued to Noteholders pursuant to Section 2.11 hereof, the Trustee shall give all such notices and communications specified herein to the applicable Clearing Agency.

           Section 2.11.  Definitive Notes. If (a) the Issuer Administrator advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge its responsibilities with respect to the Notes, and the Issuer Administrator is unable to locate a successor; (b) the Issuer Administrator at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency; or (c) after the occurrence of an Event of Default, or a default by a Servicer or the Issuer Administrator under a Servicing Agreement or the Administration Agreement, respectively, Noteholders representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Notes advise the Clearing Agency (which shall then notify the Trustee) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Noteholders, then the Trustee shall cause the Clearing Agency to notify all Noteholders, through the Clearing Agency, of the occurrence of any such event and of the availability of definitive Notes to Noteholders requesting the same. Upon surrender to the Trustee of the typewritten Notes representing the book-entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Trustee shall authenticate the definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of definitive Notes, the Trustee shall recognize the holders of the definitive Notes as Registered Owners.

           Section 2.12.  Payment of Principal and Interest.

          (a)  The Notes shall accrue interest as provided in the forms of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class B Notes set forth in Exhibits B-1, B-2, B-3, B-4, B-5 and B-6 hereto. The Auction Rate Notes shall accrue interest as specified in Annex I. The Reset Rate Notes shall accrue interest as specified in Annex II. Such interest shall be payable with respect to each class of Notes on each applicable Distribution Date as specified in Section 5.03(c) hereof, subject to Section 4.01 hereof. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to Section 2.09, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.) payment shall be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the Final Maturity Date for such Note which shall be payable as provided below.

          (b)  The principal of each Note shall be payable in installments on each applicable Distribution Date as provided in Section 5.03(c) hereof. Notwithstanding the foregoing, the entire unpaid principal amount of each class of the Notes shall be due and payable, if not previously paid, on the Final Maturity Date for such class of Notes and on the date on which an Event of Default shall have occurred and be continuing if the Trustee or the Registered Owners of the Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 6.02. The Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the applicable Distribution Date (other than the Final Maturity Date) on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

ARTICLE III

PARITY AND PRIORITY OF LIEN; OTHER OBLIGATIONS;AND DERIVATIVE PRODUCT AGREEMENTS

           Section 3.01.  Parity and Priority of Lien. The provisions, covenants and agreements herein set forth to be performed by or on behalf of the Issuer shall be for the equal benefit, protection and security of the Registered Owners, all of which shall be of equal rank without preference, priority or distinction of any of the Obligations over any other thereof, except as expressly provided in this Indenture with respect to certain payment and other priorities.

           Section 3.02.  Other Obligations. The Available Funds and other moneys, Financed Eligible Loans, securities, evidences of indebtedness, interests, rights and properties pledged under this Indenture are and will be owned by the Issuer free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to, of equal rank with or subordinate to the respective pledges created by this Indenture, except as otherwise expressly provided herein, and all action on the part of the Issuer to that end has been duly and validly taken. If any Financed Eligible Loan is found to have been subject to a lien at the time such Financed Eligible Loan was acquired, the Issuer shall cause such lien to be released, shall purchase such Financed Eligible Loan from the Trust Estate for a purchase price equal to its principal amount plus any unamortized premium, if any, and interest accrued thereon plus any Special Allowance Payments that may not be payable to the Trustee or shall replace such Financed Eligible Loan with another Eligible Loan with substantially identical characteristics which replacement Eligible Loan shall be free and clear of liens at the time of such replacement. Except as otherwise provided herein, the Issuer shall not create or voluntarily permit to be created any debt, lien or charge on the Financed Eligible Loans which would be on a parity with, subordinate to, or prior to the lien of this Indenture; shall not do or omit to do or suffer to be done or omitted to be done any matter or things whatsoever whereby the lien of this Indenture or the priority of such lien for the Obligations hereby secured might or could be lost or impaired; and will pay or cause to be paid or will make adequate provisions for the satisfaction and discharge of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with this Indenture as a lien or charge upon the Financed Eligible Loans; provided, however, that nothing in this Section 3.02 shall require the Issuer to pay, discharge or make provision for any such lien, charge, claim or demand so long as the validity thereof shall be by it in good faith contested, unless thereby, in the opinion of the Trustee, the same will endanger the security for the Obligations; and provided further that any subordinate lien hereon (i.e., subordinate to the lien securing the Class A Obligations and the Class B Obligations) shall be entitled to no payment from the Trust Estate, nor may any remedy be exercised with respect to such subordinate lien against the Trust Estate until all Obligations have been paid or deemed paid hereunder.

           Section 3.03  Derivative Product Agreements; Counterparty Payments; Issuer Derivative Payments. The Issuer hereby authorizes and directs the Trustee to acknowledge and agree to any Derivative Product Agreement hereafter entered into by the Issuer and a Counterparty under which (a) the Issuer may be required to make, from time to time, Issuer Derivative Payments and Termination Payments and (b) the Trustee may receive, from time to time, Counterparty Payments for the account of the Issuer. No Derivative Product Agreement shall be entered into unless the Trustee shall have received a Rating Agency Confirmation from each Rating Agency that such Derivative Product Agreement will not adversely affect the Rating on any of the Notes. The Derivative Product Agreements are designated as a "Class A Obligation" and the Counterparties shall be "Class A Beneficiaries."

ARTICLE IV

PROVISIONS APPLICABLE TO THE NOTES;DUTIES OF THE ISSUER

           Section 4.01.  Payment of Principal and Interest. The Issuer covenants that it will promptly pay, but solely from the Trust Estate, the principal of and interest, if any, on each and every Obligation issued under the provisions of this Indenture at the places, on the dates and in the manner specified herein and in said Obligations according to the true intent and meaning thereof. The Obligations shall be and are hereby declared to be payable from and equally secured, except as specifically provided in this Indenture with respect to certain payment and other priorities, by an irrevocable first lien on and pledge of the properties constituting the Trust Estate, subject to the application thereof as permitted by this Indenture, but in no event shall the Registered Owners or any Counterparty have any right to possession or control of any Financed Eligible Loans, which shall be held only by the Trustee or its agent or bailee.

           Section 4.02.  Covenants as to Additional Conveyances. At any and all times, the Issuer will duly execute, acknowledge and deliver, or will cause to be done, executed and delivered, all and every such further acts, conveyances, transfers and assurances in law as the Trustee shall reasonably require for the better conveying, transferring and pledging and confirming unto the Trustee, all and singular, the properties constituting the Trust Estate hereby transferred and pledged, or intended so to be transferred and pledged.

           Section 4.03.  Further Covenants of the Issuer.

           (a)  The Issuer will cause financing statements and continuation statements with respect thereto at all times to be filed in the office of the Secretary of State of the State and any other jurisdiction necessary to perfect and maintain the security interest granted by the Issuer hereunder.

           (b)  The Issuer will duly and punctually keep, observe and perform each and every term, covenant and condition on its part to be kept, observed and performed, contained in this Indenture and the other agreements to which the Issuer is a party pursuant to the transactions contemplated herein, including but not limited to the Basic Documents to which it is a party, and will punctually perform all duties required by the Trust Agreement and the laws of the State.

(c) The Issuer shall be operated on the basis of its Fiscal Year.

           (d)  The Issuer shall cause to be kept separate, full and proper books of records and accounts, in which full, true and proper entries will be made of all dealings, business and affairs of the Issuer which relate to the Notes and any Derivative Product Agreement.

          (e)  The Issuer, upon written request of the Trustee, will permit at all reasonable times the Trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the Financed Eligible Loans, and will furnish the Trustee such other information as it may reasonably request. The Trustee shall be under no duty to make any such examination unless requested in writing to do so by the Registered Owners of 66% in Outstanding Amount of the Notes at the time Outstanding or any Counterparty, and unless such Registered Owners or Counterparty shall have offered the Trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred thereby.

           (f)  The Issuer covenants that all Financed Eligible Loans upon receipt thereof shall be delivered to the Trustee or its agent or bailee to be held pursuant to this Indenture and pursuant to a Servicing Agreement or a Custodian Agreement.

(g) The Issuer shall notify the Trustee and each Rating Agency in writing prior to entering into any Derivative Product Agreement subsequent to the Closing Date.

           Section 4.04.  Enforcement of Servicing Agreements. The Issuer shall comply with and shall require the Master Servicer to comply with the following, whether or not the Issuer is otherwise in default under this Indenture:

           (a)  cause to be diligently enforced and taken all reasonable steps, actions and proceedings necessary for the enforcement of all terms, covenants and conditions of all Servicing Agreements, including the prompt payment of all amounts due the Issuer thereunder, including, without limitation, all principal and interest payments (as such payments may be adjusted to take into account (i) any discount that the Issuer or the Issuer Administrator on its behalf may cause to be made available to borrowers who make payments on Financed Eligible Loans through automatic withdrawal or (ii) any reduction in interest payable on Financed Eligible Loans provided for in any borrower incentive or other special program under which such Financed Eligible Loans were originated), and all Interest Benefit Payments, insurance, guarantee and default claims and Special Allowance Payments which relate to any Financed Eligible Loans and cause any such Servicer to specify whether payments received by it represent principal or interest;

(b) not permit the release of the obligations of any such Servicer under any applicable Servicing Agreement except in conjunction with amendments or modifications permitted by (h) below;

           (c)  at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Issuer, the Trustee, the Registered Owners and any Counterparty under or with respect to each applicable Servicing Agreement;

           (d)  at its own expense, the Issuer shall duly and punctually perform and observe each of its obligations to any such Servicer under the applicable Servicing Agreement in accordance with the terms thereof;

(e) give the Trustee prompt written notice of each default on the part of any such Servicer of its obligations under the applicable Servicing Agreement coming to the Issuer's attention;

(f) not waive any default by any such Servicer under the applicable Servicing Agreement without the written consent of the Trustee;

           (g)  cause College Loan Corporation, as Master Servicer, to deliver to the Trustee and the Issuer, on or before __ of each year, beginning __ 200_, a certificate stating that (i) a review of the activities of each Servicer during the preceding calendar year and of its performance under the applicable Servicing Agreement has been made under the supervision of the officer signing such certificate and (ii) to the best of such officers' knowledge, based on such review, each Servicer has fulfilled all its obligations under its Servicing Agreement throughout such year, or, there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and stature thereof; and the Issuer shall send copies of such annual certificate of the Master Servicer to each Rating Agency; and

           (h)  not consent or agree to or permit any amendment or modification of any Servicing Agreement to which it is a party which will in any manner materially adversely affect the rights or security of the Registered Owners and any Counterparties; and the Issuer shall be entitled to receive and rely upon an opinion of its counsel, together with Rating Agency Confirmation, that any such amendment or modification will not materially adversely affect the rights or security of the Registered Owners and any Counterparties.

           Section 4.05.  Procedures for Transfer of Funds. In any instance where this Indenture requires a transfer of funds or money from one Fund to another, a transfer of ownership in investments or an undivided interest therein may be made in any manner agreeable to the Issuer and the Trustee, and in the calculation of the amount transferred, interest on the investment which has or will accrue before the date the money is needed in the fund to which the transfer is made shall not be taken into account or considered as money on hand at the time of such transfer.

           Section 4.06.  Additional Covenants with Respect to the Act. The Issuer covenants that it will cause the Trustee to be, or replace the Trustee with, an Eligible Lender under the Act, that it will acquire or cause to be acquired Eligible Loans originated and held only by an Eligible Lender and that it will not dispose of or deliver any Financed Eligible Loans or any security interest in any such Financed Eligible Loans to any party who is not an Eligible Lender so long as the Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of Guaranteed Eligible Loans; provided, however, that nothing above shall prevent the Issuer from delivering the Eligible Loans to the Servicer or the Guarantee Agency. The Registered Owners of the Notes shall not in any circumstances be deemed to be the owner or holder of the Guaranteed Eligible Loans.

The Issuer, or the Issuer Administrator on behalf of the Issuer, shall be responsible for each of the following actions with respect to the Act:

           (a)  dealing with the Secretary with respect to the rights, benefits and obligations under the Certificates of Insurance and the Contract of Insurance, and the Issuer shall be responsible for dealing with the Guaranty Agencies with respect to the rights, benefits and obligations under the Guarantee Agreements with respect to the Financed Eligible Loans;

           (b)  cause to be diligently enforced, and cause to be taken all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all Financed Eligible Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due thereunder (as such payments may be adjusted to take into account (i) any discount that the Issuer or the Issuer Administrator on its behalf may cause to be made available to borrowers who make payments on Financed Eligible Loans through automatic withdrawal or (ii) any reduction in interest payable on Financed Eligible Loans provided for in any borrower incentive or other special program under which such Financed Eligible Loans were originated) and all Interest Benefit Payments, insurance, guarantee and default claims and Special Allowance Payments which relate to such Financed Eligible Loans;

           (c)  cause the Financed Eligible Loans to be serviced by entering into one or more Servicing Agreements or other agreements with one or more Servicers for the collection of payments made for, and the administration of the accounts of, the Financed Eligible Loans;

           (d)  comply, and cause all of its officers, directors, employees and agents to comply, with the provisions of the Act and any regulations or rulings thereunder, with respect to the Financed Eligible Loans;

           (e)  cause the benefits of the Guarantee Agreements, the Interest Benefit Payments and the Special Allowance Payments to flow to the Trustee; provided that the Trustee shall have no liability for actions taken at the direction of the Issuer or the Issuer Administrator, except for negligence or willful misconduct in the performance of its express duties hereunder and the Trustee shall have no obligation to administer, service or collect the loans in the Trust Estate or to maintain or monitor the administration, servicing or collection of such loans; and

           (f)  cause each Financed Eligible Loan evidenced by a Master Promissory Note in the form mandated by Section 432(m)(1) of the Act to be acquired pursuant to a Student Loan Purchase Agreement with a Seller containing language similar to the following:

"The Seller hereby represents and warrants that the Seller is transferring all of its right title and interest in the MPN Loan to the Eligible Lender Trustee on behalf of the Issuer, that it has not assigned any interest in such MPN Loan (other than security interests that have been released or ownership interests that the Seller has reacquired) to any person other than the Eligible Lender Trustee on behalf of the Issuer, and that no prior holder of the MPN Loan has assigned any interest in such MPN Loan (other than security interests that have been released or ownership interests that such prior holder has reacquired) to any person other than a predecessor in title to the Seller. The Seller hereby covenants that the Seller shall not attempt to transfer to any other person any interest in any MPN Loan assigned hereunder. The Seller hereby authorizes either the Issuer or the Trustee to file a UCC-1 financing statement identifying the Issuer as debtor and the Trustee as secured party and describing the MPN Loan sold pursuant to this Agreement. The preparation or filing of such UCC-1 financing statement is solely for additional protection of the Trustee's interest in the MPN Loans and shall not be deemed to contradict the express intent of the Seller and the Eligible Lender Trustee that the transfer of MPN Loans under this Agreement is an absolute assignment of such MPN Loans and is not a transfer of such MPN Loans as security for a debt."

The Trustee shall not be deemed to be the designated agent for the purposes of this Section 4.06 unless it has agreed in writing to be such agent.

           Section 4.07.  Financed Eligible Loans; Collections Thereof; Assignment Thereof. The Issuer, through the Servicers, shall diligently collect all principal and interest payments on all Financed Eligible Loans (as such payments may be adjusted to take into account (i) any discount that the Issuer or the Issuer Administrator on its behalf may cause to be made available to borrowers who make payments on Financed Eligible Loans through automatic withdrawal or (ii) any reduction in interest payable on Financed Eligible Loans provided for in any borrower incentive or other special program under which such Financed Eligible Loans were originated), and all Interest Benefit Payments, insurance, guarantee and default claims and Special Allowance Payments which relate to such Financed Eligible Loans. The Issuer shall cause the filing and assignment of such claims (prior to the timely filing deadline for such claims under the Regulations) by the Servicers. The Issuer will comply with the Act and Regulations which apply to the Program and to such Financed Eligible Loans.

           Section 4.08.  Appointment of Agents, Direction to Trustee, Etc. The Issuer shall employ and appoint all employees, agents, consultants and attorneys which it may consider necessary. No member or officer of the Issuer Administrator, either singly or collectively, shall be personally liable for any act or omission not willfully fraudulent or mala fide. The Issuer hereby directs the Trustee to enter into this Indenture, the Administration Agreement, the Custodian Agreements, the Auction Agent Agreement, the Market Agent Agreement, the Broker-Dealer Agreements, the Verification Agent Agreement, the Derivative Product Agreement and each Investment Agreement.

           Section 4.09.  Capacity to Sue. The Issuer shall have the power and capacity to sue and to be sued on matters arising out of or relating to the financing of the Financed Eligible Loans.

           Section 4.10. Continued Existence; Successor to Issuer. The Issuer agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises as a Delaware statutory trust, except as otherwise permitted by this Section 4.10. The Issuer further agrees that it will not (a) sell, transfer or otherwise dispose of all or substantially all, of its assets (except Financed Eligible Loans if such sale, transfer or disposition will discharge this Indenture in accordance with Article X hereof); (b) consolidate with or merge into another entity; or (c) permit one or more other entities to consolidate with or merge into it.

           Section 4.11.  Amendment of Student Loan Purchase Agreements. The Issuer shall notify the Trustee in writing of any proposed amendments to any existing Student Loan Purchase Agreement. No such amendment shall become effective unless and until the Issuer obtains a Rating Agency Confirmation and the Trustee consents in writing to such amendment. The consent of the Trustee shall not be unreasonably withheld and shall not be withheld if the Trustee receives an opinion of counsel acceptable to them that such an amendment is required by the Act and is not prejudicial to the Registered Owners or any Counterparties. Notwithstanding the foregoing, however, the Trustee shall consent to an amendment from time to time so long as it is not materially prejudicial to the interests of the Registered Owners or any Counterparties, and the Trustee may rely on an opinion of counsel to such effect.

           Section 4.12.  Representations; Negative Covenants.

           (a)  The Issuer hereby makes the following representations and warranties to the Trustee for the benefit of the Registered Owners and, in the case of clauses (i) through (vii) below, inclusive, any Counterparties, on which the Trustee relies in authenticating the Notes and on which the Registered Owners have relied in purchasing the Notes. Such representations and warranties shall survive the transfer and assignment of the Trust Estate to the Trustee.

           (i)  Organization and Good Standing. The Issuer is duly organized and validly existing as a statutory trust under the laws of the State, and has the power to own its assets and to transact the business in which it presently engages.

           (ii)  Due Qualification. The Issuer is duly qualified to do business and is in good standing, and has obtained all material necessary licenses and approvals, in all jurisdictions where the failure to be so qualified, have such good standing or have such licenses or approvals would have a material adverse effect on the Issuer's business and operations or in which the actions as required by this Indenture require or will require such qualification.

           (iii)  Authorization. The Issuer has the power, authority and legal right to create and issue the Notes, to execute, deliver and perform this Indenture and the Derivative Product Agreements and the other Basic Documents to which it is a party, and to grant a security interest in the Trust Estate to the Trustee and any Counterparties and the creation and issuance of the Notes, execution, delivery and performance of this Indenture and the other Basic Documents to which it is a party, and grant of a security interest in the Trust Estate to the Trustee have been duly authorized by the Issuer by all necessary statutory trust action.

           (iv)  Binding Obligation. This Indenture and the Derivative Product Agreements and the other Basic Documents to which it is a party, assuming due authorization, execution and delivery by the Trustee and the other parties to such Basic Documents, the Notes in the hands of the Registered Owners thereof are and will be legal, valid and binding special limited obligations of the Issuer secured by and payable solely from the Trust Estate, enforceable against the Issuer in accordance with their terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

           (v)  No Violation. The consummation of the transactions contemplated by this Indenture and the other Basic Documents to which the Issuer is a party and the fulfillment of the terms hereof and thereof does not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the organizational documents of the Issuer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Indenture, nor violate any law or any order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or any of its properties.

           (vi)  No Proceedings. There are no proceedings, injunctions, writs, restraining orders or investigations to which the Issuer or any of the Issuer's Affiliates is a party pending, or, to the best of the Issuer's knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Indenture and the other Basic Documents to which the Issuer is a party, (B) seeking to prevent the issuance of any Notes or the consummation of any of the transactions contemplated by this Indenture and the other Basic Documents to which the Issuer is a party or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of this Indenture and the other Basic Documents to which the Issuer is a party.

           (vii)  Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required on the part of the Issuer in connection with the execution and delivery of this Indenture and the Derivative Product Agreements and any other Basic Documents to which the Issuer is a party, and the creation and issuance of the Notes, have been taken or obtained on or prior to the Closing Date.

(viii) Place of Business. The Issuer's place of business and chief executive office is located in Wilmington, Delaware and the Issuer has had no other chief executive office.

           (ix)  Tax and Accounting Treatment. The Issuer intends to treat the transactions contemplated by the Student Loan Purchase Agreements as an absolute transfer rather than as a pledge of the Financed Eligible Loans from the Seller for federal income tax and financial accounting purposes and the Issuer will be treated as the owner of the Financed Eligible Loans for all purposes. The Issuer further intends to treat the Notes as its indebtedness for federal income tax and financial accounting purposes.

           (x)  Taxes. The Issuer has filed (or caused to be filed) all federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon. There is no pending dispute with any taxing authority that, if determined adversely to the Issuer, would result in the assertion by any taxing authority of any material tax deficiency, and the Issuer has no knowledge of a proposed liability for any tax year to be imposed upon such entity's properties or assets for which there is not an adequate reserve reflected in such entity's current financial statements.

           (xi)  Legal Name. The legal name of the Issuer is "College Loan Corporation Trust 200_-_" and has not changed since its inception. The Issuer has no trade names, fictitious names, assumed names or "dba's" under which it conducts its business and has made no filing in respect of any such name.

           (xii)  Business Purpose. The Issuer has acquired the Financed Eligible Loans conveyed to it under a Student Loan Purchase Agreement for a bona fide business purpose and has undertaken the transactions contemplated herein as principal rather than as an agent of any other person. The Issuer has no subsidiaries, has adopted and operated consistently with all requirements for statutory trusts under the laws of the State with respect to its operations and has engaged in no other activities other than those specified in this Indenture and the Student Loan Purchase Agreements and in accordance with the transactions contemplated herein and therein.

           (xiii)  Compliance with Laws. The Issuer is in compliance with all applicable laws and regulations with respect to the conduct of its business and has obtained and maintains all permits, licenses and other approvals as are necessary for the conduct of its operations.

           (xiv)  Valid Business Reasons; No Fraudulent Transfers. The transactions contemplated by this Indenture are in the ordinary course of the Issuer's business and the Issuer has valid business reasons for granting the Trust Estate pursuant to this Indenture. At the time of each such grant: (A) the Issuer granted the Trust Estate to the Trustee without any intent to hinder, delay or defraud any current or future creditor of the Issuer; (B) the Issuer was not insolvent and did not become insolvent as a result of any such grant; (C) the Issuer was not engaged and was not about to engage in any business or transaction for which any property remaining with such entity was an unreasonably small capital or for which the remaining assets of such entity are unreasonably small in relation to the business of such entity or the transaction; (D) the Issuer did not intend to incur, and did not believe or should not have reasonably believed, that it would incur, debts beyond its ability to pay as they become due; and (E) the consideration paid received by the Issuer for the grant of the Trust Estate was reasonably equivalent to the value of the related grant.

(xv) No Management of Affairs of Seller. The Issuer is not and will not be involved in the day-to-day management of the Seller, the Issuer Administrator, the Sponsor or any Affiliate.

           (xvi)  No Transfers with Seller or Affiliates. Other than the acquisition of assets and the transfer of any Notes pursuant to this Indenture, the Issuer does not engage in and will not engage in any transactions with the Seller or any of the Seller's Affiliates, except as provided in the Basic Documents.

(xvii) Ability to Perform. There has been no material impairment in the ability of the Issuer to perform its obligations under this Indenture.

(xviii) Financial Condition. No material adverse change has occurred in the Issuer's financial status since the date of its formation.

(xix) Event of Default. No Event of Default has occurred and no event has occurred that, with the giving of notice, the passage of time, or both, would become an Event of Default.

           (xx)  Acquisition of Financed Eligible Loans Legal. The Issuer has complied with all applicable federal, state and local laws and regulations in connection with its acquisition of the Financed Eligible Loans from the Seller.

           (xxi)  No Material Misstatements or Omissions. No information, certificate of an officer, statement furnished in writing or report delivered to the Trustee, the Servicer, any Registered Owner, any Counterparty or any underwriter of the Notes by the Issuer contains any untrue statement of a material fact or omits a material fact necessary to make such information, certificate, statement or report not misleading.

(b) The Issuer will not:

(i) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted by this Indenture;

(ii) claim any credit on, or make any deduction from, the principal amount of any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

           (iii)  except as otherwise provided herein, dissolve or liquidate in whole or in part, except with the prior written consent of the Trustee, and to the extent Notes remain Outstanding, approval of the Registered Owners and a Rating Agency Confirmation and, to the extent a Derivative Product Agreement is Outstanding, approval of any Counterparties;

           (iv)  permit the validity or effectiveness of this Indenture, any Supplement or any grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby;

           (v)  except as otherwise provided herein, permit any lien, charge, security interest, mortgage or other encumbrance to be created on a parity with, subordinate to or prior to the lien of this Indenture or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof;

(vi) take any action or fail to take any action that would result in the lien of this Indenture or the priority of that lien for the obligations secured thereby being lost or impaired;

           (vii)  incur or assume any indebtedness or guarantee any indebtedness of any Person whether secured by any Financed Eligible Loans under this Indenture or otherwise, except for such obligations as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture and unsecured trade payables in the ordinary course of its business;

(viii) operate such that it would be consolidated with its Sponsor or any other Affiliate and its separate existence disregarded in any federal or state proceeding;

(ix) act as agent of any Seller or, except as provided in the Basic Documents, allow the Seller to act as its agent;

(x) allow the Seller or its parent or any other Affiliate to pay its expenses, guarantee its obligations or advance funds to it for payment of expenses;

           (xi)  consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Issuer; or the Issuer shall not consent to the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property; or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(xii) without obtaining a Rating Agency Confirmation permit the Master Servicer to be the primary servicer on any Financed Eligible Loan.

           (c)  The Issuer hereby makes the following representations and warranties as to the Trust Estate which is granted to the Trustee hereunder on such date, on which the Trustee relies in accepting the Trust Estate. Such representations and warranties shall survive the grant of the Trust Estate to the Trustee pursuant to this Indenture:

           (i)  Financed Eligible Loans. Each Financed Eligible Loan acquired by the Issuer shall constitute an Eligible Loan and contain the characteristics found in a Student Loan Purchase Agreement. Notwithstanding the definition of "Eligible Loans" herein, the Issuer covenants that no more than __% of each purchase of Eligible Loans will be made up of Eligible Loans delinquent by more than 30 days, and no Financed Eligible Loan will be subject to any borrower incentive or other special program that provides for the reduction in interest or principal payable on such Financed Eligible Loan in amounts in excess of, or on terms more favorable than, those described in Exhibit F;

(ii) Grant. It is the intention of the Issuer that the transfer herein contemplated constitutes a grant of the Financed Eligible Loans to the Trustee;

           (iii)  All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first priority perfected security interest in the Trust Estate, including the Financed Eligible Loans, shall have been made no later than 10 days after the Closing Date and copies of the file-stamped financing statements shall be delivered to the Trustee promptly following receipt by the Issuer or its agent from the appropriate secretary of state or other public official. The Issuer has not caused, suffered or permitted any lien, pledges, offsets, defenses, claims, counterclaims, charges or security interest with respect to the Financed Eligible Loans (other than the security interest created in favor of the Trustee and any Counterparties) to be created;

           (iv)  Transfer Not Subject to Bulk Transfer Act. Each grant of the Financed Eligible Loans by the Issuer pursuant to this Indenture is not subject to the bulk transfer act or any similar statutory provisions in effect in any applicable jurisdiction;

           (v)  Payment or Adequate Provision for Payment to be Made. The Issuer will cause to be paid, or will make adequate provision for the satisfaction and discharge of, all lawful claims and demands which, if unpaid, might by law be given precedence to or any equality with this Indenture as a lien or charge on the Financed Eligible Loans; and

           (vi)  No Transfer Taxes Due. Each grant of the Financed Eligible Loans (including all payments due or to become due thereunder) by the Issuer pursuant to this Indenture is not subject to and will not result in any tax, fee or governmental charge payable by the Issuer or the Seller to any federal, state or local government.

           Section 4.13.  Additional Covenants. So long as any of the Notes are Outstanding:

           (a)  The Issuer shall not engage in any business or activity other than in connection with the activities contemplated hereby and in the Student Loan Purchase Agreements, and in connection with the issuance of Notes.

           (b)  The Issuer shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity except as otherwise provided herein.

           (c)  The funds and other assets of the Issuer shall not be commingled with those of any other individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

(d) The Issuer shall not be, become or hold itself out as being liable for the debts of any other party.

(e) The Issuer shall not form, or cause to be formed, any subsidiaries.

           (f)  The Issuer shall act solely in its own name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

           (g)  The Issuer shall maintain its records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person. The books of the Issuer may be kept (subject to any provision contained in the statutes) inside or outside the State at such place or places as may be designated from time to time by the provisions of the Trust Agreement.

(h) All actions of the Issuer shall be taken by an Authorized Representative.

           (i)  The Issuer shall not amend, alter, change or repeal any provision contained in this Section 4.13 without (i) the prior written consent of the Trustee and (ii) a Rating Agency Confirmation (a copy of which shall be provided to the Trustee).

(j) The Issuer shall not amend its Certificate of Trust or its Trust Agreement without first obtaining a Rating Agency Confirmation.

           (k)  All audited financial statements of the Issuer that are consolidated with those of any Affiliate thereof will contain detailed notes clearly stating that (i) all of the Issuer's assets are owned by the Issuer, and (ii) the Issuer is a separate entity with creditors who have received ownership and/or security interests in the Issuer's assets.

           (l)  The Issuer will strictly observe legal formalities in its dealings with the Seller, the Sponsor or any Affiliate thereof, and funds or other assets of the Issuer will not be commingled with those of the Seller, the Sponsor or any other Affiliate thereof. The Issuer shall not maintain joint bank accounts or other Depository accounts to which the Seller, the Sponsor or any other Affiliate has independent access. None of the Issuer's funds will at any time be pooled with any funds of the Seller, the Sponsor or any other Affiliate.

           (m)  The Issuer will maintain an arm's length relationship with the Seller (and any Affiliate). Any Person that renders or otherwise furnishes services to the Issuer will be compensated by the Issuer at market rates for such services it renders or otherwise furnishes to the Issuer except as otherwise provided in this Indenture. Except as contemplated in the Basic Documents, the Issuer will not hold itself out to be responsible for the debts of the Seller, the parent or the decisions or actions respecting the daily business and affairs of the Seller or parent.

           Section 4.14.  Providing of Notice. The Issuer, upon learning of any failure on its part to observe or perform in any material respect any covenant, representation or warranty of the Issuer set forth in this Indenture, the Derivative Product Agreements or the applicable Student Loan Purchase Agreements, or of any failure on the part of the Seller, ___, ___ or ___ to observe or perform in any material respect any covenant, representation or warranty of the Seller, College Loan Corporation, , ___, ___ or ___ set forth in the applicable Student Loan Purchase Agreements, shall promptly notify the Trustee, the Master Servicer and each Rating Agency of such failure.

           Section 4.15.  Certain Reports.

(a) The Issuer will:

           (i)  file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act;

           (ii)  file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

           (iii)  transmit by mail to the Registered Owners of Notes and any Counterparties, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (a) and (b) of this Section 4.15 as may be required by rules and regulations prescribed from time to time by the Commission.

           (b)  The Trustee shall mail to each Registered Owner and any Counterparty, within 60 days after each December 31 beginning with the December 31 following the date of this Indenture, a brief report as of such December 31 that complies with TIA Section 313(a) if required by said section. The Trustee shall also comply with TIA Section 313(b). A copy of each such report required pursuant to TIA Section 313(a) or (b) shall, at the time of such transaction to Registered Owners and any Counterparty, be filed by the Trustee with the Commission and with each securities exchange, if any, upon which the Notes are listed, provided that the Issuer has previously notified the Trustee of such listing.

           (c)  Within 15 days after each Distribution Date, the Issuer shall prepare, or cause to be prepared, and will forward to the Trustee, an Issuer's Report in the form set forth as Exhibit E hereto with respect to the Notes and the Financed Eligible Loans. Within two Business Days of its receipt of each Issuer's Report, the Trustee will forward it to (i) each Registered Owner (which, so long as the Notes are held in book-entry form, shall be the Clearing Agency or its nominee) and any Counterparty by mail , and (ii) upon the written request of a Noteholder sent to the Principal Office of the Trustee, to such Noteholder.

The Trustee may conclusively rely and accept such reports from the Issuer as fulfilling the requirements of this Section 4.15, with no further duty to know, determine or examine such reports or comply with the prescribed timing, rules and regulations of the Commission.

           Section 4.16.  Statement as to Compliance. The Issuer will deliver to the Trustee, within 90 days after the end of each fiscal year, a brief certificate from an Authorized Representative including (a) a current list of the Authorized Representatives, and (b) a statement indicating whether or not to the knowledge of the signers thereof the Issuer is in compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 4.16, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

           Section 4.17.  Representations of the Issuer Regarding the Trustee's Security Interest. The Issuer hereby represents and warrants for the benefit of the Trustee and the Registered Owners and any Counterparties as follows:

           (a)  This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code in effect in the State of Delaware) in the Financed Eligible Loans and all other assets constituting part of the Trust Estate in favor of the Trustee, which security interest is prior to all other liens, charges, security interests, mortgages or other encumbrances, and is enforceable as such as against creditors of and purchasers from Issuer;

(b) The Financed Eligible Loans constitute "accounts" within the meaning of the applicable UCC;

           (c)  The Issuer owns and has good and marketable title to the Financed Eligible Loans and all other assets constituting part of the Trust Estate free and clear of any lien, charge, security interest, mortgage or other encumbrance, claim or encumbrance of any Person, other that those granted pursuant to this Indenture;

           (d)  The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Financed Eligible Loans and all other assets of the Trust Estate granted to the Trustee hereunder;

           (e)  The Issuer has given the Trustee a copy of a written acknowledgment from each Custodian that such Custodian is holding executed copies of the promissory notes and master promissory notes that constitute or evidence the Financed Eligible Loans, and that such Custodian is holding such solely on behalf and for the benefit of the Trustee; and

           (f)  Other than the security interest granted to the Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Financed Eligible Loans or any other portion of the Trust Estate. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Financed Eligible Loans or any other portion of the Trust Estate other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

           Section 4.18.  Further Covenants of the Issuer Regarding the Trustee's Security Interest. The Issuer hereby covenants for the benefit of the Trustee and the Registered Owners and any Counterparties as follows:

(a) The representations and warranties set forth in Section 4.17 shall survive the termination of this Indenture;

(b) The Trustee shall not waive any of the representations and warranties set forth in Section 4.17 above; and

           (c)  The Issuer shall take all steps necessary, and shall cause the Master Servicer and the Servicers to take all steps necessary and appropriate, to maintain the perfection and priority of the Trustee's security interest in the Financed Eligible Loans and all other assets of the Trust Estate.

           Section 4.19.  Opinions as to Trust Estate.

           (a)  On the date of issuance of each series of Notes, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any Supplemental Indentures hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

           (b)  On or before March 31, in each calendar year, beginning on March 31, 20__, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any Supplemental Indentures hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any Supplemental Indentures hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until ___, in the following calendar year.

ARTICLE V

FUNDS

           Section 5.01.  Creation and Continuation of Funds and Accounts. There are hereby created and established the following Funds and Accounts to be held and maintained by the Trustee (or with respect to any Currency Fund, the Paying Agent) for the benefit of the Registered Owners (and the Remarketing Agents with respect to the Remarketing Fee Fund):

(a)	Acquisition Fund;

(b)	Collection Fund;

(c)	Reserve Fund;

(d)	Capitalized Interest Fund;

(e)	Remarketing Fee Fund;

(f)	Supplemental Interest Fund;

(g)	Accumulation Fund;

(h)	Currency Fund, including any Currency Accounts established therein; and

(i)	Collateral Fund, including any Currency Swap Agreement Collateral Account established therein.

The Trustee is hereby authorized for the purpose of facilitating the administration of the Trust Estate and for the administration of any Notes issued hereunder to create further Accounts or Subaccounts in any of the various Funds and Accounts established hereunder which are deemed necessary or desirable.

           Section 5.02.  Acquisition Fund. There shall be deposited into the Acquisition Fund from proceeds of the Notes an amount equal to $____________. There shall be deposited into the Acquisition Fund from the proceeds of the Notes deposited to the Acquisition Fund an amount equal to $____________ and any amounts transferred to the Acquisition Fund from the Capitalized Interest Fund pursuant to Section 5.03 hereof. Financed Eligible Loans shall be held by the Trustee or its agent or bailee (including the Master Servicer or a Subservicer) and shall be pledged to the Trust Estate and held as a part of the Acquisition Fund.

Moneys on deposit in the Acquisition Fund shall be used, upon Issuer Order, solely to (a) pay costs of issuance of the Notes, [(b) on the Closing Date, purchase the initial Derivative Product Agreement], and (c) on the Closing Date and thereafter, upon receipt by the Trustee of an Eligible Loan Acquisition Certificate, to acquire Eligible Loans pursuant to a Student Loan Purchase Agreement at a price not in excess of, in respect of each Eligible Loan, ______% of the aggregate principal balance of such Eligible Loan plus accrued borrower interest thereon. If the amount on deposit in the Acquisition Fund on the Quarterly Distribution Date in ____ 200_ is greater than $_________, the Issuer Administrator shall instruct the Trustee in writing to withdraw from the Acquisition Fund on such Quarterly Distribution Date an amount equal to the excess thereof and to deposit such amount in the Collection Fund. After such transfer, amounts remaining in the Acquisition Fund will be used by the Issuer to acquire any related Add-On Consolidation Loans, upon receipt by the Trustee of an Eligible Loan Acquisition Certificate and all documents and certificates required thereby. On the Quarterly Distribution Date in _______ 20__ the Issuer Administrator shall instruct the Trustee in writing to withdraw all amounts remaining in the Acquisition Fund on such Quarterly Distribution Date and to deposit such amounts in the Collection Fund.

While the Issuer will be the beneficial owner of the Financed Eligible Loans, it is understood and agreed that the Eligible Lender Trustee will be the legal owner thereof and the Trustee will have a security interest in the Financed Eligible Loans for and on behalf of the Registered Owners. In the case of a single Financed Eligible Loan evidenced by a separate note, each such note will be held in the name of the Trustee for the account of the Issuer, for the benefit of the Registered Owners. In the case of a Financed Eligible Loan evidenced by a Master Promissory Note, the Issuer shall cause the holder of the original Master Promissory Note to indicate by book entry on its books and records that the Issuer is the beneficial owner of the Financed Eligible Loan and that the Eligible Lender Trustee is the legal owner thereof and the Trustee has a security interest in the Financed Eligible Loan for the benefit of the Registered Owners.

           Section 5.03.  Capitalized Interest Fund.

           (a)  On the Closing Date, the Trustee shall deposit $_________ into the Capitalized Interest Account. On each Monthly Payment Date or Distribution Date, to the extent there are insufficient Available Funds in the Collection Fund to make one or more of the transfers required by Sections 5.04(b) and 5.04(c)(i) through (c)(iv), before giving effect to any transfers from the Reserve Fund to the Collection Fund on such Monthly Payment Date or Distribution Date, as the case may be, then the Issuer Administrator shall instruct the Trustee in writing no later than three (3) Business Days prior to withdraw from the Capitalized Interest Account on such Monthly Payment Date or Distribution Date, as the case may be, an amount equal to such deficiency and to deposit such amount in the Collection Fund.

           (b)  After giving effect to Section 5.03(a) above, on _____ __, 20__ the Trustee shall, at the written directions of the Issuer Administrator, withdraw all amounts remaining in the Capitalized Interest Account on such date and deposit such amounts in the Collection Fund..

           Section 5.04.  Collection Fund.

           (a)   Deposits to Collection Fund. There shall be deposited to the Collection Fund (i) all Available Funds, and all other moneys and investments derived from assets on deposit in and transfers from the Capitalized Interest Fund (as described in Section 5.03 hereof), the Acquisition Fund (as described in Section 5.02 hereof), the Supplemental Interest Fund (as described in Section 5.07 hereof) and the Reserve Fund (as described in Section 5.05 hereof), (ii) all Counterparty Payments (except those required to be deposited to the Currency Fund), (iii) amounts deposited pursuant to Sections 10.03 and 10.04 hereof and (iv) any other amounts deposited thereto upon receipt of an Issuer Order. Moneys on deposit in the Collection Fund shall be used to make the payments described below. The Trustee may conclusively rely on all written instructions of the Issuer Administrator described in this Indenture with no further duty to examine or determine the information contained in any Issuer Administrator's Certificate or Issuer Order.

           (b)  Payments on Monthly Payment Dates. The Issuer Administrator shall instruct the Trustee in writing no later than the second Business Day preceding each Monthly Payment Date that is not a Quarterly Distribution Date (based on the information contained in a certificate of the Issuer Administrator (in the form set forth as Exhibit C hereto) and the related Servicer's Report, if applicable) to distribute to the Master Servicer, on such Monthly Payment Date, from and to the extent of the Available Funds on deposit in the Collection Fund (including any amounts transferred from the Capitalized Interest Fund pursuant to Section 5.03 hereof, the Acquisition Fund pursuant to Section 5.02 hereof and the Reserve Fund pursuant to Section 5.05(b) and (c) hereof), the Servicing Fees due with respect to the preceding calendar month, and the Trustee shall comply with such instructions. Upon written direction from the Issuer Administrator to the Trustee, moneys in the Collection Fund shall be used on any date to pay, when due, fees and expenses insofar as the same relate to Financed Eligible Loans and other fees and expenses with respect to the Trust Estate the payment of which is not otherwise provided for in subsection (c) of this Section, but including amounts described in clause (a)(i), (ii) and (iii) of the definition of Available Funds.

           (c)  Payments on Quarterly Distribution Dates and Auction Rate Distribution Dates. The Issuer Administrator shall instruct the Trustee in writing no later than the second Business Day preceding each Auction Rate Distribution Date and Quarterly Distribution Date (or the fifth Business Day with respect to any Reset Period when the Issuer is then party to a Currency Swap Agreement) (based on the information contained in a certificate of the Issuer Administrator (in the form set forth as Exhibit D hereto) and the related Servicer's Report, if applicable) to make the following deposits and distributions from the Available Funds in the Collection Fund received during the immediately preceding Collection Period (including any amounts transferred from the Capitalized Interest Fund pursuant to Section 5.03 hereof, the Acquisition Fund pursuant to Section 5.02 hereof and the Reserve Fund pursuant to Section 5.05(b) and (c) hereof, to the Persons or to the account specified below on such Auction Rate Distribution Date or Quarterly Distribution Date, in the following order of priority, and the Trustee shall comply with such instructions, provided, however, that if the Available Funds received during the immediately preceding Collection Period are not sufficient to make the payments or deposits required pursuant to clauses (i) through (vi) of this subsection (c), then, after any required transfers from the Acquisition Fund, the Capitalized Interest Fund and the Reserve Fund, any other Available Funds on deposit in the Collection Fund, which the Issuer Administrator would have deemed Available Funds for the current Collection Period, may be used to make the payments or deposits required pursuant to clauses (i) through (vi) of this subsection (c):

(i) to the Department and to Guarantee Agencies, amounts owed with respect to Financed Student Loans;

           (ii)  to pay to the Master Servicer, the Trustee, the Auction Agent, the Broker-Dealers and the Delaware Trustee, pro rata, based on amounts owed to each such party, without preference or priority of any kind, the Servicing Fee (to the extent remaining unpaid following the Monthly Payment Date), the Trustee Fee, the Auction Agent Fee, the Broker-Dealer Fees and the Delaware Trustee Fee, respectively, due on such Quarterly Distribution Date, in each case, together with such fees remaining unpaid from prior Quarterly Distribution Dates (and, in the case of the Servicing Fees, prior Monthly Payment Dates);

(iii) to deposit to the Remarketing Fee Fund as provided in Section 5.06 hereof, the Quarterly Funding Amount due on such Quarterly Distribution Date;

(iv) to pay to the Issuer Administrator, the Administration Fee due on such Quarterly Distribution Date and all unpaid Administration Fees from prior Quarterly Distribution Dates;

           (v)  to (A) pay to the Class A Noteholders of each Class, the portion of the Class A Noteholders' Interest Distribution Amount payable to such Class on such Quarterly Distribution Date (other than to the Noteholders of the Reset Rate Notes if a Currency Swap Agreement with respect to interest payments to be made to the Noteholders of the Reset Rate Notes is then in effect) and (B) to pay the Counterparty under a Derivative Product (including any Currency Swap Agreement with respect to the Reset Rate Notes), any Issuer Derivative Payments owed to such Counterparty on such Quarterly Distribution Date (excluding Termination Payments other than Priority Termination Payments), pro rata, based on amounts owed to each such party, without preference or priority of any kind;

           (vi)  to pay to the Class B Noteholders, the portion of the Class B Noteholders' Interest Distribution Amount payable on such Quarterly Distribution Date, pro rata, based on amounts owed to each such party, without preference or priority of any kind;

           (vii)  to the Depositor, an amount equal to the unpaid interest accrued on the Financed Eligible Loans subsequent to the Cutoff Date but prior to the Date of Issuance, until such amount has been paid in full;

(viii) to the Class A Noteholders, the Class A Principal Distribution Amount in the following order:

(a)	to pay to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full;

(b)	to pay to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full;

(c)	to pay to the Class A-3 Noteholders until the Class A-3 Notes have been paid in full;

(d)

to pay to the Class A-4 Noteholders until the Class A-4 Notes have been paid in full; provided, however, (I) if the Class A-4 Notes are then denominated in U.S. Dollars and are then structured not to receive a payment of principal until the end of the related Reset Period, principal payments will be allocated to the Accumulation Fund, until amounts on deposit therein are sufficient to reduce the Outstanding Amount of the Class A-4 Notes to zero, and (II) if the Class A-4 Notes are in a Foreign Exchange Mode, such principal payments either (x) will be made to the related Currency Swap Counterparty or Counterparties or (y) if the Class A-4 Notes are then structured not to receive a payment of principal until the end of the related Reset Period, such payments will be allocated to the Accumulation Fund, until the U.S. Dollar Equivalent Principal Amount of such Class A-4 Notes has been distributed to the related Currency Swap Counterparty or Counterparties or allocated to the Accumulation Fund; and provided further that for purposes of this clause (F), the Outstanding Amount of the Class A-4 Notes will be deemed to have been reduced by any amounts (less any investment earnings) on deposit in the Accumulation Fund; and

(e)	to pay to the Class A-5 Noteholders, in lots of $50,000, until the Class A-5 Notes have been paid in full;

(ix) to deposit to the Supplemental Interest Fund, an amount equal to the Supplemental Interest Deposit Amount;

(x) on and after the Stepdown Date, and provided that no Trigger Event is in effect on such Quarterly Distribution Date, to the Class B Noteholders, the Class B Principal Distribution Amount;

(xi) to deposit to the Reserve Fund, the amount, if any, necessary to reinstate the balance of the Reserve Fund up to the Specified Reserve Fund Balance;

(xii) to pay to the Class A-5 Noteholders, any unpaid Auction Rate Carry-Over Amount;

(xiii) to pay to the Class B Noteholders, any unpaid Auction Rate Carry-Over Amount;

           (xiv)  to pay to the Counterparties, pro rata, without preference or priority of any kind, any accrued and unpaid Termination Payments due to each such Counterparty under the applicable Derivative Product;

(xv) to the Issuer Administrator to reimburse it for any payments made by it to the Remarketing Agents pursuant to the Remarketing Agreement;

(xvi) to pay to the Master Servicer, the aggregate unpaid amount of any Carryover Servicing Fee, if any;

           (xvii)  in the event the Financed Eligible Loans are not sold pursuant to Sections 10.03 or 10.04 hereof, to pay as an accelerated payment of principal balance of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class B Notes then Outstanding, to the Noteholders in the same order and priority as is set forth in clauses (vii)(a) through (f) and (ix) of this subsection (c) until the principal amount of the Notes is paid in full; and

(xviii) subject to the remaining provisions of this Section, to pay to the Depositor any remaining funds.

Amounts that would be paid to each Currency Swap Counterparty pursuant to clauses (v), (viii)(d) or (xiv) of this subsection (c), with respect to payments of interest on the Reset Rate Notes if the Reset Rate Notes bear a fixed rate of interest or with respect to payments of principal on the Reset Rate Notes then in a Foreign Exchange Mode, will be determined on or before the fifth Business Day preceding each Quarterly Distribution Date and will be paid by the Issuer as set forth in the applicable Swap Agreement (or, with respect to a Quarterly Distribution Date that coincides with a Reset Date resulting in a successful remarketing of the Reset Rate Notes if the Reset Rate Notes are then in a Foreign Exchange Mode, payments under the related Swap Agreement will be made on such Quarterly Distribution Date).

Amounts properly distributed to the Depositor pursuant to clause (vii) or (xviii) of this subsection (c) shall be deemed released from the Trust Estate and the security interest therein granted to the Trustee, and the Depositor shall in no event thereafter be required to refund any such distributed amounts.

The Issuer Administrator shall, or shall direct the Trustee to, notify the Rating Agencies, by forwarding a copy of Exhibit D hereto, if the Available Funds received during the immediately preceding Collection Period are not sufficient to make the payments or deposits required pursuant to clauses (i) through (vi) of this subsection (c), after any required transfers from the Acquisition Fund, the Capitalized Interest Fund and the Reserve Fund, and such payments or deposits were made with other Available Funds on deposit in the Collection Fund.

The Issuer hereby certifies that the amounts paid to the Trustee and the Delaware Trustee (but not the Master Servicer) pursuant to clause (i) above and the Administration Fee pursuant to clause (ii) above, shall not in any one Fiscal Year exceed the amount or percentage designated therefor in the cash flows provided to each Rating Agency on each Date of Issuance, unless the Issuer, after furnishing each Rating Agency with revised cash flows, shall have received a Rating Confirmation.

In the event that a Termination Payment is owed by the Issuer to any Counterparty and a Replacement Transaction is procured by the Issuer under which the replacement Counterparty makes a payment to the Issuer, the Issuer will pay that amount directly to the original Counterparty to the extent that a Termination Payment is owed by the Issuer to that Swap Counterparty. If after making that payment, the original Counterparty is still owed a payment, then the remaining amount will be paid as set forth in clause (xiii) of this subsection (c).

If a Currency Swap Agreement terminates, amounts that would have otherwise been paid to the related Currency Swap Counterparty under the related Currency Swap Agreement will be used to make payments to the Noteholders of the Reset Rate Notes in an amount in Euros, Pounds Sterling or any other applicable non-U.S. Dollar currency equal to the payment that would have been made by the related Currency Swap Counterparty to the Issuer. If this occurs, the Issuer Administrator, on behalf of the Issuer, will exchange, or will instruct the Trustee to exchange, U.S. Dollars for Euros, Pounds Sterling or any other applicable non-U.S. Dollar currency in order to make distributions to the Noteholders of the Reset Rate Notes.

           (d)  Redemption of Auction Rate Notes Generally; Prepayment Date and Prepayment Price. Following the payment in full of the Class A Notes, the Notes of any class of Auction Rate Notes shall be subject to redemption or principal distribution at the option of the Issuer on any date selected by it (a "Prepayment Date") pursuant to Section 5.03(h), (i) or (j) and as otherwise provided in clauses (k) through (o) below. The redemption price (the "Prepayment Price") for any Notes to be redeemed pursuant to Section 5.03(h), (i) or (j) shall be 100% of the outstanding principal balance of such Notes plus interest accrued thereon through the Prepayment Date, provided, that if all of the Outstanding Notes are to be redeemed, the redemption price shall also include an amount sufficient to pay all fees owed to the Trustee, the Master Servicer, the Auction Agent, the Broker-Dealers, the Issuer Administrator, the Remarketing Agents and the Delaware Trustee, any Issuer Derivative Payments owed to the Counterparties and any Auction Rate Carry-Over Amounts owed to a class of Auction Rate Notes.

           (e)  Optional Redemption of Auction Rate Notes. For any Auction Rate Distribution Date following the payment in full of the Class A Notes, and subject to Section 5.03(f) the Issuer may, by Issuer Order, instruct the Trustee to pay principal on one or more classes of Auction Rate Notes selected by the Issuer, from amounts otherwise distributable to the Depositor pursuant to clause (_) on such Quarterly Distribution Date.

           (f)  Optional Redemption of Auction Rate Notes From Sale of Financed Eligible Loans. For any Auction Rate Distribution Date following the payment in full of the Class A Notes, the Issuer may, by Issuer Order, direct the Trustee to sell Financed Eligible Loans and use the proceeds of such sale to redeem one or more classes of Auction Rate Notes selected by the Issuer, provided that (i) the Trustee may not sell any Financed Eligible Loans for less than the Purchase Amount for each such Financed Eligible Loan and (ii) the Issuer and the Trustee shall have received Rating Agency Confirmation with respect to such sale. Any such sale shall be effected by the Trustee in the same manner as a sale of the Trust Estate pursuant to Section 6.04 hereof, and proceeds of such sale shall be deposited into the Collection Fund and applied to redeem each such class on the immediately succeeding Auction Rate Distribution Date for such class.

           (g)  Extraordinary Optional Redemption of Auction Rate Notes. For any Auction Rate Distribution Date following the payment in full of the Class A Notes, the Issuer may, by Issuer Order, direct the Trustee to redeem some or all of the Auction Rate Notes selected by the Issuer at the applicable Prepayment Price on any Auction Rate Distribution Date for each such class, if the Issuer reasonably determines that the rate of return on the Financed Eligible Loans has materially decreased or that the costs of administering the Trust Estate have placed unreasonable burdens on the Issuer's ability (or the Issuer Administrator's ability on behalf of the Issuer) to perform the Issuer's obligations under this Indenture.

           (h)  Notice of Redemption and Purchase. An election of the Issuer to prepay any class of Auction Rate Notes pursuant to Section 5.03(d) through (g) shall be evidenced by an Issuer Order, received by the Trustee and the Auction Agent no later than the 25th day preceding the Prepayment Date, stating (i) the Prepayment Date, (ii) the class or classes of Notes or portion thereof to be prepaid, (iii) the principal amount of each such class or classes of Notes or portion thereof to be redeemed and (iv) the portion of the Prepayment Price allocable to each such class or portion thereof.

Notice of prepayment with respect to any class of Notes shall be given by the Trustee by first-class mail, postage prepaid, mailed by no later than 15 days prior to the Prepayment Date to the Registered Owners of Notes to be prepaid at the address of such Registered Owner appearing in the note register; but neither failure to give such notice nor any defect in any notice so given shall affect the validity of the proceedings for prepayment of any Note not affected by such failure or defect. So long as any such Notes are maintained in book-entry form, the Trustee shall treat the Clearing Agency as the sole Registered Owner of such Notes. All notices of prepayment shall state (i) the Prepayment Date, (ii) the Prepayment Price, (iii) the name (including class designation), Final Maturity Date and CUSIP number of each of the Notes to be prepaid, (iv) the principal amount of Notes of each class to be prepaid, and, if less than all outstanding Notes of a class are to be prepaid, the identification (and, in the case of partial prepayment, the respective principal amounts) of the Notes of each class to be prepaid, (v) that, on the Prepayment Date, the Prepayment Price on each such Note will become due and payable and that interest on each such Note shall cease to accrue on and after such date, (vi) the place or places where such Notes are to be surrendered for payment of the Prepayment Price thereof, and (vii) if it be the case, that such Notes are to be prepaid by the application of certain specified trust moneys and for certain specified reasons.

Within 60 days after any Prepayment Date, a second notice of prepayment shall be given by the Trustee, in the manner described above, to the Registered Owner of a Note that was not presented for prepayment within 30 days after the Prepayment Date. Following provision of notice, the Prepayment Price will become due and payable on the Prepayment Date, and interest shall cease to accrue on the Notes to be redeemed. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid at the Prepayment Price. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the Prepayment Price and, to the extent lawful, interest thereon shall, until paid, bear interest from the Prepayment Date at the interest rate borne by the Note on the Prepayment Date.

           (i)  Any Note which is to be redeemed only in part shall be surrendered to the Trustee (with, if the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Registered Owner thereof or his, her or its attorney duly authorized in writing) and an Authorized Representative shall execute and the Trustee shall authenticate and deliver to the Registered Owner of such Note, without service charge, a new Note or Notes of the same class, of any authorized denomination or denominations, in aggregate outstanding principal balance equal to the unredeemed portion of the principal of the Note so surrendered. Any Note with respect to which a partial distribution of principal is made shall remain Outstanding in the then current outstanding principal balance. The Trustee shall retain a record of the outstanding principal balance of each Note any portion of the principal of which has been distributed.

           (j)  Limitation on Redemption of Class B Notes. Notwithstanding anything to the contrary, in no event may any Class B Notes be redeemed pursuant to Section 5.04(i) or (j) if any Class A Notes would be Outstanding following such redemption unless the Issuer receives a Rating Agency Confirmation in connection with such redemption.

           Section 5.05.  Reserve Fund.

           (a)  On the Date of Issuance, the Trustee shall deposit $_________ into the Reserve Fund. Thereafter, the Trustee shall transfer to the Reserve Fund from the Collection Fund all amounts designated for transfer thereto pursuant to Section 5.04(c)(xi) hereof.

           (b)  On each Monthly Payment Date or Quarterly Distribution Date, to the extent there are insufficient Available Funds in the Collection Fund to make one or more of the transfers required by Sections 5.04(b) (other than transfers to fund "add-on consolidation loans" or repurchase student loans from the Master Servicer, any Subservicer or any Guaranty Agency as described in clause (a)(i) and (iii) of the definition of Available Funds) and 5.04(c)(i) through (c)(v) hereof (other than Termination Payments), then the Issuer Administrator shall instruct the Trustee in writing to withdraw from the Reserve Fund on such Monthly Payment Date or Quarterly Distribution Date, as the case may be, an amount equal to such deficiency and to deposit such amount in the Collection Fund to the extent moneys are not available to make such transfers from the Capitalized Interest Fund pursuant to Section 5.03 hereof or the Acquisition Fund pursuant to Section 5.02 hereof. Additionally, if on the Note Final Maturity Date for a Class of Notes, and after giving effect to the distribution of the Available Funds on such Note Final Maturity Date, the principal amount of such Class of Notes will not be reduced to zero, the Issuer Administrator shall instruct the Trustee in writing to withdraw from the Reserve Fund on such Note Final Maturity Date an amount equal to the amount needed to reduce the principal amount of such Class of Notes to zero and to deposit such amount in the Collection Fund for application to payment of the Outstanding Amount of such Class of Notes.

           (c)  After giving effect to subsection (b) of this Section, if the amount on deposit in the Reserve Fund on any Quarterly Distribution Date is greater than the Specified Reserve Fund Balance for such Quarterly Distribution Date, the Issuer Administrator shall instruct the Trustee in writing to withdraw from the Reserve Fund on such Quarterly Distribution Date an amount equal to such excess and to deposit such amount in the Collection Fund.

           (d)  On the final Quarterly Distribution Date upon termination of the trust and following the payment in full of the Outstanding Amount of the Notes and of all other amounts (other than unpaid Issuer Derivative Payments and Carryover Servicing Fees) owing or to be distributed hereunder to Noteholders, the Trustee, the Master Servicer, the Issuer Administrator, the Auction Agent, the Broker-Dealer, the Remarketing Agents, the Delaware Trustee, the Back-up Administrator or the Counterparties (excluding Termination Payments other than Priority Termination Payments), to the extent that Available Funds on such date are insufficient to make the following payments, amounts remaining in the Reserve Fund shall be used first to pay any unpaid Issuer Derivative Payments and second to pay any Carryover Servicing Fees. Any amount remaining on deposit in the Reserve Fund after such payments have been made shall be distributed to the Depositor. The Depositor shall in no event be required to refund any amounts properly distributed pursuant to this subsection (d).

           (e)  Anything in this Section to the contrary notwithstanding, if the market value of securities and cash in the Reserve Fund is on any Quarterly Distribution Date sufficient to pay the remaining principal amount of and interest accrued on the Notes, and to pay any unpaid Issuer Derivative Payments and Carryover Servicing Fees, such amount will be so applied on such Quarterly Distribution Date and the Issuer Administrator shall instruct the Trustee in writing to make such payments.

           Section 5.06.  Remarketing Fee Fund.

           (a)  Deposits to the Remarketing Fee Fund. On each Quarterly Distribution Date, an amount up to the Quarterly Funding Amount shall be deposited to the Remarketing Fee Fund pursuant to Section 5.04(c)(iii) hereof.

           (b)  Use of Moneys in the Remarketing Fee Fund. Amounts on deposit in the Remarketing Fee Fund shall be used to pay the Remarketing Fees due on the Reset Rate Notes on the Reset Date. If the amount on deposit in the Remarketing Fee Fund on any Quarterly Distribution Date, after the payment of any Remarketing Fees due on such Quarterly Distribution Date, exceeds the sum of the Reset Period Target Amounts, the Issuer may direct the Trustee to transfer such excess to the Collection Fund on such Quarterly Distribution Date. In the event that the fees owed to any Remarketing Agent on a Reset Date exceed the amount then on deposit for such purposes in the Remarketing Fee Fund, such shortfall shall be paid on future Quarterly Distribution Dates. The Issuer shall also be responsible for certain costs and expenses to the extent set forth in Section 3 of the Remarketing Agreement, which shall be paid on each Quarterly Distribution Date from the Collection Fund pursuant to Section 5.04(c)(iii) hereof to the extent funds are available therefor. If on any Quarterly Distribution Date a Class A-1 Note Interest Shortfall, a Class A-2 Note Interest Shortfall, a Class A-3 Note Interest Shortfall, a Class A-4 Note Interest Shortfall or a Class A-5 Note Interest Shortfall would exist, or if on the Note Final Maturity Date for any Class of the Class A Notes, Available Funds would not be sufficient to reduce the principal balance of that Class of the Class A Notes to zero, the amount of such Class A-1 Note Interest Shortfall, Class A-2 Note Interest Shortfall, Class A-3 Note Interest Shortfall, Class A-4 Note Interest Shortfall, Class A-5 Note Interest Shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the Remarketing Fee Fund, shall be withdrawn from the Remarketing Fee Fund and used for payment of interest or principal on the Class A Notes.

           Section 5.07.  Supplemental Interest Fund.

           (a)  Deposits to the Supplemental Interest Fund. Amounts transferred from the Collection Fund pursuant to Section 5.04(c)(ix) hereof representing a Supplemental Interest Deposit Amount shall be deposited to the Supplemental Interest Fund.

           (b)  Use of Moneys in the Supplemental Interest Fund. All amounts on deposit in any Account of the Supplemental Interest Fund shall be transferred to the Collection Fund on each Quarterly Distribution Date.

           Section 5.08.  Accumulation Fund.

          (a)  If the Class A-4 Notes are structured to receive a payment of principal only at the end of the related Reset Period, amounts transferred pursuant to subsection (c)(viii) of Section 5.04 hereof to pay principal on the Class A-4 Notes shall be deposited to the Accumulation Fund.

           (b)  If the Class A-4 Notes are denominated in U.S. Dollars and are structured during the then-current Reset Period not to receive a payment of principal until the end of the related Reset Period, the Issuer Administrator shall instruct the Trustee in writing no later than one Business Day preceding each Quarterly Distribution Date that is also a Reset Date, to withdraw from the Accumulation Fund on such Quarterly Distribution Date (after any additional allocations of principal are made to the Accumulation Fund on such Quarterly Distribution Date) the amount (less any investment earnings) on deposit in the Accumulation Fund and distribute (by 1:00 p.m. (New York time) on the related Quarterly Distribution Date) such amounts to the Noteholders of the Class A-4 Notes as of the immediately current Record Date, pro rata, as a payment of principal as set forth in Section 5.04(c)(viii) hereof. If the Class A-4 Notes are in a Foreign Exchange Mode and are structured during the then-current Reset Period not to receive a payment of principal until the end of the related Reset Period and a Currency Swap Agreement is in effect for the Class A-4 Notes, the Issuer Administrator shall instruct the Trustee in writing no later than five Business Day preceding each Quarterly Distribution Date that is also a Reset Date, to withdraw from the Accumulation Fund on such Quarterly Distribution Date (after any additional allocations of principal are made to that account on such Quarterly Distribution Date) the amount (less any investment earnings) on deposit in the Accumulation Fund and deliver such amounts to the related Currency Swap Counterparty or Counterparties in exchange for the amount of the applicable non-U.S. Dollar currency, determined using the exchange rate set forth in the related Currency Swap Agreement, for payment to the Noteholders of the Class A-4 Notes as of the immediately preceding Record Date, pro rata, as a payment of principal as set forth in Section 5.04(c)(viii) hereof. Amounts (less any investment earnings) on deposit in the Accumulation Fund may be used only to pay principal on the Class A-4 Notes (or to the related Currency Swap Counterparty or Counterparties) and for no other purpose. If no Currency Swap Agreement is in effect for the Class A-4 Notes, such payment shall be made as set forth in Section 5.04 hereof.

           (c)  In the event that on any Quarterly Distribution Date the amount (less any Investment Earnings) on deposit for the Class A-4 Notes in the Accumulation Fund, including amounts deposited on that Quarterly Distribution Date, would equal the Outstanding Amount of the Class A-4 Notes, then no additional amounts will be deposited into the Accumulation Fund and all amounts therein, less any investment earnings, will be distributed on the next related Reset Date, pursuant to subsection (b) of this Section, and the Outstanding Amount of the Class A-4 Notes will be reduced to zero.

           Section 5.09.  Currency Fund.

           (a)  On each Reset Date when the Reset Rate Notes are reset to be denominated in a currency other than U.S. Dollars during the next Reset Period, the Issuer shall establish and maintain a Currency Account for the Reset Rate Notes.

(b) Any payments in the related currency received from any Currency Swap Counterparty will be deposited into the related Currency Account for the benefit of the Noteholders of the Reset Rate Notes.

           (c)  The Issuer Administrator shall instruct the Trustee to direct the Paying Agent in writing no later than the Business Day preceding each Quarterly Distribution Date to distribute the Class A-4 Noteholders' Interest Distribution Amount from amounts on deposit in the applicable Currency Account to the Noteholders of the Reset Rate Notes by 10:00 a.m. (London time) on the related Quarterly Distribution Date; provided, however, that with respect to any Quarterly Distribution Date that coincides with a Reset Date when the Reset Rate Notes are then in a Foreign Exchange Mode, the Issuer Administrator will instruct the Paying Agent to distribute the amounts in the applicable Currency Account to the Noteholders of the Reset Rate Notes by 3:30 p.m. (London time) on the date the Paying Agent receives such amounts (unless the amounts are not received prior to 10:00 a.m. (London time), then such distribution shall be on the next Business Day). If the related Currency Swap Agreement is not in effect, the Issuer Administrator shall cause U.S. Dollars to be converted into such other applicable non-U.S. Dollar currency in amounts sufficient to make the distributions specified in this Indenture.

           Section 5.10.  Collateral Fund. In the event that pursuant to the terms of any applicable Currency Swap Agreement, a related Currency Swap Counterparty (or its credit support provider) is required to deposit cash or securities as collateral to secure its obligations ("Swap Collateral"), the Trustee shall establish and maintain one or more Accounts within the Collateral Fund in the name of the Trustee for the benefit of the Issuer and the Noteholders (each a "Currency Swap Agreement Collateral Account") upon written notice from the Issuer. All sums on deposit and securities held in any Currency Swap Agreement Collateral Account shall be used only for the purposes set forth in the related credit support agreement to be entered into between the Issuer and the related Currency Swap Counterparty (a "Credit Support Agreement"). Amounts on deposit in any Currency Swap Agreement Collateral Account may be invested in Investment Securities at the written direction of the related Swap Counterparty and on each Quarterly Distribution Date, all investment earnings actually received by the Trustee on amounts on deposit in a Currency Swap Agreement Collateral Account or on securities held by the Trustee as Swap Collateral shall be paid directly to the related Swap Counterparty and not become part of Available Funds in accordance with the terms of the Credit Support Agreement. All amounts deposited in a Currency Swap Agreement Collateral Account shall be paid to the Issuer (and become part of Available Funds on the related Quarterly Distribution Date) or returned to the related Swap Counterparty, from time to time, in accordance with the provisions set forth in the related Credit Support Agreement. The Trustee shall be entitled to conclusively rely on the written instructions of the Issuer or the Issuer Administrator with respect to sums on deposit in the Collateral Fund and any Currency Swap Agreement Collateral Account without responsibility to know or determine the purpose or provisions set forth in the related Collateral Support Agreement.

           Section 5.11.  Investment of Funds Held by Trustee. The Trustee shall invest money held for the credit of any Fund or Account or Subaccount held by the Trustee hereunder as directed in writing (or orally, confirmed in writing) by an Authorized Representative of the Issuer, to the fullest extent practicable and reasonable, in Investment Securities which shall mature or be redeemable at par at the option of the holder prior to the next Monthly Payment Date. In the absence of any such direction and to the extent practicable, the Trustee may invest amounts held hereunder in those Investment Securities described in clause (ix) of the definition of the Investment Securities. All such investments shall be held by (or by any Custodian on behalf of) the Trustee for the benefit of the Issuer; provided that prior to or on the Business Day preceding each Distribution Date and Monthly Payment Date all interest and other investment income collected (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Fund and shall be deemed to constitute a portion of the Available Funds for such Distribution Date. The Trustee and the Issuer hereby agree that unless an Event of Default shall have occurred hereunder, the Issuer acting by and through an Authorized Representative shall be entitled to, and shall, provide written direction or oral direction confirmed in writing to the Trustee with respect to any discretionary acts required or permitted of the Trustee under any Investment Securities and the Trustee shall not take such discretionary acts without such written direction.

To the extent any notice as to the making of an investment or the withdrawal of funds is required pursuant to the terms and conditions of any Investment Securities meeting the criteria set forth in clause (vi) of such defined term, the Issuer Administrator shall deliver such notice to the Trustee no later than the Business Day such notice is due thereunder. Any damages, expenses or losses incurred by the Trustee in connection with the failure to provide such notice as required shall be paid by the Issuer.

The Investment Securities purchased shall be held by the Trustee and shall be deemed at all times to be part of such Fund or Account or Subaccounts or combination thereof, and the Trustee shall inform the Issuer of the details of all such investments. Upon direction in writing (or orally, confirmed in writing) from an Authorized Representative of the Issuer, the Trustee shall use its best efforts to sell at the best price obtainable, or present for redemption, any Investment Securities purchased by it as an investment whenever it shall be necessary to provide money to meet any payment from the applicable Fund. The Trustee shall advise the Issuer in writing, on or before the fifteenth day of each calendar month (or such later date as reasonably consented to by the Issuer), of all investments held for the credit of each Fund in its custody under the provisions of this Indenture as of the end of the preceding month and the value thereof, and shall list any investments which were sold or liquidated for less than the par value thereof, plus accrued but unpaid interest at the time thereof.

Money in any Fund constituting a part of the Trust Estate may be pooled for the purpose of making investments and may be used to pay accrued interest on Investment Securities purchased. The Trustee and its Affiliates may act as principal or agent in the acquisition or disposition of any Investment Securities.

Notwithstanding the foregoing, the Trustee shall not be responsible or liable for any losses on investments made by it hereunder or for keeping all Funds held by it, fully invested at all times, its only responsibility being to comply with the investment instructions of the Issuer or its designee in a non-negligent manner.

The Issuer acknowledges that to the extent the regulations of the Comptroller of the Currency or other applicable regulatory agency grant the Issuer the right to receive brokerage confirmations of security transactions, the Issuer waives receipt of such confirmations.

Any investment of funds in Investment Securities shall be held by a financial institution in accordance with the following requirements:

(i) all Investment Securities shall be held in an account with such financial institution in the name of the Trustee;

(ii) all Investment Securities held in such account shall be delivered to the Trustee in the following manner:

with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the Uniform Commercial Code in effect in the applicable jurisdiction (the "UCC") (other than certificated securities) and are susceptible of physical delivery, transferred to the Trustee by physical delivery to the Trustee, indorsed to, or registered in the name of, the Trustee or its nominee or indorsed in blank; or such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Investment Securities to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

with respect to a "certificated security" (as defined in Section 8-102(a)(4) of the UCC), transferred:

by physical delivery of such certificated security to the Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Trustee or indorsed in blank;

by physical delivery of such certificated security in registered form to a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) acting on behalf of the Trustee if the certificated security has been specially indorsed to the Trustee by an effective endorsement;

with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee of the purchase by the securities intermediary on behalf of the Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee and indicating that such securities intermediary holds such book-entry security solely as agent for the Trustee; or such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Investment Securities to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

with respect to any "uncertificated security" (as defined in Section 8-102(a)(18) of the UCC) that is not governed by clause (C) above, transferred:

(a) by registration to the Trustee as the registered owner thereof, on the books and records of the issuer thereof, or

           (b)  by registration to another Person (not a securities intermediary) that either becomes the registered owner of the uncertificated security on behalf of the Trustee or, having become the registered owner, acknowledges that it holds for the Trustee; or

by the issuer thereof having agreed that it will comply with instructions originated by the Trustee without further consent of the registered owner thereof;

with respect to any "security entitlement" (as defined in Section 8-102(a)(17) of the UCC):

if a securities intermediary

          (a)   indicates by book entry that a "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to the Trustee's "securities account" (as defined in Section 8-501(a) of the UCC),

           (b)  receives a financial asset (as so defined) from the Trustee or acquires a financial asset for the Trustee, and, in either case, accepts it for credit to the Trustee's securities account (as so defined),

           (c)  becomes obligated under other law, regulation or rule to credit a financial asset to the Trustee's securities account, or

           (d)  has agreed that it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) originated by the Trustee, without further consent by the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC), and such financial asset either is such Investment Security or a security entitlement evidencing a claim thereto; and

in each case of delivery contemplated pursuant to clauses (A) through (E) above, the Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Investment Security is held in trust pursuant to and as provided in this Indenture.

Any cash held by the Trustee shall be considered a "financial asset" for purposes of this paragraph. Subject to the other provisions hereof, the Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Trustee in a manner which complies with this paragraph.

The Trustee agrees that it has no security interest or other adverse claim to the Funds or the Investment Securities therein that are part of the Trust Estate other than pursuant to this Indenture and that it will not enter into any agreement that would give any Person or entity other than the Trustee the right to give entitlement orders with respect to such Investment Securities or the Funds.

The Issuer Administrator, on behalf of the Issuer, shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any Investment Securities held hereunder, and, in general, to exercise each and every other power or right with respect to such Investment Securities as individuals generally have and enjoy with respect to their own assets and investments, including power to vote upon any matter relating to holders of such Investment Securities.

           Section 5.12.  Release.

           (a)  The Trustee shall, upon Issuer Order and subject to the provisions of this Indenture, take all actions reasonably necessary to effect the release of any Financed Eligible Loans from the lien of this Indenture to the extent the terms hereof permit the sale, disposition or transfer of such Financed Eligible Loans.

           (b)  Subject to the payment of its fees and expenses pursuant to Sections 7.05 and 7.07, the Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Article V shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

           (c)  The Trustee shall, at such time as there are no Notes Outstanding and all sums due the Trustee pursuant to Sections 7.05 and 7.07 and all amounts payable to the Master Servicer, the Issuer Administrator, the Delaware Trustee and any Counterparties have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Funds and Accounts. The Trustee shall release property from the lien of this Indenture pursuant to this Section 5.07(c) only in accordance with, and upon receipt of, an Issuer Order, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1).

           (d)  Subject to the provisions of this Indenture, the Trustee shall release property from the lien of this Indenture only in accordance with, and upon receipt of, an Issuer Order, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

           (e)  Each Registered Owner, by the acceptance of a Note, acknowledges that from time to time the Trustee shall release the lien of this Indenture on any Financed Eligible Loan to be sold to (i) the Seller in accordance with the applicable Student Loan Purchase Agreement; (ii) to the Servicer in accordance with the Servicing Agreement; and (iii) to another eligible lender holding one or more serial loans with respect to such Financed Eligible Loan, in accordance with the Servicing Agreement, and each Registered Owner, by the acceptance of a Note, consents to any such release.

ARTICLE VI

DEFAULTS AND REMEDIES

           Section 6.01.  Events of Default Defined. For the purpose of this Indenture, the following events are hereby defined as, and are declared to be, "Events of Default":

           (a)  (i) default in the due and punctual payment of any interest on any Class A Note when the same becomes due and payable, and such default shall continue for a period of five (5) days or (ii) if no Class A Notes are Outstanding, default in the due and punctual payment of any interest on any Class B Note when the same becomes due and payable, and such default shall continue for a period of five (5) days;

(b) default in the due and punctual payment of the principal of any Note when the same becomes due and payable on the related Final Maturity Date;

           (c)  default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Issuer to be kept, observed and performed contained in this Indenture or in the Notes, and continuation of such default for a period of 90 days after written notice thereof by the Trustee to the Issuer; and

(d) the occurrence of an Event of Bankruptcy.

Any notice herein provided to be given to the Issuer with respect to any default shall be deemed sufficiently given if sent by registered mail with postage prepaid to the Person to be notified, addressed to such Person at the mailing address as shown in Section 9.01 of this Indenture or such other address as may hereafter be given as the Principal Office of the Issuer in writing to the Trustee by an Authorized Representative of the Issuer. The Trustee may give any such notice in its discretion and shall give such notice if requested to do so in writing by the Registered Owners of at least __% of the Outstanding Amount of the Highest Priority Obligations.

           Section 6.02.  Remedy on Default; Possession of Trust Estate. Subject to Sections 6.09, 7.05 and 7.07 hereof, upon the happening and continuance of any Event of Default, the Trustee or by its attorneys or agents may enter into and upon and take possession of such portion of the Trust Estate as shall be in the custody of others, and all property comprising the Trust Estate, and each and every part thereof, and exclude the Issuer and its agents, servants and employees wholly therefrom, and have, hold, use, operate, manage, and control the same and each and every part thereof, and in the name of the Issuer or otherwise, as they shall deem best, conduct the business thereof and exercise the privileges pertaining thereto and all the rights and powers of the Issuer and use all of the then existing Trust Estate for that purpose, and collect and receive all charges, income and Available Funds of the same and of every part thereof, and after deducting therefrom all expenses incurred hereunder and all other proper outlays herein authorized, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the Trustee shall apply the rest and residue of the money received by the Trustee as follows:

FIRST, (a) to the applicable Registered Owners of the Class A-4 Notes then denominated in U.S. Dollars and then structured not to receive a payment of principal until the end of its related Reset Period, the amount, if any, on deposit in the Class A-4 Accumulation Account (excluding any investment earnings thereon) in reduction of the Outstanding Amount of the Class A-4 Notes until they are paid in full; and/or (b) to the related Currency Swap Counterparty if the Class A-4 Notes are then in a Foreign Exchange Mode and are then structured not to receive a payment of principal until the end of their related Reset Period, the amount, if any, on deposit in the Class A-4 Accumulation Account (excluding any investment earnings thereon) in reduction of the Outstanding Amount of the Class A-4 Notes until they are paid in full;

SECOND, to the Trustee, the Eligible Lender Trustee, Auction Agent, Broker-Dealer and the Delaware Trustee, the Master Servicer, pro rata, without preference or priority of any kind, according to the amounts due and payable to each such party, any Trustee Fee or expenses (including indemnity payments claimed by the Trustee), any Auction Agent Fee, any Broker-Dealer Fee, any Delaware Trustee Fee or expenses (including indemnity payments claimed by the Delaware Trustee), and any Master Servicing Fees, respectively, due and owing;

THIRD, to the Issuer Administrator, any Administration Fees, due to such party and remaining unpaid;

FOURTH, pro rata, based on amounts due and owing, (i) to the Counterparties, pro rata, without preference or priority of any kind, in proportion to their respective entitlements under the applicable Derivative Products (excluding all Termination Payments other than Priority Termination Payments), (ii) to the Class A Noteholders (other than any Class A-4 Noteholders if a Derivative Product with respect to interest payments to be made to the Class A-4 Noteholders is then in effect) of each Class for amounts due and unpaid on each such Class of the Class A Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on each such Class of the Class A Notes for such interest, (iii) if a Derivative Product is then in effect with respect to interest payments to be made to the Class A-4 Noteholders, to the Counterparty for such Derivative Product, the amount of any Issuer Derivative Payments due and payable (other than as paid to that Counterparty under clause FIRST above); and (iv) if any Derivative Product with respect to the Class A-4 Notes has been terminated, to the related Counterparty, the amount of any Priority Termination Payments due to such Counterparty;

FIFTH, (a) if the Class A-4 Notes are in a Foreign Exchange Mode, pro rata (i) to Class A Noteholders (other than the Class A-4 Noteholders) for amounts due and unpaid on the Class A Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for principal, and (ii) to the applicable Currency Swap Counterparties an amount sufficient to reduce the U.S. Dollar Equivalent Principal Amount of the Class A-4 Notes to zero; or (b) if the Class A-4 Notes are then denominated in U.S. Dollars, pro rata to the Class A Noteholders for amounts due and unpaid on the Class A Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for principal;

SIXTH, to the Class B Noteholders for amounts due and unpaid for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for such interest

SEVENTH, to the Class B Noteholders for amounts due and unpaid on the Class B Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for principal;

EIGHTH, to the Noteholders of Class A Auction-Rate Notes, all Auction Rate Carry-Over Amounts for such classes then due and unpaid, pro rata, without preference or priority of any kind, according to the amounts due and payable on such Class A Notes for such Carry-Over Amounts;

NINTH, to the Noteholders of Class B Auction-Rate Notes, all Auction Rate Carry-Over Amounts for such classes then due and unpaid, pro rata, without preference or priority of any kind, according to the amounts due and payable on such Class B Notes for such Carry-Over Amounts;

TENTH, to the Counterparties, in proportion to the respective entitlements under the applicable Derivative Product Agreement, ratably, without preference or priority of any kind, for any Termination Payments due and any other unpaid Issuer Derivative Payments;

ELEVENTH, to the Remarketing Agents, any due and unpaid Remarketing Fees payable by the Issuer to the extent not previously paid from amounts on deposit in the Remarketing Fee Fund;

TWELFTH, sequentially, first to the Remarketing Agents, and second to the Administrator for any advances made on behalf of the Issuer, in each case, for payment of certain costs and expenses as set forth in Section __ of the Remarketing Agreement in connection with the remarketing of the Reset Rate Notes not previously reimbursed by the Issuer;

THIRTEENTH, to the Master Servicer, for any unpaid Carryover Servicing Fees; and

FOURTEENTH, to the Issuer.

The Trustee may fix a record date and payment date for any payment to Registered Owners and any Counterparties pursuant to this Section 6.02. At least 15 days before such record date, the Trustee shall mail to each Counterparty and each Registered Owner (provided, that so long as the Notes remain in book-entry form, the only Registered Owner shall be the Clearing Agency or its nominee) and the Issuer a notice that states the record date, the payment date and the amount to be paid.

           Section 6.03.  Remedies on Default; Advice of Counsel. Upon the happening of any Event of Default, the Trustee may proceed to protect and enforce the rights of the Trustee and the Registered Owners and any Counterparties in such manner as counsel for the Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as, in the opinion of such counsel, may be more effectual to protect and enforce the rights aforesaid.

           Section 6.04.  Remedies on Default; Sale of Trust Estate. Upon the happening of any Event of Default and if the principal of all of the Outstanding Obligations shall have been declared due and payable, then and in every such case, and irrespective of whether other remedies authorized shall have been pursued in whole or in part, the Trustee may sell, with or without entry, to the highest bidder the Trust Estate, and all right, title, interest, claim and demand thereto and the right of redemption thereof, at any such place or places, and at such time or times and upon such notice and terms as may be required by law. Upon such sale the Trustee may make and deliver to the purchaser or purchasers a good and sufficient assignment or conveyance for the same, which sale shall be a perpetual bar both at law and in equity against the Issuer and all Persons claiming such properties. No purchaser at any sale shall be bound to see to the application of the purchase money or to inquire as to the authorization, necessity, expediency or regularity of any such sale. The Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Issuer, in its name and stead, to make and execute all bills of sale, instruments of assignment and transfer and such other documents of transfer as may be necessary or advisable in connection with a sale of all or part of the Trust Estate, but the Issuer, if so requested by the Trustee, shall ratify and confirm any sale or sales by executing and delivering to the Trustee or to such purchaser or purchasers all such instruments as may be necessary, or in the judgment of the Trustee, proper for the purpose which may be designated in such request. In addition, the Trustee may proceed to protect and enforce the rights of the Trustee and the Registered Owners and any Counterparties in such manner as counsel for the Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The Trustee shall take any such action or actions if requested to do so in writing by the Registered Owners and any Counterparties of at least __% of the Outstanding Amount of the Highest Priority Obligations at the time Outstanding. However, in the case of an Event of Default described in Section 6.01(c), the Trustee may take such action or actions only if requested to do so in writing by the Registered Owners and any Counterparties of all Obligations at the time Outstanding unless the net proceeds received by the Trustee from selling the Trust Estate are sufficient to pay all amounts owed to all the Registered Owners and any Counterparties.

           Section 6.05.  Appointment of Receiver. In case an Event of Default occurs, and if all of the Outstanding Obligations shall have been declared due and payable and in case any judicial proceedings are commenced to enforce any right of the Trustee or of the Registered Owners or of any Counterparties under this Indenture or otherwise, then as a matter of right, the Trustee shall be entitled to the appointment of a receiver of the Trust Estate and of the earnings, income or revenue, rents, issues and profits thereof with such powers as the court making such appointments may confer.

           Section 6.06.  Restoration of Position. In case the Trustee shall have proceeded to enforce any rights under this Indenture by sale or otherwise, and such proceedings shall have been discontinued, or shall have been determined adversely to the Trustee, then and in every such case to the extent not inconsistent with such adverse decree, the Issuer, the Trustee, the Registered Owners and any Counterparties shall be restored to their former respective positions and the rights hereunder in respect to the Trust Estate, and all rights, remedies and powers of the Trustee and of the Registered Owners and of any Counterparties shall continue as though no such proceeding had been taken.

           Section 6.07.  Purchase of Properties by Trustee or Registered Owners or Counterparties. In case of any such sale of the Trust Estate, any Registered Owner or Registered Owners or committee of Registered Owners or Counterparty or Counterparties or committee of Counterparties or the Trustee, may bid for and purchase such property and upon compliance with the terms of sale may hold, retain possession and dispose of such property as the absolute right of the purchaser or purchasers without further accountability and shall be entitled, for the purpose of making any settlement or payment for the property purchased, to use and apply any Obligations hereby secured and any interest thereon due and unpaid, by presenting such Obligations in order that there may be credited thereon the sum apportionable and applicable thereto out of the net proceeds of such sale, and thereupon such purchaser or purchasers shall be credited on account of such purchase price payable to him or them with the sum apportionable and applicable out of such net proceeds to the payment of or as a credit on the Obligations so presented.

           Section 6.08.  Application of Sale Proceeds. The proceeds of any sale of the Trust Estate, together with any funds at the time held by the Trustee and not otherwise appropriated, shall be applied by the Trustee as set forth in Section 6.02 hereof, and then to the Issuer or whomsoever shall be lawfully entitled thereto.

           Section 6.09.  Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Trustee or the Registered Owners of Obligations representing not less than 51% of the Outstanding Amount of the Highest Priority Obligations may declare all the Outstanding Obligations to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by Registered Owners), and upon any such declaration the unpaid principal amount of such Outstanding Obligations, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable, subject, however, to Section 6.04 of this Indenture.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, the Registered Owners of Obligations representing a majority of the Outstanding Amount of the Highest Priority Obligations, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

           (i)  all payments of principal of and interest on all Obligations and all other amounts that would then be due hereunder or upon such Obligations if the Event of Default giving rise to such acceleration had not occurred; and

           (ii)  all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, the Master Servicer, the Delaware Trustee, the Auction Agent, the Broker-Dealers, and their agents and counsel; and

(b) all Events of Default, other than the nonpayment of the principal of the Obligations that has become due solely by such acceleration, have been cured or waived as provided in Section 6.15 hereof.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

           Section 6.10.  Remedies Not Exclusive. The remedies herein conferred upon or reserved to the Trustee or the Registered Owners (excluding the Sponsor) of Obligations or any Counterparties are not intended to be exclusive of any other remedy, but each remedy herein provided shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing, and every power and remedy hereby given to the Trustee or to the Registered Owners of Obligations or any Counterparties, or any supplement hereto, may be exercised from time to time as often as may be deemed expedient. No delay or omission of the Trustee or of any Registered Owner of Obligations or any Counterparties to exercise any power or right arising from any default hereunder shall impair any such right or power or shall be construed to be a waiver of any such default or to be acquiescence therein.

           Section 6.11.  Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if:

           (a)  (i) default is made in the payment of any installment of interest, if any, on any Class A Notes (other than Carry-Over Amounts) when such interest becomes due and payable and such default continues for a period of five (5) days or (ii) if no Class A Notes are Outstanding, default is made in the payment of any installment of interest, if any, on any Class B Notes (other than Carry-Over Amounts) when such interest becomes due and payable and such default continues for a period of five (5) days; or

(b) default is made in the payment of the principal of (or premium, if any, on) any Notes at its Final Maturity Date,

then the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Registered Owners, the whole amount then due and payable on such Notes for principal (and premium, if any) and for the benefit of any Counterparties, the whole amount when due and payable under the Derivative Product Agreements and interest, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest, if any, at the rate or rates borne by or provided for in such Notes (or as provided in the Derivative Product Agreements, as applicable), and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may upon receiving indemnification satisfactory to the Trustee institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon such Notes of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Notes, wherever situated.

If an Event of Default with respect to Notes occurs and is continuing, the Trustee may, after being indemnified to its satisfaction and in its discretion, proceed to protect and enforce its rights and the rights of the Registered Owners of Notes and any related coupons and of the Counterparties by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

           Section 6.12.  Direction of Trustee. Upon the happening of any Event of Default, the Registered Owners of at least 51% of the Outstanding Amount of the Highest Priority Obligations, shall have the right by an instrument or instruments in writing delivered to the Trustee to direct and control the Trustee as to the method of taking any and all proceedings for any sale of any or all of the Trust Estate, or for the appointment of a receiver, if permitted by law, and may at any time cause any proceedings authorized by the terms hereof to be so taken or to be discontinued or delayed; provided, however, that such Registered Owners shall not be entitled to cause the Trustee to take any proceedings which in the Trustee's opinion would be unjustly prejudicial to non-assenting Registered Owners of Obligations or the Counterparties, but the Trustee shall be entitled to assume that the action requested by the Registered Owners and any Counterparties of at least 51% of the Outstanding Amount of the Highest Priority Obligations will not be prejudicial to any non-assenting Registered Owners or the Counterparties unless the Registered Owners and any Counterparties of more than 51% of the Outstanding Amount of the non-assenting Registered Owners of such Obligations and the Counterparties, in writing, show the Trustee how they will be prejudiced. Provided, however, that anything in this Indenture to the contrary notwithstanding, the Registered Owners of a majority of the Outstanding Amount of the Highest Priority Obligations together with the Registered Owners of a majority of the Outstanding Amount of all other Obligations shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder, provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture. The provisions of this Section 6.12 shall be expressly subject to the provisions of Sections 7.01(c), 7.05 and 7.07 hereof.

           Section 6.13.  Right to Enforce in Trustee. No Registered Owner of any Obligation shall have any right as such Registered Owner to institute any suit, action or proceedings for the enforcement of the provisions of this Indenture or for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, all rights of action hereunder being vested exclusively in the Trustee, unless and until such Registered Owner shall have previously given to the Trustee written notice of a default hereunder, and of the continuance thereof, and also unless the Registered Owners of the requisite principal amount of the Obligations then Outstanding shall have made written request upon the Trustee and the Trustee shall have been afforded reasonable opportunity to institute such action, suit or proceeding in its own name, and unless the Trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, which offer of indemnity shall be an express condition precedent hereunder to any obligation of the Trustee to take any such action hereunder, and the Trustee for 30 days after receipt of such notification, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding. It is understood and intended that no one or more Registered Owners of the Obligations shall have the right in any manner whatever by his or their action to affect, disturb or prejudice the lien of this Indenture or to enforce any right hereunder except in the manner herein provided and for the equal benefit of the Registered Owners of not less than a majority of the Outstanding Amount of the Obligations.

           Section 6.14.  Physical Possession of Obligations Not Required. In any suit or action by the Trustee arising under this Indenture or on all or any of the Obligations issued hereunder, or any supplement hereto, the Trustee shall not be required to produce such Obligations, but shall be entitled in all things to maintain such suit or action without their production.

           Section 6.15.  Waivers of Events of Default. The Trustee may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of Obligations, and shall do so upon the written request of the Registered Owners (excluding the Sponsor) of at least a majority of the Outstanding Amount of the Highest Priority Obligations; provided, however, that there shall not be waived (a) any Event of Default in the payment of the principal of or premium on any Outstanding Obligations at the date of maturity thereof, or any default in the payment when due of the interest on any such Obligations, unless prior to such waiver or rescission, all arrears of interest or all arrears of payments of principal and all expenses of the Trustee, in connection with such default shall have been paid or provided for; or (b) any default in the payment of amounts set forth in Sections 7.05 and 7.07 hereof. In case of any such waiver or rescission, or in case any proceedings taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely to the Trustee, then and in every such case the Issuer, the Trustee and the Registered Owners of Obligations and the Counterparties shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to or affect any subsequent or other default, or impair any rights or remedies consequent thereon.

ARTICLE VII

THE TRUSTEE

           Section 7.01.  Acceptance of Trust. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following terms and conditions:

(a) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge,

           (i)   the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (ii)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform as to form with the requirements of this Indenture.

           (b)   In case an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee, in exercising the rights and powers vested in it by this Indenture, shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           (c)   Before taking or refraining from taking any action hereunder, the Trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the Issuer or the Registered Owners, as applicable, for the reimbursement of all expenses to which it may be put and to protect it against all liability, including costs incurred in defending itself against any and all charges, claims, complaints, allegations, assertions or demands of any nature whatsoever arising from or related to its role as Trustee, except liability which results from the negligence or willful misconduct of the Trustee.

           Section 7.02.  Recitals of Others. The recitals, statements and representations set forth herein and in the Notes shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the title of the Issuer in the Trust Estate or as to the security afforded thereby and hereby, or as to the validity or sufficiency of this Indenture or of the Notes issued hereunder, and the Trustee shall incur no responsibility in respect of such matters.

           Section 7.03.  As to Filing of Indenture. The Trustee shall be under no duty (a) to file or record, or cause to be filed or recorded, this Indenture or any instrument supplemental hereto, (b) or to procure any further order or additional instruments of further assurance, (c) to see to the delivery to it of any personal property intended to be mortgaged or pledged hereunder or thereunder, (d) or to do any act which may be suitable to be done for the better maintenance of the lien or security hereof (other than the filing of any continuation (but not initial) statements), or (e) for giving notice of the existence of such lien, or for extending or supplementing the same or to see that any rights to the Trust Estate and Funds intended now or hereafter to be transferred in trust hereunder are subject to the lien hereof. The Trustee shall not be liable for failure of the Issuer to pay any tax or taxes in respect of such property, or any part thereof, or the income therefrom or otherwise, nor shall the Trustee be under any duty in respect of any tax which may be assessed against it or the Registered Owners or the Counterparties in respect of such property or pledged to the Trust Estate. The Issuer agrees to prepare or have prepared, and to request that the Trustee execute (if such execution is necessary for any such filing) and, at the Issuer's expense, to file or have filed in a timely manner (if received from the Issuer in a timely manner), the continuation statements referred to herein.

           Section 7.04.  Trustee May Act Through Agents. The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder, either itself or by or through its attorneys, agents, custodians or employees, and it shall not be answerable, responsible or accountable for any default, neglect or misconduct of any such attorneys, agents, custodians or employees appointed with due care by the Trustee. All reasonable costs incurred by the Trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with the trusts hereof shall be paid by the Issuer.

           Section 7.05.  Indemnification of Trustee. Other than with respect to its duties to make payment on the Obligations when due, and its duty to pursue the remedy of acceleration as provided in Sections 6.02 and 6.09 hereof, for each of which no additional security or indemnity may be required, the Trustee shall be under no obligation or duty to take any action or refrain from taking any action under this Indenture or to perform any act at the request of Registered Owners or to institute or defend any suit in respect thereof unless properly indemnified and provided with security to its satisfaction as provided in Section 7.01(c) hereof. The Trustee shall not be required to take notice, or be deemed to have knowledge, of any default or Event of Default of the Issuer hereunder and may conclusively assume that there has been no such default or Event of Default (other than an Event of Default described in Section 6.01(a) or (b) hereof) unless and until it shall have been specifically notified in writing at the address in Section 9.01 hereof of such default or Event of Default by (a) the Registered Owners or the Counterparties of the required percentages in principal amount of the Obligations then Outstanding hereinabove specified or (b) an Authorized Representative of the Issuer. However, the Trustee may begin suit, or appear in and defend suit, execute any of the trusts hereby created, enforce any of its rights or powers hereunder, or do anything else in its judgment proper to be done by it as Trustee, without assurance of reimbursement or indemnity, and in such case the Trustee shall be reimbursed or indemnified by the Registered Owners or the Counterparties requesting such action, if any, or the Issuer in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith, unless such costs and expenses, liabilities, outlays and attorneys' fees and other reasonable disbursements properly incurred in connection therewith are adjudicated to have resulted from the negligence or willful misconduct of the Trustee. In furtherance and not in limitation of this Section 7.05, the Trustee shall not be liable for, and shall be held harmless by the Issuer from, following any Issuer Orders, instructions or other directions upon which the Trustee is authorized to rely pursuant to this Indenture or any other agreement to which it is a party. If the Issuer or the Registered Owners or the Counterparties, as appropriate, shall fail to make such reimbursement or indemnification, the Trustee may reimburse itself from any money in its possession under the provisions of this Indenture (a) except during the continuance of an Event of Default, subject only to the prior lien of the Notes for the payment of the principal thereof, premium, if any, and interest thereon from the Collection Fund and (b) during the continuance of an Event of Default in accordance with Section 6.02 hereof. None of the provisions contained in this Indenture or any other Agreement to which it is a party shall require the Trustee to act or to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Registered Owners or the Counterparties shall not have offered security and indemnity acceptable to it or if it shall have reasonable grounds for believing that prompt repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Issuer agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder arising from the Trust Estate. The Issuer agrees to indemnify and hold harmless the Trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of the Notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

           Section 7.06.  Trustee's Right to Reliance. The Trustee may rely and shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, appraisal, opinion, report or document of the Issuer or the Servicer or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, paper or document, but may accept the same as conclusive evidence of the truth and accuracy of such statement. Before acting or refraining from acting in the administration hereof, the Trustee may consult with experts and with counsel (who may but need not be counsel for the Issuer, the Trustee, or for a Registered Owner or for a Counterparty), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted to be taken or suffered, and in respect of any determination made by it hereunder in good faith and in accordance with the opinion of such counsel.

Whenever in the administration hereof the Trustee shall reasonably deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate signed by an Authorized Representative of the Issuer or an authorized officer of the Issuer Administrator or the Servicer. Whenever in the administration hereof the Trustee is directed to comply with an Issuer Order, the Trustee will be entitled to act in reliance upon such Issuer Order.

The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Issuer or any Servicer but the Trustee may require of the Issuer or any Servicer full information and advice as to the performance of any covenants, conditions or agreements pertaining to Financed Eligible Loans.

The Trustee shall not be answerable for other then its negligence or willful misconduct and shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it hereby, or in an error of judgment made in good faith; provided, however, that the Trustee shall be liable for its negligence or willful misconduct.

The permissive right of the Trustee to take action under or otherwise do things enumerated in this Indenture shall not be construed as a duty.

The Trustee is authorized to enter into agreements with other Persons, in its capacity as Trustee, in order to carry out or implement the terms and provisions of this Indenture. The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Indenture or any other transaction document or at the direction of the Registered Owners or Counterparties evidencing the appropriate percentage of the aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any other transaction document.

The Trustee shall not be liable for any action taken or omitted by it in good faith on the direction of the Registered Owners of a majority of the Outstanding Amount of the Highest Priority Obligations as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising any power conferred by this Indenture.

The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default (except an Event of Nonpayment) or Event of Default unless a Responsible Officer of Trustee shall have received written notice or obtained actual knowledge thereof. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no default or Event of Default.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

           Section 7.07.  Compensation of Trustee. Except as otherwise expressly provided herein, all advances, counsel fees (including without limitation allocated fees of in-house counsel) and other expenses reasonably made or incurred by the Trustee in and about the execution and administration of the trust hereby created and reasonable compensation to the Trustee for its services in the premises shall be paid by the Issuer. The compensation of the Trustee shall not be limited to or by any provision of law in regard to the compensation of trustees of an express trust. The Trustee shall not change the amount of its annual compensation without giving the Issuer at least 90 days' written notice prior to the beginning of a Fiscal Year. If not paid by the Issuer, the Trustee shall have a lien against all money held pursuant to this Indenture (a) except during the continuance of an Event of Default, subject only to the prior lien of the Obligations against the money and investments in the Collection Fund for the payment of the principal thereof, premium, if any, and interest thereon, and (b) during the continuance of an Event of Default, in accordance with Section 6.02, for such reasonable compensation, expenses, advances and counsel fees incurred in and about the execution of the trusts hereby created and the exercise and performance of the powers and duties of the Trustee hereunder and the cost and expense incurred in defending against any liability in the premises of any character whatsoever (unless such liability is adjudicated to have resulted from the negligence or willful misconduct of the Trustee).

Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

           Section 7.08.  Trustee May Own Notes. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The Trustee hereunder, or any successor Trustee, in its individual or other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, with the same rights it would have if it were not the Trustee. The Trustee may act as Depository for, and permit any of its officers or directors to act as a member of, or act in any other capacity in respect to, any committee formed to protect the rights of the Registered Owners and Counterparties or to effect or aid in any reorganization growing out of the enforcement of the Notes or of this Indenture, whether or not any such committee shall represent the Registered Owners of more than 60% of the Outstanding Amount of the Outstanding Obligations.

           Section 7.09.  Resignation of Trustee. The Trustee and any successor to the Trustee may resign and be discharged from the trust created by this Indenture by giving to the Issuer notice in writing which notice shall specify the date on which such resignation is to take effect; provided, however, that such resignation shall only take effect on the day specified in such notice if a successor Trustee shall have been appointed pursuant to Section 7.11 hereof (and is qualified to be the Trustee under the requirements of Section 7.11 hereof). If no successor Trustee has been appointed by the date specified or within a period of 90 days from the receipt of the notice by the Issuer, whichever period is longer, the Trustee may (a) appoint a temporary successor Trustee having the qualifications provided in Section 7.11 hereof or (b) request a court of competent jurisdiction to (i) require the Issuer to appoint a successor, as provided in Section 7.11 hereof, within three days of the receipt of citation or notice by the court, or (ii) appoint a Trustee having the qualifications provided in Section 7.11 hereof. In no event may the resignation of the Trustee be effective until a qualified successor Trustee shall have been selected and appointed. In the event a temporary successor Trustee is appointed pursuant to (a) above, the Issuer may remove such temporary successor Trustee and appoint a successor thereto pursuant to Section 7.11 hereof.

           Section 7.10.  Removal of Trustee. The Trustee or any successor Trustee may be removed (a) at any time by the Registered Owners of a majority of the Outstanding Amount of Notes which are the Highest Priority Obligations, (b) by the Issuer Administrator for cause or upon the sale or other disposition of the Trustee or its corporate trust functions or (c) by the Issuer Administrator without cause so long as no Event of Default exists or has existed within the last 30 days, upon payment to the Trustee so removed of all money then due to it hereunder and appointment of a successor thereto by the Issuer and acceptance thereof by said successor. One copy of any such order of removal shall be filed with the Delaware Trustee and the other with the Trustee so removed.

In the event a Trustee (or successor Trustee) is removed, by any person or for any reason permitted hereunder, such removal shall not become effective until (a) in the case of removal by the Registered Owners, such Registered Owners by instrument or concurrent instruments in writing (signed and acknowledged by such Registered Owners or their attorneys-in-fact) filed with the Trustee removed have appointed a successor Trustee or otherwise the Issuer shall have appointed a successor, and (b) the successor Trustee has accepted appointment as such.

           Section 7.11.  Successor Trustee. In case at any time the Trustee or any successor Trustee shall resign, be dissolved, or otherwise shall be disqualified to act or be incapable of acting, or in case control of the Trustee or of any successor Trustee or of its officers shall be taken over by any public officer or officers, a successor Trustee may be appointed by the Issuer Administrator by an instrument in writing duly authorized by the Issuer Administrator. In the case of any such appointment by the Issuer Administrator of a successor to the Trustee, the Issuer Administrator shall forthwith cause notice thereof to be mailed to the Registered Owners of the Notes at the address of each Registered Owner appearing on the note registration books maintained by the Registrar and to each Counterparty at the addresses specified in the applicable Derivative Product Agreement.

Every successor Trustee appointed by the Registered Owners, by a court of competent jurisdiction, or by the Issuer Administrator shall be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein, which has a reported capital and surplus of not less than $50,000,000, be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority, and be an Eligible Lender so long as such designation is necessary to maintain guarantees and federal benefits under the Act with respect to the Financed Eligible Loans originated under the Act.

           Section 7.12.  Manner of Vesting Title in Trustee. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor Trustee, and also to the Issuer, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance shall become fully vested with all the estate, properties, rights, powers, trusts, duties and obligations of its predecessors in trust hereunder (except that the predecessor Trustee shall continue to have the benefits to indemnification hereunder together with the successor Trustee), with like effect as if originally named as Trustee herein; but the Trustee ceasing to act shall nevertheless, on the written request of an Authorized Representative of the Issuer, or an authorized officer of the successor Trustee, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee all the right, title and interest of the Trustee which it succeeds, in and to the Trust Estate and such rights, powers, trusts, duties and obligations, and the Trustee ceasing to act also, upon like request, pay over, assign and deliver to the successor Trustee any money or other property or rights subject to the lien of this Indenture, including any pledged securities which may then be in its possession. Should any deed or instrument in writing from the Issuer be required by the successor Trustee for more fully and certainly vesting in and confirming to such new Trustee such estate, properties, rights, powers and duties, any and all such deeds and instruments in writing shall on request be executed, acknowledged and delivered by the Issuer.

In case any of the Notes to be issued hereunder shall have been authenticated but not delivered, any successor Trustee may adopt the certificate of authentication of the Trustee or of any successor to the Trustee; and in case any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes in its own name; and in all such cases such certificate shall have the full force which it has anywhere in the Notes or in this Indenture.

           Section 7.13.  Additional Covenants by the Trustee to Conform to the Act. The Trustee covenants that it will at all times be an Eligible Lender under the Act so long as such designation is necessary, as determined by the Issuer, to maintain the guarantees and federal benefits under the Act with respect to the Financed Eligible Loans, that it will acquire Eligible Loans originated under the Act in its capacity as an Eligible Lender and that it will not knowingly dispose of or deliver any Financed Eligible Loans originated under the Act or any security interest in any such Financed Eligible Loans to any party who is not an Eligible Lender so long as the Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of such Financed Eligible Loans; provided, however, that nothing above shall prevent the Trustee from delivering the Eligible Loans to the Servicer or the Guaranty Agency.

           Section 7.14.  Right of Inspection. Any Registered Owner or Counterparty shall be permitted at reasonable times during regular business hours and in accordance with reasonable regulations prescribed by the Trustee to examine at the Principal Office of the Trustee a copy of any report or instrument theretofore filed with the Trustee relating to the condition of the Trust Estate.

           Section 7.15.  Limitation with Respect to Examination of Reports. Except as provided in this Indenture, the Trustee shall be under no duty to examine any report or statement or other document required or permitted to be filed with it by the Issuer or any Servicer, and the Trustee may accept the same as conclusive evidence of the truth and accuracy of any statement contained therein or as to the existence or non-existence of any facts stated therein.

           Section 7.16.  Master Servicing Agreement. The Trustee acknowledges the receipt of a copy of the Master Servicing Agreement and, upon receipt thereof, upon request the Trustee shall acknowledge the receipt of a copy of any Servicing Agreement.

           Section 7.17.  Additional Covenants of Trustee. The Trustee, by the execution hereof, covenants, represents and agrees that:

           (a)   it will not exercise any of the rights, duties or privileges under this Indenture in such manner as would cause the Eligible Loans held or acquired under the terms hereof to be transferred, assigned or pledged as security to any Person other than as permitted by this Indenture;

           (b)   it will comply with the Act and the Regulations and will, upon written notice from an Authorized Representative of the Issuer, the Secretary or the Guaranty Agency, use its reasonable efforts to cause this Indenture to be amended (in accordance with Section 8.01 hereof) if the Act or Regulations are hereafter amended so as to be contrary to the terms of this Indenture; and

           (c)   it will not comply with any Issuer Order that does not comply with the terms and provisions of this Indenture or which directs the Trustee to take an action that is not permitted by the terms and provisions of this Indenture.

           Section 7.18.  Duty of Trustee with Respect to Rating Agencies. It shall be the duty of the Issuer to notify each Rating Agency then rating any of the Notes (but the Trustee shall incur no liability for any failure to do so) of (a) any change, expiration, extension or renewal of this Indenture, (b) prepayment or defeasance of all the Notes, (c) any change in the Trustee or (d) any other information reasonably required to be reported to each Rating Agency under any Supplemental Indenture; provided, however, the provisions of this Section do not apply when such documents have been previously supplied to such Rating Agency and the Trustee has received written evidence to such effect, all as may be required by this Indenture. All notices required to be forwarded to the Rating Agencies under this Section shall be sent in writing at the following addresses:

Standard & Poor's Ratings Services,
A Division of the McGraw-Hall Companies, Inc.
55 Water Street
New York, New York 10041
Attention: Asset-Backed Surveillance Group

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention: ABS Monitoring Group

Fitch Inc.
One State Street Plaza
New York, NY 10004
Attention: ABS Surveillance

The Trustee also acknowledges that each Rating Agency's periodic review for maintenance of a Rating on any class of the Notes may involve discussions and/or meetings with representatives of the Trustee at mutually agreeable times and places.

           Section 7.19.  Merger of the Trustee, Etc. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, or any Affiliate of the Trustee to which all or a portion of its corporate trust business is transferred, shall be the successor of the Trustee hereunder, provided such corporation or Affiliate shall be otherwise qualified and eligible under this Indenture, without the execution or filing of any paper of any further act on the part of any other parties hereto.

           Section 7.20.  Receipt of Funds from Servicer. The Trustee shall not be accountable or responsible in any manner whatsoever for any action of the Issuer, the Issuer Administrator, the Depository bank of any funds of the Issuer, or the Servicer while the Servicer is acting as bailee or agent of the Trustee with respect to the Eligible Loans for actions taken in compliance with any instruction or direction given to the Trustee, or for the application of funds or moneys by the Servicer until such time as funds are received by the Trustee.

           Section 7.21.  Special Circumstances Leading to Resignation of Trustee. Because the Trustee serves as trustee hereunder for Obligations of different priorities, it is possible that circumstances may arise which will cause the Trustee to resign from its position as trustee for one or more of the Obligations. In the event that the Trustee makes a determination that it should so resign, due to the occurrence of an Event of Default or potential default hereunder, or otherwise, the Issuer may permit such resignation as to one or more of the Obligations or request the Trustee's resignation as to all Obligations, as the Issuer may elect. If the Issuer should determine that a conflict of interest has arisen as to the trusteeship of any of the Obligations, it may authorize and execute a Supplemental Indenture with one or more successor Trustees, under which the administration of certain of the Obligations would be separated from the administration of the other Obligations.

           Section 7.22.  Survival of Trustee's Rights to Receive Compensation, Reimbursement and Indemnification. The Trustee's rights to receive compensation, reimbursement and indemnification of money due and owing hereunder at the time of the Trustee's resignation or removal shall survive the Trustee's resignation or removal.

           Section 7.23.  Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1), shall have a combined capital and surplus of at least $50,000,000 and be an "eligible lender" under the Act. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.23, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.23, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII. Neither the Issuer nor any Person directly or indirectly controlling or controlled by, or under common control with, the Issuer shall serve as Trustee.

           Section 7.24.  Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes of any class shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

           (a)   to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Notes, of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable fees, compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Registered Owners allowed in such judicial proceeding; and

           (b)   to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Registered Owner of Notes to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Registered Owners, to pay to the Trustee any amount due to it for the reasonable fees, compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Registered Owner of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Registered Owner thereof, or to authorize the Trustee to vote in respect of the claim of any Registered Owner of a Note in any such proceeding.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Registered Owners of the Notes, and it shall not be necessary to make any Registered Owners of the Notes parties to any such proceedings.

           Section 7.25.  Determination of LIBOR. On each LIBOR Determination Date, the Trustee shall determine each applicable rate of LIBOR as set forth in the definition of Three-Month LIBOR and shall advise the Issuer Administrator and the Verification Agent of each such determination.

           Section 7.26.  Creditor Relationships. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein. The Trustee may act as depository for, and permit any of its officers or directors to act as a member of, or act in any other capacity in respect to, any committee formed to protect the rights of the Registered Owners or to effect or aid in any reorganization growing out of the enforcement of the Notes or of this Indenture, whether or not any such committee shall represent the Registered Owners of more than 60% of the collective aggregate principal amount of the Outstanding Obligations.

           Section 7.27.  No Petition. The Trustee will not at any time institute against the Issuer any bankruptcy proceeding under any United States federal or State bankruptcy or similar law in connection with any obligations of the Issuer under this Indenture.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

           Section 8.01.  Supplemental Indentures Not Requiring Consent of Registered Owners or Counterparties. The Issuer and the Trustee may, without the consent of or notice to any of the Registered Owners of any Obligations or any Counterparty, enter into any indenture or indentures supplemental to this Indenture for any one or more of the following purposes:

(a) to cure any ambiguity or formal defect or omission in this Indenture;

           (b)   to grant to or confer upon the Trustee for the benefit of the Registered Owners any additional benefits, rights, remedies, powers or authorities that may lawfully be granted to or conferred upon the Registered Owners or the Trustee;

(c) to subject to this Indenture additional revenues, properties or collateral;

           (d)   to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

           (e)   to evidence the appointment of a separate or co-Trustee or a co-registrar or transfer agent or the succession of a new Trustee hereunder, or any additional or substitute Guaranty Agency or Servicer;

           (f)   to add such provisions to or to amend such provisions of this Indenture as may be necessary or desirable to assure implementation of the Program in conformance with the Act if along with such Supplemental Indenture there is filed an opinion of counsel addressed to the Trustee to the effect that the addition or amendment of such provisions will in no way impair the existing security of the Registered Owners of any Outstanding Obligations;

           (g)   to make any change as shall be necessary in order to obtain and maintain for any of the Notes an investment grade Rating from a nationally recognized rating service, which changes, in the opinion of the Trustee are not to the prejudice of the Registered Owner of any of the Obligations;

(h) to make any changes necessary to comply with the Act, the Regulations or the Code and the regulations promulgated thereunder;

           (i)   to make the terms and provisions of this Indenture, including the lien and security interest granted herein, applicable to any Derivative Product Agreements, and to modify Section 3.03 hereof with respect to any particular Derivative Product Agreement;

(j) to create any additional Funds or Accounts or Subaccounts under this Indenture deemed by the Trustee to be necessary or desirable; or

(k) to make any other change which, in the judgment of the Trustee is not to the material prejudice of the Registered Owners of any Obligations or any Counterparty;

provided, however, that nothing in this Section shall permit, or be construed as permitting, any modification of the trusts, powers, rights, duties, remedies, immunities and privileges of the Trustee without the prior written approval of the Trustee, which approval shall be evidenced by execution of a Supplemental Indenture.

           Section 8.02.  Supplemental Indentures Requiring Consent of Registered Owners and Counterparties. (a) Registered Owners of Notes. Exclusive of Supplemental Indentures covered by Section 8.01 hereof and subject to the terms and provisions contained in this Section, and not otherwise, the Registered Owners of not less than a majority of the Outstanding Amount of the Notes shall have the right, from time to time, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Indenture; provided, however, that nothing in this Section shall permit, or be construed as permitting (a) without the consent of the Registered Owners of all then Outstanding Notes, (i) an extension of the maturity date of the principal of or the interest on any Note, or (ii) a reduction in the principal amount of any Obligation or the rate of interest thereon, or (iii) a privilege or priority of any Note or Notes over any other Note or Notes except as otherwise provided herein, or (iv) a reduction in the aggregate principal amount of the Notes required for consent to such Supplemental Indenture, or (v) the creation of any lien other than a lien ratably securing all of the Notes at any time Outstanding hereunder except as otherwise provided herein; or (b) any modification of the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of the Trustee without the prior written approval of the Trustee.

           (b)   Counterparties. Neither the Issuer nor the Trustee shall enter into any other indenture or any supplement hereto or amendments or waivers hereto, the effect of which would have a Material Adverse Effect on the interests of any Counterparty, without such Counterparty's prior written consent. Except as explicitly set forth in the preceding sentence, no Counterparty shall have any consent or voting rights under this Indenture, or any rights to instruct the Trustee to take, or refrain from taking, any action hereunder.

           (c)   Notices to Registered Owners and Counterparties. If at any time the Issuer shall request the Trustee to enter into any such Supplemental Indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such Supplemental Indenture to be mailed by registered or certified mail to each Registered Owner of a Note at the address shown on the registration books or to each Counterparty listed in any Derivative Product Agreement. Such notice (which shall be prepared by the Issuer) shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by all Registered Owners and Counterparties. If, within 60 days, or such longer period as shall be prescribed by the Issuer, following the mailing of such notice, the Registered Owners of not less than a majority of the Outstanding Amount of the Notes and the Counterparties at the time of the execution of any such Supplemental Indenture shall have consented in writing to and approved the execution thereof as herein provided, no Registered Owner of any Obligation shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such Supplemental Indenture as in this Section 8.02 permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

           Section 8.03.  Additional Limitation on Modification of Indenture. None of the provisions of this Indenture (including Sections 8.01 and 8.02 hereof) shall permit an amendment to the provisions of this Indenture which permits the transfer of all or part of the Financed Eligible Loans originated under the Act or granting of a security interest therein to any Person other than an Eligible Lender or the Servicer, unless the Act or Regulations are hereafter modified so as to permit the same. The Trustee may request an opinion of counsel to the effect that an amendment or supplement to this Indenture was adopted in conformance with this Indenture.

           Section 8.04.  Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Notes, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest with respect to any Note, or in the payment of any sinking fund installment with respect to the Notes, the Trustee shall be protected in withholding such notice if and so long as an authorized officer of the Trustee in good faith determine that the withholding of such notice is in the interest of the Registered Owners of the Notes. For the purpose of this Section 8.04, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

           Section 8.05.  Conformity with the Trust Indenture Act. Every supplemental indenture executed pursuant to this Article VIII shall conform to the requirements of the Trust Indenture Act as then in effect.

           Section 8.06.  Consent of Currency Swap Providers. The parties to this Indenture acknowledge and agree that, if the Reset Rate Notes are denominated in a currency other than U.S. Dollars during any related Reset Period, and the Issuer enters in a Currency Swap Agreement, pursuant to such Currency Swap Agreement, the Issuer has agreed or will agree (a) to notify the related Currency Swap Counterparty of any amendment, modification or supplement to this Indenture or any other Basic Document that would materially adversely affect (i) the related Currency Swap Counterparty's ability to enforce or protect its rights or remedies under the related Currency Swap Agreement, (ii) the ability of the Issuer to timely and fully perform its obligations under the related Currency Swap Agreement, or (iii) any of the terms of this Indenture which relates to payments to or rights of the related Currency Swap Counterparty under either such agreement, and (b) to obtain the written consent of the related Currency Swap Counterparty to any such amendment, modification or supplement. Any such amendment, modification or supplement without the written consent of the related Swap Counterparty shall be void and unenforceable.

Accordingly, the parties to this Indenture acknowledge and agree that each Currency Swap Counterparty will be a third-party beneficiary of this Indenture to the extent of its rights under the related Currency Swap Agreement in respect of this Indenture and shall be entitled to enforce such rights under this Indenture. Notices to a Currency Swap Counterparty under this Section shall be addressed to the applicable Currency Swap Counterparty at the address listed in the related swap confirmation for that Currency Swap Agreement.

ARTICLE IX

GENERAL PROVISIONS

           Section 9.01.  Notices. Any notice, request or other instrument required by this Indenture to be signed or executed by the Registered Owners or Counterparties may be executed by the execution of any number of concurrent instruments of similar tenor, and may be signed or executed by such Registered Owners or Counterparties in person or by agent appointed in writing. As a condition for acting thereunder the Trustee may demand proof of the execution of any such instrument and of the fact that any person claiming to be the owner of any of said Obligations is such owner and may further require the actual deposit of such Obligation or Obligations with the Trustee. The fact and date of the execution of such instrument may be proved by the certificate of any officer in any jurisdiction who by the laws thereof is authorized to take acknowledgments of deeds within such jurisdiction, that the person signing such instrument acknowledged before him the execution thereof, or may be proved by any affidavit of a witness to such execution sworn to before such officer.

The amount of Notes held by any person executing such instrument as a Registered Owner of Notes and the fact, amount and numbers of the Notes held by such person and the date of his holding the same may be proved by a certificate executed by any responsible trust company, bank, banker or other Depository in a form approved by the Trustee, showing that at the date therein mentioned such person had on deposit with such Depository the Notes described in such certificate; provided, however, that at all times the Trustee may require the actual deposit of such Note or Notes with the Trustee.

All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or facsimile or similar writing) at the following addresses, and each address shall constitute each party's respective "Principal Office" for purposes of this Indenture:

If intended for the Issuer:

College Loan Corporation Trust 200_-_
c/o ___, Delaware Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware
Attention: Corporate Trust Administration
Telephone: (302) 636-6019
Facsimile: (302) 636-4140

With a copy to the Issuer Administrator:

College Loan Corporation
16855 W. Bernardo Dr., Suite 100
San Diego, CA 92127
Attention: Cary Katz
Telephone: (858) 716-1534
Facsimile: (858) 716-1545

If intended for the Trustee:

Any party may change the address to which subsequent notices to such party are to be sent, or of its Principal Office, by notice to the others, delivered by hand or received by telex or facsimile or registered first-class mail, postage prepaid. Each such notice, request or other communication shall be effective when delivered by hand or received by facsimile or registered first-class mail, postage prepaid.

           Section 9.02.  Covenants Bind Issuer. The covenants, agreements, conditions, promises, and undertakings in this Indenture shall extend to and be binding upon the successors and assigns of the Issuer, and all of the covenants hereof shall bind such successors and assigns, and each of them, jointly and severally. All the covenants, conditions and provisions hereof shall be held to be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Owners from time to time of the Obligations and of the Counterparties.

No extension of time of payment of any of the Obligations shall operate to release or discharge the Issuer, it being agreed that the liability of the Issuer, to the extent permitted by law, shall continue until all of the Obligations are paid in full, notwithstanding any transfer of Financed Eligible Loans or extension of time for payment.

           Section 9.03.  Lien Created. This Indenture shall operate effectually as (a) a grant of lien on and security interest in, and (b) an assignment of, the Trust Estate.

           Section 9.04.  Severability of Lien. If the lien of this Indenture shall be or shall ever become ineffectual, invalid or unenforceable against any part of the Trust Estate, which is not subject to the lien, because of want of power or title in the Issuer, the inclusion of any such part shall not in any way affect or invalidate the pledge and lien hereof against such part of the Trust Estate as to which the Issuer in fact had the right to pledge.

           Section 9.05.  Consent of Registered Owners and Counterparties Binds Successors. Any request or a consent of the Registered Owner or Counterparty of any Obligations given for any of the purposes of this Indenture shall bind all future Registered Owners or Counterparties of the same Obligation or any Obligations issued in exchange therefor or in substitution thereof in respect of anything done or suffered by the Issuer or the Trustee in pursuance of such request or consent.

           Section 9.06.  Nonliability of Persons; No General Obligation. It is hereby expressly made a condition of this Indenture that any agreements, covenants or representations herein contained or contained in the Notes do not and shall never constitute or give rise to a personal or pecuniary liability or charge against the organizers, officers, employees, agents or trustees or the Issuer Administrator of the Issuer, or against the general credit of the Issuer, and in the event of a breach of any such agreement, covenant or representation, no personal or pecuniary liability or charge payable directly or indirectly from the general revenues of the Issuer shall arise therefrom. Nothing contained in this Section, however, shall relieve the Issuer from the observance and performance of the several covenants and agreements on its part herein contained.

           Section 9.07.  Nonpresentment of Notes or Interest Checks. Should any of the Notes or interest checks not be presented for payment when due, the Trustee shall retain from any money transferred to it for the purpose of paying the Notes or interest checks so due, for the benefit of the Registered Owners thereof, a sum of money sufficient to pay such Notes or interest checks when the same are presented by the Registered Owners thereof for payment. Such money shall not be required to be invested. All liability of the Issuer to the Registered Owners of such Notes or interest checks and all rights of such Registered Owners against the Issuer under the Notes or interest checks or under this Indenture shall thereupon cease and determine, and the sole right of such Registered Owners shall thereafter be against such deposit. If any Note or interest check shall not be presented for payment within the period of two years following its payment or prepayment date, the Trustee shall return to the Issuer the money theretofore held by it for payment of such Note or interest check, and such Note or interest check shall (subject to the defense of any applicable statute of limitation) thereafter be an unsecured obligation of the Issuer. The Trustee's responsibility for any such money shall cease upon remittance thereof to the Issuer.

           Section 9.08.  Security Agreement. This Indenture constitutes a Financing Statement and a Security Agreement under the Uniform Commercial Code of the States of New York and Delaware.

           Section 9.09.  Laws Governing. It is the intent of the parties hereto that this Indenture shall in all respects be governed by the laws of the State of New York. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

           Section 9.10.  Severability. Of any covenant, agreement, waiver, or part thereof in this Indenture contained be forbidden by any pertinent law or under any pertinent law be effective to render this Indenture invalid or unenforceable or to impair the lien hereof, then each such covenant, agreement, waiver, or part thereof shall itself be and is hereby declared to be wholly ineffective, and this Indenture shall be construed as if the same were not included herein.

           Section 9.11.  Exhibits. The terms of the Annexes and Exhibits, if any, attached to this Indenture are incorporated herein in all particulars.

           Section 9.12.  Non-Business Days. Except as may otherwise be provided herein, if the date for taking any action hereunder is not a Business Day, then such action can be taken on the next succeeding Business Day, with the same force and effect as if taken on such required date.

           Section 9.13.  Parties Interested Herein. Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any person or entity, other than the Trustee, Eligible Lender Trustee, the Delaware Trustee, the paying agent, if any, and the Registered Owners and any Counterparties, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Trustee, the paying agent, if any, the Eligible Lender Trustee and the Registered Owners and any Counterparties.

           Section 9.14.  Obligations Are Limited Obligations. The Notes and the obligations of the Issuer contained in this Indenture are special, limited obligations of the Issuer, secured by and payable solely from the Trust Estate herein provided. The Issuer shall not be obligated to pay the Notes, the interest thereon, or any other obligation created by or arising from this Indenture from any other source.

           Section 9.15.  Counterparty Rights. Other than rights to receive payments hereunder and as set forth in Section 8.02 hereof, no Counterparty which shall be in default under any Derivative Product Agreement with the Issuer shall have any of the rights granted to the Counterparty hereunder. A Counterparty which is in default under any Derivative Product Agreement shall however, continue to maintain all obligations undertaken by it under the terms of its Derivative Product Agreement.

           Section 9.16.  Disclosure of Names and Addresses of Registered Owners. Registered Owners of Notes, by receiving and holding the same, agree with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any Securities Depository shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Registered Owners of Notes in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

           Section 9.17.  Aggregate Principal Amount of Obligations. Whenever in this Indenture reference is made to the aggregate principal amount of any Obligations, such phrase shall mean, at any time, the principal amount of any Notes and the Derivative Value of any Derivative Product Agreement.

           Section 9.18.  Financed Eligible Loans. The Issuer expects to acquire a beneficial interest in trust in Eligible Loans and to transfer such interest in Eligible Loans to the Trustee, in accordance with this Indenture, which Eligible Loans, upon becoming subject to the lien of this Indenture, constitute Financed Eligible Loans, as defined herein. If for any reason a Financed Eligible Loan does not constitute an Eligible Loan, or ceases to constitute an Eligible Loan, such loan shall continue to be subject to the lien of this Indenture as a Financed Eligible Loan.

           Section 9.19.  Concerning the Delaware Trustee. It is expressly understood and agreed by the parties to this Indenture and the Registered Owners and any Counterparties that (a) this Indenture is executed and delivered by the Delaware Trustee not in its individual or personal capacity but solely in its capacity as Delaware Trustee under the Trust Agreement on behalf of the Issuer, in the exercise of the powers and authority conferred and vested in it as Delaware Trustee under the Trust Agreement, subject to the protections, indemnities and limitations from liability afforded to the Delaware Trustee thereunder; (b) the representations, warranties, covenants, undertakings, agreements and obligations by the Delaware Trustee are made and intended not as personal representations, warranties, covenants, undertakings, agreements and obligations by ___, but are made and intended for the purpose of only binding the Trust Estate, as defined in the Trust Agreement, and the Issuer; (c) nothing contained herein shall be construed as creating any liability on ___, individually or personally, to perform any expressed or implied covenant, duty or obligation of any kind whatsoever contained herein; and (d) under no circumstances shall ___ be personally liable for the payment of any fees, costs, indebtedness or expenses of any kind whatsoever or be personally liable for the breach or failure of any obligation, representation, agreement, warranty or covenant whatsoever made or undertaken by the Delaware Trustee or Issuer hereunder.

           Section 9.20.  Subordination of Currency Swap Counterparties. All rights and interest of any Currency Swap Counterparty in the security interest granted to the Trustee under this Indenture with respect to any Termination Payments (other than Priority Termination Payments) shall be fully subordinated to the interests of the Registered Owners of the Notes. No Currency Swap Counterparty shall have any rights, implied or otherwise, in the Trust Estate with respect to any Termination Payments (other than Priority Termination Payments) until after the Outstanding Amount of the Notes has been reduced to zero and the Registered Owners have been paid all amounts owed to them under this Indenture. Notwithstanding the foregoing, the provisions of this Section shall not modify or otherwise affect the contractual priority of payments set forth in Section 5.04(c) hereof. More specifically, no Currency Swap Counterparty shall have any voting rights or rights to exercise any remedies under this Indenture until after the Outstanding Amount of the Notes has been reduced to zero and the Registered Owners have been paid all amounts owed to them under this Indenture. After the Outstanding Amount of the Notes has been reduced to zero and the Registered Owners have been paid all amounts owed to them under this Indenture, each Currency Swap Counterparty shall have all of the rights and obligations, including all voting rights, of the Registered Owners set forth in this Indenture.

ARTICLE X

PAYMENT AND CANCELLATION OF NOTESAND SATISFACTION OF INDENTURE

           Section 10.01.  Trust Irrevocable. The trust created by the terms and provisions of this Indenture is irrevocable until the indebtedness secured hereby (the Notes and interest thereon) and all Issuer Derivative Payments and Termination Payments are fully paid or provision made for its payment as provided in this Article.

           Section 10.02. Satisfaction of Indenture.

(a) If the Issuer shall pay, or cause to be paid, or there shall otherwise be paid (i) to the Registered Owners of the Notes, the principal of and interest on the Notes, at the times and in the manner stipulated in this Indenture; and (ii) to the Counterparties, all Issuer Derivative Payments and Termination Payments then due, then the pledge of the Trust Estate, and all covenants, agreements and other obligations of the Issuer to the Registered Owners of Notes shall thereupon cease, terminate and become void and be discharged and satisfied. In such event, the Trustee shall execute and deliver to the Issuer all such instruments as may be desirable to evidence such discharge and satisfaction, and the Trustee shall pay over or deliver all money held by it under this Indenture to the party entitled to receive the same under this Indenture. If the Issuer shall pay or cause to be paid, or there shall otherwise be paid, to the Registered Owners of any Outstanding Notes the principal of and interest on such Notes and to each Counterparty all Counterparty Payments then due, at the times and in the manner stipulated in this Indenture and in any Derivative Product Agreements, such Notes and the Counterparty shall cease to be entitled to any lien, benefit or security under this Indenture, and all covenants, agreements and obligations of the Issuer to the Registered Owners thereof and each Counterparty shall thereupon cease, terminate and become void and be discharged and satisfied.

(b) Notes or interest installments shall be deemed to have been paid within the meaning of Section 10.02(a) hereof if money for the payment thereof has been set aside and is being held in trust by the Trustee at the Final Maturity Date or earlier prepayment date thereof. Any Outstanding Note shall, prior to the Final Maturity Date or earlier prepayment thereof, be deemed to have been paid within the meaning and with the effect expressed in Section 10.02(a) hereof if (i) such Note is to be prepaid on any date prior to its Final Maturity Date and (ii) the Issuer shall have given notice of prepayment as provided herein on said date, there shall have been deposited with the Trustee either money (fully insured by the Federal Deposit Insurance Issuer or fully collateralized by Governmental Obligations) in an amount which shall be sufficient, or Governmental Obligations (including any Governmental Obligations issued or held in book-entry form on the books of the Department of Treasury of the United States of America) the principal of and the interest on which when due will provide money which, together with the money, if any, deposited with the Trustee at the same time, shall be sufficient, to pay when due the principal of and interest to become due on such Note on and prior to the prepayment date or Final Maturity Date thereof, as the case may be. Any deposit under the immediately preceding sentence shall be accompanied by an Issuer Order (A) setting forth the principal of and interest to become due on such Notes to be paid or prepaid on and prior to the prepayment date or Final Maturity Date thereof, as applicable, and all amounts described in Sections 5.03 (A), (B) or (C), and any related expenses, to be accrued through such latest payment or prepayment date, together with instructions to make all such payments, and (B) in the case of a deposit of any Governmental Obligations, certifying that such Governmental Obligations, together with any moneys also being deposited or already held by the Trustee hereunder, are sufficient, and will mature as needed, to make all such payments described in (A) as and when due and payable. Notwithstanding anything herein to the contrary, however, no such deposit shall have the effect specified in this subsection (b) if made during the existence of an Event of Default, unless made with respect to all of the Notes then Outstanding. Neither Governmental Obligations nor money deposited with the Trustee pursuant to this subsection (b) nor principal or interest payments on any such Governmental Obligations shall be withdrawn or used for any purpose other than, and shall be held irrevocably in trust in an escrow account for, the payment of the principal of and interest on such Notes. Any cash received from such principal of and interest on such Governmental Obligations deposited with the Trustee, if not needed for such purpose, shall, to the extent practicable, be reinvested in Governmental Obligations maturing at times and in amounts sufficient to pay when due the principal of and interest on such Notes on and prior to such prepayment date or Final Maturity Date thereof, as the case may be, and interest earned from such reinvestments shall be paid over to the Issuer, as received by the Trustee, free and clear of any trust, lien or pledge. Any payment for Governmental Obligations purchased for the purpose of reinvesting cash as aforesaid shall be made only against delivery of such Governmental Obligations. For the purposes of this Section, "Governmental Obligations" shall mean and include only non-callable direct obligations of the Department of the Treasury of the United States of America or portions thereof (including interest or principal portions thereof), and such Governmental Obligations shall be of such amounts, maturities and interest payment dates and bear such interest as will, without further investment or reinvestment of either the principal amount thereof or the interest earnings therefrom, be sufficient to make the payments required herein, and which obligations have been deposited in an escrow account which is irrevocably pledged as security for the Notes. Such term shall not include mutual funds and unit investment trusts.

(c) Any Issuer Derivative Payments and Termination Payments are deemed to have been paid and the related Derivative Product Agreement terminated when payment of all Issuer Derivative Payments and Termination Payments due and payable to the Counterparty under its Derivative Product Agreement have been made or duly provided for to the satisfaction of the Counterparty and the Derivative Product Agreement has been terminated.

(d) In no event shall the Eligible Lender transfer legal title to any Financed Eligible Loans originated under the Act to the Issuer, the Sponsor or any Person designated by the Issuer or the Sponsor unless the Issuer or such Person, as applicable, is an Eligible Lender, if the Act or Regulations then in effect require the owner or holder of such Financed Eligible Loans to be an Eligible Lender.

(e) The provisions of this Section are applicable to the Notes and the Issuer Derivative Payments and Termination Payments.

           Section 10.03.  Optional Purchase of All Financed Eligible Loans. The Issuer Administrator shall certify to and notify the Sponsor and the Trustee in writing, within 15 days after the last Business Day of each Collection Period in which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance, of the percentage that the then outstanding Pool Balance bears to the Initial Pool Balance. The Sponsor shall have the option to purchase all of the remaining Financed Eligible Loans on the date (the "Optional Purchase Date") that is the tenth (10th) Business Day preceding the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance. To exercise such option, the Sponsor shall deposit in the Collection Fund on the Optional Purchase Date, an amount equal to the aggregate Purchase Amount for the Financed Eligible Loans and the related rights with respect thereto, plus the appraised value of any such other property held by the Trust other than the Funds and Accounts, such value to be determined by an appraiser mutually agreed upon by the Sponsor and the Trustee; provided, however, that the Sponsor may not effect such purchase if such aggregate Purchase Amounts do not equal or exceed the Minimum Purchase Amount.

           Section 10.04.  Auction of Financed Eligible Loans. If the Sponsor does not exercise its option to purchase all of the remaining Financed Eligible Loans pursuant to Section 10.03, the Trustee (or its designated agent) shall, promptly after the Business Day next succeeding the Optional Purchase Date, offer for sale all of the remaining Financed Eligible Loans, and any such sale shall be consummated on or before such Quarterly Distribution Date (the "Trust Auction Date"). The Trustee shall provide written notice to the Sponsor of any such offer for sale at least three Business Days in advance of the Trust Auction Date. College Loan Corporation and its Affiliates and third parties may offer to purchase the trust's Student Loans in such auction. If at least two bids are received, the Trustee (or its designated agent) shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Trustee shall accept the highest of such remaining bids if it is equal to or in excess of both (i) the Minimum Purchase Amount and (ii) the fair market value of such Financed Eligible Loans as of the end of the Collection Period immediately preceding the Trust Auction Date. If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the higher of the amounts described in the preceding sentence, the Trustee shall not consummate such sale. The Trustee may consult, and, at the direction of the Sponsor, shall consult, with a financial advisor, including an underwriter of the Notes or the Issuer Administrator, to determine if the fair market value of the Financed Eligible Loans has been offered. The proceeds of any such sale will be applied to the redemption of all Notes Outstanding in accordance with Section 5.03(e) hereof. Unless requested by the Issuer Administrator, if the sale is not completed, the Trustee may, but will not be obligated to, solicit bids for sale of the Financed Eligible Loans with respect to future Quarterly Distribution Dates upon terms similar to those described above. The Trustee shall be obligated to make such solicitations, however, if requested to do so by the Issuer Administrator. Notice of the prepayment of any Obligations resulting from a purchase of the Financed Eligible Loans on the Optional Purchase Date or the auction of the Financed Eligible Loans on the Trust Auction Date, shall be given by the Trustee to the Registered Owners and any Counterparties by first-class mail within five Business Days of such Optional Purchase Date or Trust Auction Date.

           Section 10.05.  Cancellation of Paid Notes. Any Notes which have been paid or purchased by the Issuer, mutilated Notes replaced by new Notes, and any temporary Note for which definitive Notes have been delivered shall (unless otherwise directed by the Issuer by Issuer Order) forthwith be cancelled by the Trustee and, except for temporary Notes, returned to the Issuer.

ARTICLE XI

REPORTING REQUIREMENTS

           Section 11.01. Annual Statement as to Compliance. The Issuer will cause each Servicer to deliver to the Issuer Administrator, any applicable annual statements as to compliance required by such Servicer's Servicing Agreement. Copies of any such annual statements will be provided to the Rating Agencies rating the Notes.

           Section 11.02. Annual Independent Public Accountants' Servicing Report. The Issuer shall cause each Servicer to cause a firm of independent public accountants to furnish a statement to the Issuer Administrator and the Trustee in accordance with such Servicer's Servicing Agreement. So long as the Issuer is required to file reports with the Commission pursuant to Section 15(d) of the Exchange Act, the Issuer shall cause each Servicer that is required to provide an assessment of compliance and an attestation report pursuant to Item 1122 of Regulation AB to furnish such items to the Issuer Administrator and the Trustee in sufficient time to permit the Issuer to file in a timely manner with the Commission all reports required to be filed by the Issuer pursuant to Section 15(d) of the Exchange Act. Copies of each document delivered pursuant to this Section 10.02 shall be provided to the Rating Agencies rating the Notes.

           Section 11.03. Assessment of Compliance and Attestation Reports.

(a) Assessment of Compliance

(i) By March __ of each year, commencing in March 20__, the Issuer Administrator shall furnish to the Trustee, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 4.15, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(ii) When the Issuer Administrator submits its assessment to the Trustee, it will also at such time include the assessment (and attestation pursuant to subsection (a)(ii) of this Section 11.03) of each Servicing Function Participant and shall indicate what Relevant Servicing Criteria will be addressed in any such reports prepared by any such Servicing Function Participant.

(iii) Promptly after receipt of each report on assessment of compliance, the Issuer Administrator shall confirm that the assessments, taken as a whole, address all applicable Servicing Criteria and taken individually address the Relevant Servicing Criteria (and disclose the inapplicability of the Servicing Criteria not determined to be Relevant Servicing Criteria) for each party as set forth on Exhibit C attached hereto and on any similar exhibit set forth in the applicable Servicing Agreement in respect of any Servicer, and the applicable Custodial Agreement, and shall notify the Trustee of any exceptions.

(b) Attestation Reports

(i) By March __ of each year, commencing in March 200_, the Issuer Administrator shall cause, and shall cause any Servicing Function Participant engaged by it to cause, a registered public accounting firm (which may also render other services to the Issuer Administrator) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee, to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(ii) Promptly after receipt of such report from any Servicing Function Participant engaged by it, the Issuer Administrator shall confirm that each assessment submitted pursuant subsection (a) of this Section 10.03 is coupled with an attestation meeting the requirements of this Section and notify the Trustee of any exceptions.

(c) The Trustee's obligation to provide assessments of compliance and attestations under this Section 11.03 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Issuer. After the occurrence of such event, the Issuer Administrator shall no longer be obligated to provide a copy of such reports to the Trustee.

(d) Each of the parties hereto acknowledges and agrees that the purpose of this Section 11.03 is to facilitate compliance by the Issuer with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the Issuer Administrator obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel or otherwise in respect of the requirements of Regulation AB and the Issuer Administrator shall comply with requests made by the Trustee, on behalf of the Issuer, for delivery of additional or different information as the Trustee, on behalf of the Issuer, may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available without unreasonable effort or expense and within such timeframe as may be reasonably requested.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed in its organizational name and behalf by its Delaware Trustee, and the Trustee, to evidence its acceptance of the trusts hereby created, has caused this Indenture to be executed in its organizational name and behalf, all in multiple counterparts, each of which shall be deemed an original, and the Issuer and the Trustee have caused this Indenture to be dated as of the date herein above first shown.

COLLEGE LOAN CORPORATION TRUST 200_-_, a Delaware statutory trust By: ___, not in its individual capacity or personal capacity but solely in its capacity as Delaware Trustee

By:	Name: Title:

___, as Trustee

By:	Name: Title:

___, as Eligible Lender Trustee under the Issuer Eligible Lender Trust Agreement Name: Title:

Agreed and accepted:

COLLEGE LOAN CORPORATION

By:
       Name:
       Title:

ANNEX I

CERTAIN TERMS AND PROVISIONS OF
THE AUCTION RATE NOTES

ARTICLE I

DEFINITIONS

"All Hold Rate" on any date of determination, means 90% of the Applicable LIBOR-Based Rate, provided that in no event shall the applicable All Hold Rate be greater than the Maximum Rate.

"Applicable LIBOR-Based Rate" means (a) for an Auction Period of 35 days or less, One-Month LIBOR; (b) for an Auction Period of more than 35 days but less than 115 days, Three-Month LIBOR; (c) for an Auction Period of more than 114 days but less than 195 days, Six-Month LIBOR; and (d) for an Auction Period of more than 194 days, One-Year LIBOR.

"Applicable Number of Business Days" means the greater of two Business Days or one Business Day plus the number of Business Days by which the Auction Date precedes the first day of the next succeeding Interest Accrual Period.

"Auction" means the implementation of the Auction Procedures on an Auction Date.

"Auction Agent" means the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which "Auction Agent" means the Substitute Auction Agent.

"Auction Agent Agreement" means the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" means such Substitute Auction Agent Agreement.

"Auction Agent Fee" shall have the meaning ascribed to such term in Section ___ of the Auction Agent Agreement.

"Auction Agent Fee Rate" shall have the meaning ascribed to such term in Section ___ of the Auction Agent Agreement.

"Auction Date" means, initially, with respect to the Class A-5 Notes, ___, 20__, and with respect to the Class B Notes provided; that if the initial Auction Date is not a Business Day, the initial Auction Date shall be the Business Day immediately preceding the date so listed. Thereafter, with respect to each class of Auction Rate Notes, the Auction Date means the Business Day immediately preceding the first day of each Auction Period, other than:

(a)     an Auction Period commencing after the ownership of a class of Auction Rate Notes is no longer maintained in Book-Entry Form by the Securities Depository;

(b)     an Auction Period commencing after and during the continuance of a Payment Default; or

(c)     an Auction Period commencing less than the Applicable Number of Business Days after the cure or waiver of a Payment Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 2.02(h) of this Annex I.

"Auction Period" means the Interest Accrual Period applicable to each class of Auction Rate Notes.

"Auction Period Adjustment" means an adjustment to the Auction Period as provided in Section 2.02(g) of this Annex I.

"Auction Procedures" means the procedures set forth in Section 2.02 and Section 2.03 of this Annex I by which the Auction Rate is determined.

"Auction Rate" means the interest rate that results from implementation of the Auction Procedures and is determined as described in Section 2.02(a)(iii)(B) of this Annex I.

"Available Auction Rate Notes" shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A)(1) of this Annex I.

"Bid" shall have the meaning ascribed to such term in Section 2.02(a)(i)(A) of this Annex I.

"Bidder" shall have the meaning ascribed to such term in Section 2.02(a)(i)(A) of this Annex I.

"Broker-Dealer" means with respect to the Auction Rate Notes (a) initially, ___ and (b) any other broker or dealer (each as defined in the Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (i) is a Participant (or an affiliate of a Participant), (ii) has been appointed as such with respect to each class of Auction Rate Notes by the Issuer pursuant to Section 2.02(d) of this Annex I and (iii) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

"Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker-Dealer, approved by the Issuer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as such agreement may from time to time be amended or supplemented. Each Broker-Dealer Agreement as to Auction Procedures shall be in substantially the form of the Broker-Dealer Agreement, dated as of ___, 20__, between ___, as Auction Agent, and ___, as Broker-Dealer.

"Broker-Dealer Fee" shall have the meaning ascribed to such term in Section ___ of the Auction Agent Agreement.

"Broker-Dealer Fee Rate" shall have the meaning ascribed to such term in Section ___ of the Broker- Dealer Agreement.

"Carry-Over Amount" means the excess, if any, of (a) the amount of interest on each class of Auction Rate Note that would have accrued with respect to the related Auction Period at the Auction Rate over (b) the amount of interest on such class of Auction Rate Note actually accrued with respect to such class of Auction Rate Note, with respect to such Auction Period based on the Maximum Rate, together with the unpaid portion of any such excess from prior Auction Periods; provided that any reference to "principal" or "interest" in the Indenture, and in each class of Auction Rate Notes shall not include, within the meanings of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount.

"Class Auction Date" means Wednesday with respect to the Class A-5 Notes and Class B Notes (or if such day is not a Business Day, the next preceding Business Day).

"Eligible Carry-Over Make-Up Amount" means, with respect to each Interest Accrual Period relating to each class of Auction Rate Notes as to which, as of the first day of such Interest Accrual Period, there is any unpaid Carry-Over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of such class in respect of such Interest Accrual Period at a per annum rate equal to the excess, if any, of the Maximum Rate over the Applicable Interest Rate, and (b) the aggregate Carry-Over Amount remaining unpaid as of the first day of such Interest Accrual Period together with interest accrued and unpaid thereon through the end of such Interest Accrual Period. The Eligible Carry-Over Make-Up Amount shall be $0.00 for any Interest Accrual Period with respect to which the Maximum Auction Rate equals or exceeds the Auction Rate.

"Existing Holder" means (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Holder Registry at the close of business on the Business Day immediately preceding such Auction and (b) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of any class of Auction Rate Notes.

"Existing Holder Registry" means the registry of Persons who are owners of any class of Auction Rate Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Hold Order" shall have the meaning ascribed to such term in Section 2.02(a)(i)(A) hereof.

"Initial Auction Agent" means ___, a ___ banking corporation, its successors and assigns, in its capacity as auction agent under the Initial Auction Agent Agreement.

"Initial Auction Agent Agreement" means the Auction Agent Agreement, dated as of ___, 20__, by and among the Issuer, the Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

"Initial Interest Accrual Period" means, for each class of Auction Rate Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Interest Rate Adjustment Date for such class.

"Initial Interest Rate" means for the Class A-5 Notes, __% per annum and for the Class B Notes, __% per annum.

"Initial Interest Rate Adjustment Date" means for each class of Auction Rate Notes, the date set forth below (or, if such date is not a Business Day, the following Business Day):

Class	Initial Interest Rate Adjustment Date

Class A-5 Class B	___, 20__ ___, 20__

"Interest Payment Date" means (a) each regularly scheduled interest payment date on each class of Auction Rate Notes, which shall be the Business Day immediately following the expiration of the Initial Interest Accrual Period for such class and each related Interest Accrual Period thereafter; provided, however, if the duration of the Interest Accrual Period is one year or longer, then the Interest Payment Date therefor shall be semi-annual (as determined by the Broker-Dealer for each class of Auction Rate Notes) during such Interest Accrual Period (or if any such day is not a Business Day, the immediately following Business Day) and the first Business Day immediately following the end of such Interest Accrual Period; or (b) with respect to the payment of interest upon redemption or acceleration of each class of Auction Rate Notes or the payment of Defaulted Interest, such date on which such interest is payable under the Indenture.

"Interest Accrual Period" means, unless otherwise changed as described herein: (a) with respect to each class of Auction Rate Notes, (i) initially, the Initial Interest Accrual Period for such class; and (ii) following the Initial Interest Accrual Period, each successive period of generally 28 days, commencing on the first Business Day following the Auction Date, and ending on (and including) the Class Auction Date (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day). Notwithstanding the foregoing, if the Auction Periods are changed as provided in Section 2.02(g) of this Annex I, each Interest Accrual Period shall commence on an Interest Payment Date and end on but shall exclude the next succeeding Interest Payment Date, provided, however, if the duration of the Interest Accrual Period is one year or longer, then the Interest Accrual Period shall commence on an Interest Payment Date and end on but shall exclude the final Interest Payment Date for such Interest Accrual Period. By way of example, if an Interest Accrual Period ordinarily would end on a Tuesday, but the following Wednesday is not a Business Day, the Interest Accrual Period will end on that Wednesday and the new Interest Accrual Period will begin on Thursday.

"Interest Rate Adjustment Date" means the date on which the interest rate on a class of Auction Rate Notes is effective, which for each class of Auction Rate Notes shall be the date of commencement of each Auction Period for such class.

"Interest Rate Determination Date" means for each class of Auction Rate Notes, the Auction Date for such class, or, if no Auction Date is applicable to such class, the Business Day immediately preceding the date of commencement of an Auction Period.

"LIBOR Determination Date" means the Auction Date, or if no Auction Date is applicable, the Business Day immediately preceding the first day of each Interest Accrual Period.

"Market Agent" means ___________, or with respect to each class of Auction Rate Notes, any successor in such capacity hereunder.

"Market Agent Agreement" means that certain market agent agreement relating to each class of Auction Rate Notes between the Market Agent and the Trustee, including any supplement thereto or amendment thereof.

"Maximum Auction Rate" means, for any Auction, a per annum interest rate on each class of Auction Rate Notes which, when taken together with the interest rate on each class of Auction Rate Notes for the one-year period ending on the final day of the proposed Auction Period, would result in the average interest rate on each class of Auction Rate Notes for such period either (a) not being in excess (on a per annum basis) of the average of the Ninety-One Day United States Treasury Bill Rate plus __% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the class of Auction Rate Notes are "Aa3" or "AA-" or better), (b) not being in excess (on a per annum basis) of the Ninety-One Day United States Treasury Bill Rate plus __% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the class of Auction Rate Notes is less than "Aa3" or "AA-" but both are at least any category of "A"), or (c) not being in excess (on a per annum basis) of the average of Ninety-One Day United States Treasury Bill Rate plus __% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the class of Auction Rate Notes is less than the lowest category of "A"); provided, however, that if the class of Auction Rate Notes have not been Outstanding for at least such one-year period then for any portion of such period during which such class of Auction Rate Notes were not Outstanding, the interest rates on the class of Auction Rate Notes for purposes of this definition shall be deemed to be equal to such rates as the Market Agent shall determine were the rates of interest on equivalently rated auction securities with comparable lengths of auction periods during such period; provided further, however, that for any Auction with respect to any class of Auction Rate Notes rated "Aaa" and "AAA" by Moody's & S&P, respectively, the Maximum Auction Rate shall not exceed the Applicable LIBOR-Based Rate plus __%; and provided further, however, that this definition may be modified at the direction of the Issuer upon receipt by the Trustee of (i) written consent of the Market Agent and (ii) written consent from each Rating Agency then rating each class of Auction Rate Notes that such change will not in and of itself result in a reduction of the rating on any class of Auction Rate Notes. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement. The percentage amount to be added to the Ninety-One Day United States Treasury Bill Rate in any one or more of (a), (b) or (c) above may be increased by delivery to the Auction Agent and the Trustee of a certificate signed by an Authorized Officer of the Issuer directing such increase, together with satisfaction of the Rating Agency Condition with respect to such increase.

"Maximum Interest Rate" means the lesser of (a) __% per annum or (b) the highest rate the Issuer may legally pay, from time to time, as interest on a class of Auction Rate Notes.

"Maximum Rate" on any date of determination means the interest rate per annum equal to the least of: (a) the Maximum Auction Rate, (b) the Maximum Interest Rate and (c) during the occurrence of a Net Loan Rate Restriction Period, the Net Loan Rate.

"Net Loan Rate" means, with respect to any Auction Period, (a) the rate of interest per annum (rounded to the next highest 0.01%) equal to the Adjusted Student Loan Portfolio Rate of Return for the calendar month immediately preceding such Auction Period, as determined by the Issuer on the last day of such calendar month, less (b) the Program Expense Percentage with respect to such Auction Period. "Adjusted Student Loan Portfolio Rate of Return" means, for any calendar month, the amount determined by dividing (i) the product of 12 times the sum of the following amounts accrued during such calendar month (whether or not actually received or paid): (A) interest (including Interest Subsidy Payments) and Special Allowance Payments with respect to the Financed Student Loans plus (B) any Counterparty Swap Payments minus (C) any amount required to be paid to the Department of Education or to be repaid to Guarantee Agencies with respect to the Financed Student Loans that do not qualify for Guarantee, minus (D) the aggregate amount of default claims filed during the month with respect to Financed Student Loans which (1) exceed the amount the Guarantee Agency is required to pay under the applicable Guarantee Agreement or (2) are payable only by a Guarantee Agency that is in default of its Guarantee obligations with respect to Financed Student Loans and has not provided collateral security sufficient to pay such claims, minus (E) any reduction in the interest as a result of borrower incentive programs, minus (F) any payments due to a Swap Counterparty under a Swap Agreement; by (ii) the average daily outstanding Principal Balance of the Financed Student Loans during such calendar month. For this purpose, the Special Allowance Payment shall, as applicable, be computed based upon the average of the bond equivalent rates of 91-day United States Treasury Bills auctioned, or the commercial paper rates published, during that portion of the then current calendar month which ends on the date as of which the "Adjusted Student Loan Portfolio Rate of Return" is determined.

"Net Loan Rate Restriction Period" means, with respect to any class of Auction Rate Notes, the period of time from and including a Net Loan Rate Trigger Date to but excluding a Net Loan Rate Termination Date.

"Net Loan Rate Termination Date" means, for a class of Auction Rate Notes for which the Net Loan Rate Trigger Date has occurred, the first day of an Auction Period which immediately follows three consecutive Auction Dates for such class of Auction Rate Notes where the Auction Rate established on each such Auction Date for such class was equal to or less than a per annum rate equal to the sum of (a) the Ninety-One Day United States Treasury Bill Rate in effect as of each such Auction Date plus (b) __%.

"Net Loan Rate Trigger Date" means, for a class of Auction Rate Notes, the first day of an Auction Period which immediately follows six consecutive Auction Dates for such class of Auction Rate Notes where the Auction Rate established on each such Auction Date for such class exceeded a per annum rate equal to the sum of (a) the Ninety-One Day United States Treasury Bill Rate in effect as of each such Auction Date plus (b) __%.

"Ninety-One Day United States Treasury Bill Rate" means the bond-equivalent yield on the 91-day United States Treasury Bills sold at the last auction thereof that immediately precedes the Auction Date, as determined by the Market Agent on the Auction Date.

"Non-Payment Rate" means for any determination date, a rate per annum equal to the lesser of (a) the sum of (i) One-Month LIBOR and (ii) ___ basis points and (b) the Maximum Interest Rate.

"One-Month LIBOR," "Three-Month LIBOR," "Six-Month LIBOR" or "One-Year LIBOR" means the offered rate, as determined by the Auction Agent or Trustee, as applicable, of the Applicable LIBOR-Based Rate for United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates) as of approximately 11:00 a.m., London time, on the LIBOR Determination Date; provided, that if on any calculation date, no rate appears on Telerate Page 3750 as specified above, the Auction Agent or Trustee, as applicable, shall determine the arithmetic mean of the offered quotations of four major banks in the London interbank market, for deposits in U.S. dollars for the respective periods specified above to the banks in the London interbank market as of approximately 11:00 a.m., London time, on such calculation date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market and at such time, unless fewer than two such quotations are provided, in which case, the Applicable LIBOR-Based Rate shall be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Auction Agent or Trustee, as applicable, are quoting on the relevant LIBOR Determination for loans in U.S. dollars to leading European banks in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one-hundredth of 1%.

"Order" shall have the meaning ascribed to such term in Section 2.02(a)(i)(A) hereof.

"Payment Default" means, with respect to each class of Auction Rate Notes, (a) a default in the due and punctual payment of any installment of interest on the class, or (b) the circumstance that on any Auction Date there are insufficient moneys in the Debt Service Fund to pay, or otherwise held by the Trustee under the Indenture and available to pay, the principal of and interest due on the class of Auction Rate Notes on the Interest Payment Date immediately following such Auction Date.

"Potential Holder" means any Person (including an Existing Holder) that is (a) a Broker-Dealer when dealing with the Auction Agent and (b) a potential beneficial owner when dealing with a Broker-Dealer, who may be interested in acquiring any class of Auction Rate Notes (or, in the case of an Existing Holder thereof, an additional Principal Amount of any class of Auction Rate Notes).

"Regular Record Date" means, with respect to any class of Auction Rate Notes, (a) so long as Interest Payment Dates are specified to occur at the end of each Auction Period, the Applicable Number of Business Days immediately preceding each Interest Payment Date and (b) if and for so long as interest on such class of Auction Rate Notes is payable semiannually, one Business Day prior to each Interest Payment Date.

"Sell Order" shall have the meaning ascribed to such term in Section 2.02(a)(i)(A) of this Annex I.

"Submission Deadline" means 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

"Submitted Bid" shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A) of this Annex I.

"Submitted Hold Order" shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A) of this Annex I.

"Submitted Order" shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A) of this Annex I.

"Submitted Sell Order" shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A) of this Annex I.

"Substitute Auction Agent" means the Person with whom the Trustee enters into a Substitute Auction Agent Agreement.

"Substitute Auction Agent Agreement" means an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 2.02(e) of this Annex I agrees with the Trustee and the Issuer to perform the duties of the Auction Agent under the Indenture.

"Sufficient Bids" shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A)(2) of this Annex I.

"Winning Bid Rate" shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A)(3) of this Annex I.

ARTICLE II

TERMS AND ISSUANCE

Section 2.01 Interest Payable On Each Class of Auction Rate Notes. During the Initial Interest Accrual Period, each class of Auction Rate Notes shall bear interest at the Initial Interest Rate. Thereafter, except with respect to an Auction Period Adjustment, each class of Auction Rate Notes shall bear interest at the Applicable Interest Rate for the number of days of the applicable Interest Accrual Period, as determined pursuant to this Section 2.01 and Sections 2.02 through 2.03 of this Annex I.

The Applicable Interest Rate to be borne by each class of Auction Rate Notes for each Auction Period after the Initial Interest Accrual Period until an Auction Period Adjustment, if any, shall be determined as hereafter described. Each such Auction Period with respect to each class of Auction Rate Notes at all times (i) shall commence on and include the first Business Day following the applicable Class Auction Date, and end on (and include) the applicable Class Auction Date (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) and (ii) if the Auction Periods are changed as provided herein, each period commencing on an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date (unless the duration of the Interest Accrual Period is one year or longer, then the Interest Accrual Period therefor shall commence on an Interest Payment Date and end on but exclude the final Interest Payment Date for such Interest Accrual Period); provided, however, that if an Auction is scheduled to occur for the next Interest Accrual Period on a date that was reasonably expected to be a Business Day, but such Auction does not occur because such date is later not considered to be a Business Day, the Auction shall nevertheless be deemed to have occurred, the applicable Auction Rate in effect for the next Interest Accrual Period will be the Auction Rate in effect for the preceding Interest Accrual Period and such Interest Accrual Period will generally be 28 days in duration, beginning on the Business Day following the date of the deemed Auction and ending on (and including) the applicable Class Auction Date (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day). If the preceding Interest Accrual Period was other than generally 28 days in duration, the Auction Rate for the deemed Auction will instead be the rate of interest determined by the Market Agent on equivalently rated auction securities with a comparable length of auction period.

Notwithstanding the foregoing:

(a)     if the ownership of a class of Auction Rate Notes is no longer maintained in Book-Entry Form then the Auction Rate on such class for any Interest Accrual Period commencing after the delivery of definitive notes representing such class pursuant to Section 2.09 of the Indenture shall equal the Maximum Rate on the Business Day immediately preceding the first day of such subsequent Interest Accrual Period; or

(b)     if a Payment Default shall have occurred with respect to a class of Auction Rate Notes, the Applicable Interest Rate on such class for the Interest Accrual Period commencing on or immediately after such Payment Default, and for each Interest Accrual Period thereafter, to and including the Interest Accrual Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured, shall equal the Non-Payment Rate on the first day of each such Interest Accrual Period.

In accordance with Section 2.02(a)(iii)(B) of this Annex I, the Auction Agent shall promptly give written notice to the Trustee and the Issuer of each Auction Rate (unless the Applicable Interest Rate is the Non-Payment Rate or the ownership of such class is no longer maintained in Book-Entry Form except as provided above) applicable to each class of Auction Rate Notes. The Trustee shall notify the Holders of a class of Auction Rate Notes of the Applicable Interest Rate with respect to each such class for each Auction Period not later than the second Business Day of such Auction Period.

In the event that the Auction Agent no longer determines, or fails to determine, when required, the Applicable Interest Rate with respect to a class of Auction Rate Notes, or if, for any reason, such manner of determination shall be held to be invalid or unenforceable, the Applicable Interest Rate for the next succeeding Interest Accrual Period shall be the Maximum Rate. The Maximum Rate with respect to each Interest Rate Determination Date shall be determined and communicated by the Auction Agent in accordance with Section 2.02(c) of this Annex I and the Auction Agent Agreement. If the Auction Agent shall fail or refuse to determine the Maximum Rate, the Maximum Rate shall be determined by a securities dealer appointed by the Issuer capable of making such a determination in accordance with the provisions hereof and written notice of such determination shall be given by such securities dealer to the Trustee.

If the Auction Rate for a class of Auction Rate Notes is greater than the Maximum Rate, then the Applicable Interest Rate with respect to such class for the related Interest Accrual Period will be the Maximum Rate. The excess of the amount of interest that would have accrued on the class of Auction Rate Notes at the Auction Rate over the amount of interest actually accrued at the Maximum Rate will accrue as the Carry-Over Amount. Each Carry-Over Amount shall bear interest for each Interest Accrual Period calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent on the related Interest Rate Determination Date, provided the Trustee has received notice of One-Month LIBOR from the Auction Agent, and, if the Trustee shall not have received such notice from the Auction Agent, then as determined by the Trustee on such date) from the Interest Payment Date for the Interest Accrual Period with respect to which such Carry-Over Amount was calculated, until paid. Any payment in respect of Carry-Over Amount shall be applied, first, to any accrued interest payable thereon and thereafter in reduction of such Carry-Over Amount. For purposes of the Indenture and the class of Auction Rate Notes, any reference to "principal" or "interest" herein and therein shall not include, within the meaning of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each class of Auction Rate Note by the Trustee during such Interest Accrual Period in sufficient time for the Trustee to give notice to each Holder of such Carry-Over Amount as required in the next succeeding sentence. On the Interest Payment Date for an Interest Accrual Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Holder of the Carry-Over Amount applicable to such Holder's class of Auction Rate Note, which written notice may accompany the payment of interest (if made by check made to each such Holder on such Interest Payment Date) or otherwise shall be mailed on such Interest Payment Date by first-class mail, postage prepaid, to each such Holder at such Holder's address as it appears on the registration books maintained by the Note Registrar. Such notice shall state, in addition to such Carry-Over Amount, that, unless and until a class of Auction Rate Note has been redeemed under the Indenture (after which all accrued Carry-Over Amount with respect to such class of Auction Rate Note, and all accrued interest thereon, that remains unpaid shall be canceled and no Carry-Over Amount, or interest accrued thereon, shall be paid with respect to such class of Auction Rate Note), (i) the Carry-Over Amount (and interest accrued thereon) shall be paid by the Trustee on the first occurring Interest Payment Date for a subsequent Interest Accrual Period if and to the extent that (A) the Eligible Carry-Over Make-Up Amount with respect to such Interest Accrual Period is greater than zero, and (B) moneys are available pursuant to the terms of the Indenture to pay such Carry-Over Amount (and interest accrued thereon), and (ii) interest shall accrue on the Carry-Over Amount at a per annum rate equal to One-Month LIBOR until such Carry-Over Amount is paid in full or is canceled.

The Carry-Over Amount (and interest accrued thereon) on an Outstanding class of Auction Rate Notes shall be paid by the Trustee on the first occurring Interest Payment Date for a subsequent Interest Accrual Period with respect to such class if and to the extent that (i) the Eligible Carry-Over Make-Up Amount with respect to such Interest Accrual Period is greater than zero, and (ii) moneys in the Collection Fund and the Surplus Fund are available on the Monthly Calculation Date immediately preceding the month in which such Interest Payment Date occurs, for transfer to the Interest Account for such purpose in accordance with Section 5.03(c) of the Indenture, after taking into account all other amounts payable from the Collection Fund and the Surplus Fund in accordance with such Sections on such Monthly Calculation Date. Any Carry-Over Amount (and any interest accrued thereon) with respect to any class of Auction Rate Note which is unpaid as of the Maturity of such class of Auction Rate Note shall be paid to the Holder thereof on the date of such Maturity to the extent that moneys are available therefor in accordance with the provisions of the preceding clause (ii); provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not so paid on the date of such Maturity shall be canceled with respect to such class of Auction Rate Note on the date of such Maturity and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the next occurring Interest Payment Date(s), as necessary, for the subsequent Interest Accrual Period(s), if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any Interest Payment Date(s) on which the Trustee pays less than all of the Carry-Over Amount (and any interest accrued thereon) with respect to a class of Auction Rate Note, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Holder of such class of Auction Rate Note of the Carry-Over Amount remaining unpaid on such class of Auction Rate Note.

The Interest Payment Date on which any Carry-Over Amount (or any interest accrued thereon) for a class of Auction Rate Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount (and any interest accrued thereon) in the same manner as it pays interest on each class of Auction Rate Notes on an Interest Payment Date.

           Section 2.02 Auction Rate.

(a) Determining the Applicable Interest Rate. By purchasing any class of Auction Rate Notes, whether in an Auction or otherwise, each purchaser of a class of Auction Rate Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described herein; (ii) to have its beneficial ownership of a class of Auction Rate Notes maintained at all times in Book Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership; (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount of a class of Auction Rate Notes specified in such Sell Order; (v) that a Bid placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount, or a lesser principal amount, of a class of Auction Rate Notes specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Applicable Interest Rate, determined as described herein; and (vi) that a Bid placed by a Potential Holder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of a class of Auction Rate Notes specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Applicable Interest Rate, determined as set forth herein.

So long as the ownership of a class of Auction Rate Notes is maintained in Book-Entry Form by the Securities Depository, an Existing Holder may sell, transfer or otherwise dispose of any class of Auction Rate Notes of such class only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of any class of Auction Rate Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent in writing of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to any class of Auction Rate Notes):

(i) Submission by Existing Holders and Potential Holders to a Broker-Dealer.

(A) Prior to the Submission Deadline on each Auction Date:

(1) each Existing Holder of any class of Auction Rate Notes may submit to a Broker-Dealer by telephone or otherwise any information as to:

(a) the Principal Amount of Outstanding classes of Auction Rate Notes, if any, owned by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Auction Rate for the next succeeding Auction Period;

(b) the Principal Amount of Outstanding classes of Auction Rate Notes, if any, which such Existing Holder offers to sell if the Auction Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Holder; and/or

(c) the Principal Amount of Outstanding classes of Auction Rate Notes, if any, owned by such Existing Holder which such Existing Holder offers to sell without regard to the Auction Rate for the next succeeding Auction Period; and

(2) one or more Broker-Dealers may contact Potential Holders to determine the Principal Amount of a class of Auction Rate Notes which each Potential Holder offers to purchase, if the Auction Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Holder.

For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (1) or (2) of this paragraph (A) is herein referred to as an "Order," and each Existing Holder and each Potential Holder placing an Order is herein referred to as a "Bidder"; an Order described in clause (1)(a) is herein referred to as a "Hold Order"; an Order described in clauses (1)(b) and (2) is herein referred to as a "Bid"; and an Order described in clause (1)(a) is herein referred to as a "Sell Order."

(B)(1) Subject to the provisions of Section 2.02(a)(ii) of this Annex I, a Bid by an Existing Holder shall constitute an irrevocable offer to sell:

(a) the Principal Amount of Outstanding classes of Auction Rate Notes specified in such Bid if the Auction Rate determined as provided in this Section 2.02 shall be less than the rate specified therein; or

(b) such Principal Amount, or a lesser Principal Amount of Outstanding classes of Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(A)(4) of this Annex I, if the Auction Rate determined as provided in this Section 2.02(a)(i) shall be equal to the rate specified therein; or

(c) such Principal Amount, or a lesser Principal Amount of Outstanding classes of Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(B)(3) of this Annex I, if the rate specified therein shall be higher than the Maximum Rate and Sufficient Bids have not been made.

(2) Subject to the provisions of Section 2.02(a)(ii) of this Annex I, a Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

(a) the Principal Amount of Outstanding classes of Auction Rate Notes specified in such Sell Order; or

(b) such Principal Amount, or a lesser Principal Amount of Outstanding classes of Auction Rate Notes determined as set forth in Section 2.02(a)(iv)(B)(3) of this Annex I, if Sufficient Bids have not been made.

(3) Subject to the provisions of Section 2.02(a)(ii) of this Annex I, a Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

(a) the Principal Amount of Outstanding classes of Auction Rate Notes specified in such Bid if the Auction Rate determined as provided in this Section 2.02 shall be higher than the rate specified in such Bid; or

(b) such Principal Amount, or a lesser Principal Amount of Outstanding classes of Auction Rate Notes determined as set forth in Section 2.02(a)(iv)(A)(5) of this Annex I, if the Auction Rate determined as provided in this Section 2.02(a)(i) shall be equal to the rate specified in such Bid.

(ii) Submission by Broker-Dealer to the Auction Agent.

(A) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

(1) the name of the Bidder placing such Order;

          (2)     the aggregate Principal Amount of a class of Auction Rate Notes that are the subject of such Order;

(3) to the extent that such Bidder is an Existing Holder:

(a) the Principal Amount of a class of Auction Rate Notes, if any, subject to any Hold Order placed by such Existing Holder;

(b) the Principal Amount of a class of Auction Rate Notes, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

(c) the Principal Amount of a class of Auction Rate Notes, if any, subject to any Sell Order placed by such Existing Holder; and

(4) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

(B) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest .001%.

(C) If an Order or Orders covering all Outstanding classes of Auction Rate Notes owned by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the Principal Amount of Outstanding classes of Auction Rate Notes owned by such Existing Holder and not subject to an Order submitted to the Auction Agent.

(D) Neither the Issuer, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.

(E) If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the Principal Amount of Outstanding classes of Auction Rate Notes owned by such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

(1) All Hold Orders shall be considered valid, but only up to the aggregate Principal Amount of Outstanding classes of Auction Rate Notes held by such Existing Holder, and if the aggregate Principal Amount of a class of Auction Rate Notes subject to such Hold Orders exceeds the aggregate Principal Amount of a class of Auction Rate Notes held by such Existing Holder, the aggregate Principal Amount of a class of Auction Rate Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate Principal Amount of a class of Auction Rate Notes subject to such Hold Order equals the aggregate Principal Amount of Outstanding classes of Auction Rate Notes owned by such Existing Holder.

(2) (a) any Bid shall be considered valid up to an amount equal to the excess of the Principal Amount of Outstanding classes of Auction Rate Notes owned by such Existing Holder over the aggregate Principal Amount of a class of Auction Rate Notes subject to any Hold Order referred to in clause (1) of this paragraph (E);

(b) subject to subclause (a) of this clause (2), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate Principal Amount of Outstanding classes of Auction Rate Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including an amount equal to such excess, and the stated amount of Outstanding classes of Auction Rate Notes subject to each Bid with the same rate shall be reduced pro rata to cover the stated amount of Outstanding classes of Auction Rate Notes equal to such excess;

(c) subject to subclauses (a) and (b) of this clause (2), if more than one Bid with different rates are submitted on behalf of such Existing Holder, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

(d) in any such event, the amount of Outstanding classes of Auction Rate Notes, if any, subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

(3) All Sell Orders shall be considered valid up to an amount equal to the excess of the Principal Amount of Outstanding classes of Auction Rate Notes held by such Existing Holder over the aggregate Principal Amount of a class of Auction Rate Notes subject to valid Hold Orders referred to in clause (1) of this paragraph (E) and valid Bids referred to in clause (2) of this paragraph (E).

(F) If more than one Bid for a class of Auction Rate Notes is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and Principal Amount therein specified.

(G) Any Bid or Sell Order submitted by an Existing Holder covering an aggregate Principal Amount of a class of Auction Rate Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate Principal Amount of a class of Auction Rate Notes not equal to an Authorized Denomination shall be rejected.

(H) Any Bid submitted by an Existing Holder or a Potential Holder specifying a rate lower than the All Hold Rate shall be treated as a Bid specifying the All Hold Rate, and any such Bid shall be considered as valid and shall be selected in the ascending order of the respective rates in the Submitted Bids.

(I) An Existing Holder that offers to purchase additional classes of Auction Rate Notes is, for purposes of such offer, treated as a Potential Holder.

(J) Any Bid specifying a rate higher than the Maximum Interest Rate will (i) be treated as a Sell Order if submitted by an Existing Holder and (ii) not be accepted if submitted by a Potential Holder.

(iii) Determination of Sufficient Bids, Auction Rate and Winning Bid Rate.

(A) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

(1) the excess of the total Principal Amount of Outstanding classes of Auction Rate Notes over the sum of the aggregate Principal Amount of Outstanding classes of Auction Rate Notes subject to Submitted Hold Orders (such excess being herein referred to as the "Available classes of Auction Rate Notes"), and

(2) from the Submitted Orders whether:

(a) the aggregate Principal Amount of Outstanding classes of Auction Rate Notes subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Interest Rate exceeds or is equal to the sum of:

(b) the aggregate Principal Amount of Outstanding classes of Auction Rate Notes subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Interest Rate, and

(c) the aggregate Principal Amount of Outstanding classes of Auction Rate Notes subject to Submitted Sell Orders;

(in the event such excess or such equality exists, other than because all of the Outstanding classes of Auction Rate Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause (a) above shall be referred to collectively as "Sufficient Bids"); and

(3) if Sufficient Bids exist, the Winning Bid Rate, which shall be the lowest rate specified in such Submitted Bids such that if:

(x) each such Submitted Bid from Existing Holders specifying such lowest rate and (z) all other Submitted Bids from Existing Holders specifying lower rates were rejected (thus entitling such Existing Holders to continue to own the Principal Amount of a class of Auction Rate Notes subject to such Submitted Bids); and

(y) each such Submitted Bid from Potential Holders specifying such lowest rate and (z) all other Submitted Bids from Potential Holders specifying lower rates were accepted;

the result would be that such Existing Holders described in subclause (a) above would continue to own an aggregate Principal Amount of Outstanding classes of Auction Rate Notes which, when added to the aggregate Principal Amount of Outstanding classes of Auction Rate Notes to be purchased by such Potential Holders described in subclause (b) above, would equal not less than the Available classes of Auction Rate Notes.

(B) Promptly after the Auction Agent has made the determinations pursuant to Section 2.02(a)(iii)(A) hereof, the Auction Agent shall advise the Trustee, the Broker-Dealers and the Issuer of the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate, One-Month LIBOR and the Applicable LIBOR-Based Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Accrual Period as follows:

(1) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Accrual Period shall be equal to the Winning Bid Rate so determined;

(2) if Sufficient Bids do not exist (other than because all of the Outstanding classes of Auction Rate Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Accrual Period shall be equal to the Maximum Rate; or

(3) if all Outstanding classes of Auction Rate Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Accrual Period shall be equal to the All Hold Rate.

(C) Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Trustee of the Applicable Interest Rate, which shall not exceed the Maximum Rate.

If for any Interest Accrual Period the Auction Rate exceeds the Maximum Rate, the Applicable Interest Rate for such Interest Accrual Period shall equal the Maximum Rate. If the Maximum Auction Rate is less than the Auction Rate, the Applicable Interest Rate will be the Maximum Auction Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding classes of Auction Rate Notes are subject to Submitted Hold Orders), the Applicable Interest Rate will be the Maximum Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (B) of Section 2.02(a)(iv) hereof.

(iv) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders. Existing Holders shall continue to own the Principal Amount of a class of Auction Rate Notes that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to Section 2.02(a)(iii)(A) hereof, Submitted Bids and Submitted Sell Orders shall be accepted or rejected, and the Auction Agent shall take such other action as described below:

(A) if Sufficient Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (D) and (E) of this Section 2.02(a)(iv), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

(1) Existing Holders' Submitted Bids specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the aggregate Principal Amount of any class of Auction Rate Notes subject to such Submitted Bids;

(2) Existing Holders' Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to own the aggregate Principal Amount of any class of Auction Rate Notes subject to such Submitted Bids;

(3) Potential Holders' Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring such Potential Owner to purchase the aggregate Principal Amount of any class of Auction Rate Notes subject to such Submitted Bid;

(4) Each Existing Holders' Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to own the aggregate Principal Amount of any class of Auction Rate Notes subject to such Submitted Bid, unless the aggregate Principal Amount of Outstanding classes of Auction Rate Notes subject to all such Submitted Bids shall be greater than the Principal Amount of any class of Auction Rate Notes (the "Remaining Principal Amount") equal to the excess of the Available classes of Auction Rate Notes over the aggregate Principal Amount of any class of Auction Rate Notes subject to Submitted Bids described in clauses (2) and (3) of this Section 2.02(a)(iv)(A), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to own the Principal Amount of any class of Auction Rate Notes subject to such Submitted Bid, but only in an amount equal to the aggregate Principal Amount of any class of Auction Rate Notes obtained by multiplying the Remaining Principal Amount by a fraction, the numerator of which shall be the Principal Amount of Outstanding classes of Auction Rate Notes owned by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the Principal Amount of Outstanding classes of Auction Rate Notes subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

(5) Each Potential Holder's Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the Principal Amount of any class of Auction Rate Notes obtained by multiplying the excess of the aggregate Principal Amount of Available classes of Auction Rate Notes over the aggregate Principal Amount of any class of Auction Rate Notes subject to Submitted Bids described in clauses (2), (3) and (4) of this Section 2.02(a)(iv)(A) by a fraction, the numerator of which shall be the aggregate Principal Amount of Outstanding classes of Auction Rate Notes subject to such Submitted Bid and the denominator of which shall be the sum of the Principal Amount of Outstanding classes of Auction Rate Notes subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

(B) If Sufficient Bids have not been made (other than because all of the Outstanding classes of Auction Rate Notes are subject to Submitted Hold Orders), subject to the provisions of Section 2.02(iv)(D) hereof, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(1) Existing Holders' Submitted Bids specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holders to continue to own the aggregate Principal Amount of any class of Auction Rate Notes subject to such Submitted Bids;

(2) Potential Holders' Submitted Bids specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus requiring each Potential Holder to purchase the aggregate Principal Amount of any class of Auction Rate Notes subject to such Submitted Bids; and

(3) Each Existing Holder's Submitted Bid specifying any rate that is higher than the Maximum Rate and each Existing Holder's Submitted Sell Order shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell any class of Auction Rate Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate Principal Amount of any class of Auction Rate Notes obtained by multiplying the aggregate Principal Amount of any class of Auction Rate Notes subject to Submitted Bids described in clause (2) of this Section 2.02(iv)(B) by a fraction, the numerator of which shall be the aggregate Principal Amount of Outstanding classes of Auction Rate Notes owned by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate Principal Amount of Outstanding classes of Auction Rate Notes subject to all such Submitted Bids and Submitted Sell Orders.

(C) If all Outstanding classes of Auction Rate Notes are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

(D) If, as a result of the procedures described in paragraph (A) or (B) of this Section 2.02(iv), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a Principal Amount of any class of Auction Rate Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the Principal Amount of any class of Auction Rate Notes to be purchased or sold by any Existing Holder or Potential Holder so that the Principal Amount of any class of Auction Rate Notes purchased or sold by each Existing Holder or Potential Holder shall be equal to an Authorized Denomination.

(E) If, as a result of the procedures described in paragraph (A) of this Section 2.02(iv), any Potential Holder would be entitled or required to purchase less than an Authorized Denomination of any class of Auction Rate Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate any class of Auction Rate Notes for purchase among Potential Holders so that only classes of Auction Rate Notes in Authorized Denominations are purchased by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any class of Auction Rate Notes.

(v) Based on the result of each Auction, the Auction Agent shall determine the aggregate Principal Amount of any class of Auction Rate Notes to be purchased and the aggregate Principal Amount of any class of Auction Rate Notes to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate Principal Amount of any class of Auction Rate Notes to be sold differs from such aggregate Principal Amount of any class of Auction Rate Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, any class of Auction Rate Notes.

(vi) Any calculation by the Auction Agent, the Issuer or the Trustee, as applicable, of the Applicable Interest Rate, the Applicable LIBOR-Based Rate, the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate and the Non-Payment Rate shall, in the absence of manifest error, be binding on all other parties.

(vii) Notwithstanding anything in the Indenture to the contrary notwithstanding, no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default (or on the next Business Day after a Payment Default is cured) or if any class of Auction Rate Notes are no longer in Book-Entry-Form.

The Issuer shall not, and shall not cause (or, to the extent within its control, permit) any affiliate to, submit any Order (other than a Sell Order) in any Auction.

(b) Determination of Payment Defaults and Payment of Auction Agent and Broker-Dealer Fees.

(i) The Trustee shall determine, not later than 2:00 p.m., New York City time, on the Business Day next preceding each Interest Payment Date, whether a Payment Default has occurred. If a Payment Default has occurred, the Trustee shall, not later than 2:15 p.m., New York City time, on such Business Day, send a notice thereof in substantially the form of Exhibit C attached hereto to the Auction Agent by telecopy or similar means and, if such Payment Default is cured, the Trustee shall immediately send a notice in substantially the form of Exhibit D attached hereto to the Auction Agent by telecopy or similar means.

(ii) Not later than 12:00 noon, New York City time, on each Interest Payment Date, the Issuer shall pay or cause to be paid to the Auction Agent, in immediately available funds out of amounts available therefor in the Administration Fund, an amount equal to the Auction Agent Fee and the Broker-Dealer Fee as calculated in accordance with the Auction Agent Agreement. The Issuer shall, from time to time at the request of the Auction Agent, reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement, such expenses to be paid out of amounts available therefor in the Administration Fund

(c) Calculation of Various Rates. The Auction Agent shall calculate the Maximum Auction Rate, the All Hold Rate and the Applicable LIBOR-Based Rate on each Auction Date and shall notify the Issuer, Trustee and the Broker-Dealers of the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate and the Applicable LIBOR-Based Rate, all as provided in the Auction Agent Agreement. If the ownership of any class of Auction Rate Notes is no longer maintained in Book-Entry Form by the Securities Depository, the Trustee shall calculate the Maximum Rate on the Business Day immediately preceding the first day of each Interest Accrual Period after the delivery of definitive a class of Auction Rate Notes pursuant to Section 2.09 of the Indenture. If a Payment Default shall have occurred, the Trustee shall calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Interest Accrual Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Accrual Period commencing less than two Business Days after the cure of any Payment Default. The Auction Agent shall determine the Applicable LIBOR-Based Rate for each Interest Accrual Period other than the Initial Interest Accrual Period; provided that if the ownership of any class of Auction Rate Notes is no longer maintained in Book-Entry Form, or if a Payment Default has occurred, then the Trustee shall determine the Applicable LIBOR-Based Rate for each such Interest Accrual Period.

For any Interest Accrual Period for which any Carry-Over Amount exists, the Auction Agent shall calculate One-Month LIBOR.

The Issuer shall determine on each Auction Date whether the Net Loan Rate Restriction Period is applicable for the next Auction Period and, if it is, the Issuer shall notify the Trustee, the Auction Agent and the Broker-Dealers of such event. If the Net Loan Rate Restriction Period is applicable for an Auction Period, the Issuer shall calculate the Net Loan Rate, the Adjusted Student Loan Portfolio Rate of Return and the Program Expense Percentage and shall notify the Trustee, the Auction Agent and the Broker-Dealers of such calculations.

(d) Notification of Rates, Amounts and Payment Dates.

(i) By 10:00 a.m., New York City time, on each Regular Record Date with respect to any class of Auction Rate Notes, the Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Interest Payment Date to the beneficial owners thereof.

(ii) As soon as practicable prior to each Interest Payment Date with respect to any class of Auction Rate Notes, the Trustee shall:

(A) confirm with the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of a class of Auction Rate Notes is maintained in Book-Entry Form by the Securities Depository, (1) the date of such next Interest Payment Date and (2) the amount payable to the Auction Agent on such Interest Payment Date pursuant to Section 2.02(b)(ii) of this Annex I;

(B) advise the Securities Depository, so long as the ownership of any class of Auction Rate Notes is maintained in Book-Entry Form by the Securities Depository, upon request, of the aggregate amount of interest, and the aggregate amount (if any) of Carry-Over Amount and interest thereon, distributable on the next succeeding Interest Payment Date to the beneficial owners thereof; and

(C) pursuant to Section 2.01 of this Annex I, advise the Holders of any class of Auction Rate Notes of any Carry-Over Amount accruing on such class.

(e) Auction Agent.

(i) ___ is hereby appointed as Initial Auction Agent to serve as agent for the Issuer in connection with Auctions. The Trustee and the Issuer will, and the Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with ___, as the Initial Auction Agent. Any Substitute Auction Agent shall be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the Indenture, including this Annex I, by giving at least 90 days' notice to the Trustee, each Market Agent and the Issuer. The Auction Agent may be removed at any time by the Trustee upon the written direction of an Authorized Officer of the Issuer or the Holders of 66-2/3% of the aggregate Principal Amount of each class of Auction Rate Notes then Outstanding, and if by such Holders, by an instrument signed by such Holders or their attorneys and filed with the Auction Agent, the Issuer and the Trustee upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective unless and until a Substitute Auction Agent has been appointed and has accepted such appointment. However, if a Substitute Auction Agent shall not have been appointed within 60 days from the date of a notice of resignation, the resigning Auction Agent may petition any court of competent jurisdiction for the appointment of a Substitute Auction Agent. If required by the Issuer, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, each Market Agent and the Issuer in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

(ii) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee at the direction of an Authorized Officer of the Issuer, shall use its best efforts to appoint a Substitute Auction Agent.

(iii) The Auction Agent is acting as agent for the Issuer in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

(iv) In the event of a change in the Auction Agent Fee Rate pursuant to Section ___ of the Auction Agent Agreement, the Auction Agent shall give notice thereof to the Trustee in accordance with the Auction Agent Agreement.

Section 2.03 Broker-Dealers.

(a) The Auction Agent will enter into a Broker-Dealer Agreement with ___, as the initial Broker-Dealer. An Authorized Officer of the Issuer may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent.

(p) Any Broker-Dealer may be removed at any time, at the request of an Authorized Officer of the Issuer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such with respect to any class of Auction Rate Notes.

Section 2.04 Changes in Auction Period or Periods.

(q) While any class of Auction Rate Notes are Outstanding, the Issuer may, from time to time, convert the length of one or more Auction Periods and designate an Auction Period of a different length than set forth in the definition of Interest Accrual Period (an "Auction Period Adjustment"), in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the Applicable Interest Rate borne by any class of Auction Rate Notes. The Issuer shall not initiate an Auction Period Adjustment unless it shall have received, not less than 10 days nor more than 20 days prior to the Auction Period Adjustment, the written consent of the applicable Market Agent, which consent shall not be unreasonably withheld. The Issuer shall initiate the Auction Period Adjustment by giving written notice by Issuer Order to the Trustee, the Auction Agent, the applicable Market Agent and the Securities Depository in substantially the form of, or containing substantially the information contained in, Exhibit I to the Indenture at least ten days prior to the Auction Date for such Auction Period.

(r) An Auction Period Adjustment shall take effect only (A) if the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the first such Auction Period, an Issuer Certificate in substantially the form attached as, or containing substantially the same information contained in, Exhibit J to the Indenture, authorizing the Auction Period Adjustment specified in such certificate along with written confirmation that the Rating Agency Condition has been satisfied with respect to such Auction Period Adjustment, and (B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) above is not met, the Applicable Interest Rate for the next Auction Period shall be determined pursuant to the provisions of subsections (a) through (d) of this Section and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) above is met but the condition referred to in (B) above is not met, the Applicable Interest Rate for the next Auction Period shall be the Maximum Rate, and in either case the Auction Period shall be the Auction Period determined without reference to the proposed change.

(s) In connection with any Auction Period Adjustment, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.06(a) of the Auction Agent Agreement.

Section 2.05 Changes in the Auction Date. The applicable Market Agent, with the written consent of an Authorized Officer of the Issuer, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Article I of this Annex I with respect to one or more specified Auction Periods for any class of Auction Rate Notes, designate a Class Auction Date different than as set forth in the definition of Interest Accrual Period in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the Applicable Interest Rate borne by any class of Auction Rate Notes. The applicable Market Agent shall deliver a written request for consent to such change in the Auction Date to the Issuer not less than three days nor more than twenty days prior to the effective date of such change. The applicable Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least three days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Issuer and the Securities Depository. Such notice shall be substantially in the form of, or contain substantially the information contained in, Exhibit K to the Indenture.

In connection with any change described in this Section 2.02(g), the Auction Agent shall provide such further notice to such parties as is specified in Section 2.06(b) of the Auction Agent Agreement.

Section 2.06 Additional Provisions Regarding the Applicable Interest Rate. The determination of each Applicable Interest Rate by the Auction Agent or any other Person pursuant to the provisions of this Annex I shall be conclusive and binding on the Holders of any class of Auction Rate Notes, and the Issuer and the Trustee may rely thereon for all purposes.

In no event shall the cumulative amount of interest paid or payable on any class of Auction Rate Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on any class of Auction Rate Notes of such series under applicable law, which are contracted for, charged, reserved, taken or received pursuant to any class of Auction Rate Notes of such series or related documents) calculated from the Closing Date of such series through any subsequent day during the term of such series or otherwise prior to payment in full of any class of Auction Rate Notes that exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under any class of Auction Rate Notes, or related documents or otherwise contracted for, charged, reserved, taken or received in connection with any class of Auction Rate Notes, or if the redemption or acceleration of the maturity of any class of Auction Rate Notes results in payment to or receipt by the Holder or any former Holder of any class of Auction Rate Notes of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of any class of Auction Rate Notes or related documents to the contrary, all excess amounts theretofore paid or received with respect to any class of Auction Rate Notes shall be credited on the Principal Amount of the classes of Auction Rate Notes (or, if the classes of Auction Rate Notes have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the classes of Auction Rate Notes of such series and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the classes of Auction Rate Notes and under the related documents.

Section 2.07 Qualifications of Market Agent. Each Market Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by the Indenture, including this Annex I. Any Market Agent may resign and be discharged of the duties and obligations created by the Indenture, including this Annex I, by giving at least 90 days' notice to the Issuer and the Trustee, provided that such resignation shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent. Any Market Agent may be replaced at the direction of the Issuer, by an instrument signed by an Authorized Officer of the Issuer filed with such Market Agent and the Trustee at least thirty days before the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent.

In the event that any Market Agent shall be removed or be dissolved, or if the property or affairs of any Market Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and there is no Market Agent for any class of Auction Rate Notes, and the Issuer shall not have appointed its successor as Market Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section 2.04, shall be deemed to be the Market Agent for the classes of Auction Rate Notes for all purposes of the Indenture, including this Annex I, until the appointment by the Issuer of the successor Market Agent. Nothing in this Section 2.04 shall be construed as conferring on the Trustee additional duties other than as set forth herein.

ANNEX II

CERTAIN TERMS AND PROVISIONS OF
RESET RATE NOTES

ARTICLE I

DEFINITIONS

"30/360" shall mean that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months

"91-day Treasury Bill Rate" shall mean for any relevant Interest Rate Determination Date, prior to each related Interest Rate Change Date, the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be. The 91-day Treasury Bill Rate will be subject to a Lock-In Period of six Business Days.

"Actual/360" shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 360 days.

"Actual/365 (fixed)" shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year.

"Actual/Actual (accrual basis)" shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year.

"Actual/Actual (ISMA)" shall mean a calculation in accordance with the definition of "Actual/Actual" adopted by the International Securities Market Association ("ISMA"), which shall mean that interest is calculated on the following basis:

(a)     where the number of days in the relevant Interest Accrual Period is equal to or shorter than the Determination Period during which such Interest Accrual Period ends, the number of days in such Interest Accrual Period divided by the product of (i) the number of days in such Determination Period and (ii) the number of Distribution Dates that would occur in one calendar year; or

(b)     where the Interest Accrual Period is longer than the Determination Period during which the Interest Accrual Period ends, the sum of:

(i) the number of days in such Interest Accrual Period falling in the Determination Period in which the Interest Accrual Period begins divided by the product of (A) the number of days in such Determination Period and (B) the number of Distribution Dates that would occur in one calendar year; and

(ii) the number of days in such Interest Accrual Period falling in the next Determination Period divided by the product of (A) the number of days in such Determination Period and (B) the number of Distribution Dates that would occur in one calendar year;

where "Determination Period" shall mean the period from and including one Calculation Date to but excluding the next Calculation Date, "Distribution Date" shall mean the date of any distribution for the Reset Rate Notes and "Calculation Date" shall mean, in each year, each of those days in the calendar year that are specified herein as being the scheduled Distribution Dates.

"Actual/Actual (payment basis)" shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be.

"All Hold Rate" shall mean, the Reset Rate Notes, the applicable Index plus or minus the related Spread (with respect to the Reset Rate Notes that will bear interest at a floating rate), the applicable auction rate (determined pursuant to Annex I) or the applicable fixed rate, which may be expressed as the fixed rate pricing benchmark plus or minus a spread (with respect to the Reset Rate Notes that will bear interest at a fixed rate), that the Remarketing Agents, in consultation with the Issuer Administrator, determine will be in effect, unless the related [Call Option or Optional Redemption is exercised, in the event that 100% of the holders of the Reset Rate Notes choose to hold their Reset Rate Notes for the upcoming Reset Period.] The All Hold Rate shall be a rate that the Remarketing Agents, in consultation with the Issuer Administrator, determine based upon then-existing market conditions.

["Call Option" shall mean, the option described in Section 2.06 of this Annex II owned by College Loan Corporation or one of its subsidiaries as a permitted transferee to purchase 100% of the Reset Rate Notes on any Reset Date or on any date following a Failed Remarketing, exercisable at a price equal to 100% of the Outstanding Principal Amount of the Reset Rate Notes, less all amounts distributed to the Noteholders of such class as a payment of principal on the related Quarterly Distribution Date, plus any accrued and unpaid interest not paid by the Issuer on the related Quarterly Distribution Date, and pursuant to the terms and conditions set forth in this Annex II.]

"Call Option Notice" shall mean a written notice from the holder of the Call Option stating its desire to exercise the Call Option on the related Reset Date, delivered to each Clearing Agency, the Trustee, the Remarketing Agents and the Rating Agencies.

"Call Rate" shall mean the rate of interest that is either: (a) if the Reset Rate Notes did not have at least one related Swap Agreement in effect during the previous Reset Period, the rate applicable for the most recent Reset Period during which the Failed Remarketing Rate was not in effect; or (b) if the Reset Rate Notes had one or more related Swap Agreements in effect during the previous Reset Period, the weighted average of the floating rates of interest that were due to the related Swap Counterparties from the Issuer during the previous Reset Period for the Reset Rate Notes. This rate will continue to apply for each Reset Period while the holder of the Call Option retains the Reset Rate Notes.

"Class A-4 Rate" shall mean, during the initial Reset Period, for any Interest Accrual Period, until and including the Initial Reset Date for the Class A-4 Notes, Three-Month LIBOR as determined on the related LIBOR Determination Date, plus 0.01% based on an Actual/360 accrual method. The Class A-4 Rate shall be changed on each related Reset Date to the interest rate (which shall not exceed the Failed Remarketing Rate) and Day Count Basis that will be set forth in the notice required to be delivered by the Issuer Administrator and/or the Remarketing Agents on each related Remarketing Terms Determination Date and Spread Determination Date, as applicable, pursuant to the procedures set forth in the Reset Rate Note Procedures.

"CMT Rate" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on that Interest Rate Determination Date under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15. . . .Mondays Approximately 3:45 p.m.," under the column for: (a) if the Designated CMT Moneyline Telerate Page is 7051, the rate on that Interest Rate Determination Date; or (b) if the Designated CMT Moneyline Telerate Page is 7052, the average for the week, the month or the quarter, as specified on the Remarketing Terms Determination Date, ended immediately before the week in which the related Interest Rate Determination Date occurs. The following procedures will apply if the CMT Rate cannot be determined as described above: (i) if the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that Interest Rate Determination Date, unless the calculation is made earlier and the rate is available from that source at that time on that Interest Rate Determination Date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate; (ii) if the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that Interest Rate Determination Date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant Interest Rate Determination Date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the Trustee determines to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519); (iii) if the rate described in the prior paragraph cannot be determined, then the Trustee will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant Interest Rate Determination Date reported, according to their written records, by leading primary United States government securities dealers in New York City. The Trustee will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount; (iv) if the Trustee cannot obtain three Treasury Note quotations of the kind described in clause (iii) above, the Trustee will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant Interest Rate Determination Date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the Trustee will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the Trustee will obtain quotations for the Treasury Note with the shorter remaining term to maturity; (v) if three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant Interest Rate Determination Date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated; or (vi) if fewer than three leading primary United States government securities dealers selected by the Trustee are quoting as described in clause (v) above, the CMT Rate will remain the CMT Rate then in effect on that Interest Rate Determination Date.

"College Loan Eligible Purchaser" shall mean College Loan Corporation or any of its affiliates; provided that any such affiliate has at no time owned an interest in any of the Financed Eligible Loans.

"Commercial Paper Rate" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the Bond Equivalent Yield (as defined below) of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that Interest Rate Determination Date under the heading "Commercial Paper—Financial." If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that Interest Rate Determination Date, unless the calculation is made earlier and the rate was available from that source at that time, then the Commercial Paper Rate will be the Bond Equivalent Yield of the rate on the relevant Interest Rate Determination Date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper—Financial." For purposes of this definition of "Commercial Paper Rate," the "Bond Equivalent Yield" equals [(NxD)/[360(Dx90)] times 100], where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be. If the rate described above cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that Interest Rate Determination Date. Unless otherwise specified on the Remarketing Terms Determination Date, the Commercial Paper Rate will be subject to a Lock-In Period of six Business Days.

"Currency Swap Agreement" shall mean with respect to the Reset Rate Notes in a Foreign Exchange Mode, each Swap Agreement between the Issuer and the related Currency Swap Counterparty which (a) converts the secondary market trade proceeds into U.S. Dollars received on the effective date of such Currency Swap Agreement on the Closing Date from the sale of the Reset Rate Notes to U.S. Dollars); (b) converts all principal payments in U.S. Dollars by the Issuer to the Noteholders of such class into the applicable currency; (c) converts the interest rate on such class from a LIBOR-based rate to a fixed, auction or floating rate payable in the applicable currency; (d) converts the U.S. Dollar equivalent of all secondary market trade proceeds received on the related Reset Date resulting in the successful remarketing of the Reset Rate Notes or the exercise of a Call Option into the applicable currency for the payment of principal to the tendering Noteholders of such class; and (e) pays to the Paying Agent, on behalf of the Issuer, for the benefit of the tendering Noteholders of the Reset Rate Notes, the required amount of additional interest at the interest rate applicable to the tendered Reset Rate Notes resulting from any required delay in Reset Date payments through Euroclear and Clearstream.

"Currency Swap Counterparty" shall mean each Eligible Counterparty that is a party, in its capacity as swap counterparty, to the related Currency Swap Agreement.

"Day Count Basis" shall mean 30/360, Actual/360, Actual/365 (fixed), Actual/Actual (accrual basis), Actual/Actual (ISMA) or Actual/Actual (payment basis), as applicable, or any other day count basis set forth in the Remarketing Terms Notice.

"Eligible Counterparty" shall mean any entity, which may be an affiliate of a Remarketing Agent, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

"Extension Rate" shall mean, for each Quarterly Distribution Date following a Failed Remarketing if a Reset Rate Notes is then in a Foreign Exchange Mode, the rate of interest payable to each related Currency Swap Counterparty, not to exceed Three-Month LIBOR plus __%, unless the Remarketing Agents, in consultation with the Issuer Administrator, determine that market conditions or some other benefit to the Issuer requires a higher rate; provided that in such case the Rating Agency Condition is satisfied.

"EURIBOR" shall mean, with respect to any Interest Accrual Period, the Euro-zone interbank offered rate for deposits in Euros having the specified maturity commencing on the first day of the Interest Accrual Period, which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR Determination Date. If an applicable rate does not appear on Telerate Page 248, the rate for that day will be determined on the basis of the rates at which deposits in Euros having the specified maturity and in a principal amount of not less than €1,000,000, are offered at approximately 11:00 a.m., Brussels time, on that EURIBOR Determination Date, to prime banks in the Euro-zone interbank market by the Reference Banks. The Issuer Administrator will request the principal Euro-zone office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the Issuer Administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR Determination Date, for loans in Euros to leading European banks having the specified maturity and in a principal amount of not less than €1,000,000. If the banks selected as described above are not providing quotations, EURIBOR in effect for the applicable Interest Accrual Period will be EURIBOR for the specified maturity in effect for the previous Interest Accrual Period.

"EURIBOR Determination Date" shall mean, for each Interest Accrual Period, the day that is two EURIBOR Settlement Days before the beginning of that Interest Accrual Period.

"EURIBOR Settlement Day" shall mean any day on which TARGET is open which is also a day on which banks in New York, New York are open for business.

"Failed Remarketing" shall mean, with respect to the Reset Rate Notes and each Reset Date, the situation where (a) the Remarketing Agents, in consultation with the Issuer Administrator, cannot establish one or more of the terms required to be set on the Remarketing Terms Determination Date (other than the related Spread, auction rate or fixed rate of interest), (b) the Remarketing Agents are unable to establish the related Spread, auction rate or fixed rate of interest on the Spread Determination Date or the interest rate resulting from the required Spread will exceed the Failed Remarketing Rate, (c) either the Remarketing Agents are unable to remarket some or all of the tendered Reset Rate Notes at the Spread, auction rate or fixed rate of interest established on the Spread Determination Date or any committed purchaser defaults on their purchase obligations and, in their sole discretion, the Remarketing Agents elect not to purchase those Reset Rate Notes themselves, (d) any failure of College Loan Corporation, or one of its designated affiliates, to purchase the applicable Reset Rate Notes on a Reset Date following the delivery of the related Call Option Notice, (e) the Remarketing Agents, in consultation with the Issuer Administrator, are unable to obtain one or more Swap Agreements meeting the required criteria, if applicable (f) any of the conditions specified in Section 8 of the Remarketing Agreement have not been satisfied or (g) any applicable Rating Agency Condition has not been satisfied.

"Failed Remarketing Rate" shall mean, for any Reset Period that the Reset Rate Notes are denominated in U.S. Dollars, Three-Month LIBOR plus __%; and for any Reset Period that the Reset Rate Notes are in a Foreign Exchange Mode, as will be determined on the related Spread Determination Date pursuant to the terms of the related Currency Swap Agreement. For the initial Reset Period, the Failed Remarketing Rate for the Reset Rate Notes will be __%.

"Federal Funds Rate" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the rate set forth for such day opposite the caption "Federal Funds (effective)" in the weekly statistical release designated H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m., New York City time, on that day by each of four leading brokers in such transactions located in New York City selected by the Issuer Administrator. The Federal Funds Rate for each Saturday and Sunday and for any other that is not a Business Day shall be the Federal Funds Rate for the preceding Business Day as determined above.

"Foreign Exchange Mode" shall mean that the Reset Rate Notes are then denominated in a currency other than U.S. Dollars during the related Reset Period.

"GBP-LIBOR" shall mean, with respect to any Interest Accrual Period, the London interbank offered rate for deposits in Pounds Sterling having a maturity of three months, commencing on the first day of the Interest Accrual Period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related GBP-LIBOR Determination Date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity and in a principal amount of not less than £1,000,000, are offered at approximately 11:00 a.m., London time, on that GBP-LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Issuer Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in London, selected by the Issuer Administrator, at approximately 11:00 a.m. London time, on that GBP-LIBOR Determination Date, for loans in Pounds Sterling to leading European banks having the specified maturity and in a principal amount of not less than £1,000,000. If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable Interest Accrual Period will be GBP-LIBOR for the specified maturity in effect for the previous Interest Accrual Period. For any GBP-LIBOR-based notes, interest due for any Interest Accrual Period always will be determined based on the actual number of days elapsed in the Interest Accrual Period over a 365-day year.

"GBP-LIBOR Determination Date" shall mean, for each Interest Accrual Period, the day that is two GBP-LIBOR Settlement Days before the beginning of that Interest Accrual Period.

"GBP-LIBOR Settlement Date" mean, for each Interest Accrual Period, the day that is two GPB LIBOR Settlement Days before the beginning of that Interest Accrual Period.

"GBP-LIBOR Settlement Day" shall mean any day on which banks in both London and New York City are open for business.

"H.15(519)" shall mean the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

"H.15 Daily Update" shall mean the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

"Hold Notice" shall mean a written statement (or an oral statement confirmed in writing, which may be by e-mail) by a Noteholder or beneficial owner of a Reset Rate Note denominated in U.S. Dollars during the then-current and immediately following Reset Periods, delivered to a Remarketing Agent that such Noteholder or beneficial owner desires to hold its Reset Rate Notes for the upcoming Reset Period and affirmatively agrees to receive a rate of interest of not less than the applicable All Hold Rate during that Reset Period.

"Index" or "Indices" shall mean LIBOR, EURIBOR, GBP-LIBOR, a Commercial Paper Rate, the CMT Rate, the Federal Funds Rate, the 91-day Treasury Bill Rate, the Prime Rate or any other interest rate index specified in Schedule A to the Reset Rate Note.

"Index Maturity" shall mean, with respect to any Interest Accrual Period, the interval between Interest Rate Change Dates for each applicable Index during such Interest Accrual Period, commencing on the first day of that Interest Accrual Period.

"Initial Remarketing Agency Agreement" shall mean each agreement, substantially in the form of Annex II to the Remarketing Agreement to be entered into on each Remarketing Terms Determination Date (unless the Call Option has been exercised) among the Remarketing Agents, the Issuer Administrator and the Issuer.

"Initial Reset Date" shall mean, for the Reset Rate Notes, ___, 20__.

"Initial Reset Date Notice" shall mean the written notice delivered pursuant to Section 2.02(a) of this Annex II.

"Interest Rate Change Date" shall mean for each Interest Accrual Period, the date or dates, based on the applicable Index, on which the rate of interest for the Reset Rate Notes bearing interest at a floating rate is to be reset.

"Interest Rate Determination Date" shall mean, for each Interest Accrual Period, and (a) for the Reset Rate Notes that bear interest at a LIBOR-, GBP-LIBOR- or EURIBOR-based rate, the related LIBOR, GBP-LIBOR Determination Date or EURIBOR Determination Date, as applicable, or (b) for the Reset Rate Notes that bear interest at a floating rate that is not LIBOR-, GBP-LIBOR- or EURIBOR-based, the applicable date or dates set forth in the Remarketing Terms Notice, on which the applicable rate of interest to be in effect as of the next Interest Rate Change Date will be determined by the Issuer Administrator.

"Interest Rate Swap Agreement" shall mean, with respect to the Reset Rate Notes during any Reset Period when they are denominated in U.S. Dollars and (a) bear a fixed rate of interest (or bears interest based on LIBOR or a U.S. Commercial Paper Rate, if a Swap Agreement is to be entered into pursuant to the Reset Rate Note Procedures), or (b) bear interest based on an index other than LIBOR or a U.S. Commercial Paper Rate, any Swap Agreement between the Issuer and an Eligible Counterparty, to hedge the basis risk during the related Reset Period.

"Lock-In Period" shall mean a period from the first day of such Lock-In Period (which may be expressed as a number of Business Days prior to a Quarterly Distribution Date) to the immediately succeeding Quarterly Distribution Date during which the interest rate, Index or other calculation in effect on the first day of such Lock-In Period shall remain in effect for every day in such Lock-In Period.

"Notice Date" shall mean, for the Reset Rate Notes, 12:00 noon, New York City time, on the tenth day prior to the Reset Date for the Reset Rate Notes.

"Optional Redemption" shall mean, the option described in Section 2.13 of this Annex II owned by the Issuer to redeem, in whole only, the Reset Rate Notes on any Reset Date, on any Interest Payment Date if such class is bearing interest at an auction rate or upon a Failed Remarketing, at a redemption price equal to 100% of the Outstanding Principal Amount of the Reset Rate Notes, less all amounts distributed to the Noteholders of such class as a payment of principal on the related redemption date, plus any accrued and unpaid interest not paid by the Issuer on the related redemption date, and pursuant to the terms and conditions set forth in this Annex II.

"Prime Rate" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that Interest Rate Determination Date under the heading "Bank Prime Loan." The Issuer Administrator will observe the following procedures if the Prime Rate cannot be determined as described above: (a) if the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant Interest Rate Determination Date unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that Interest Rate Determination Date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan"; (b) if the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant Interest Rate Determination Date, then the Issuer Administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that Interest Rate Determination Date; (c) if fewer than four rates appear on the Reuters screen USPRIME1 page on the relevant Interest Rate Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that Interest Rate Determination Date by three major banks in New York City selected by the Issuer Administrator; or (d) if the banks selected by the Issuer Administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that Interest Rate Determination Date.

"Reference Banks" shall mean, with respect to (a) LIBOR, four major banks in the London interbank market for deposits in U.S. Dollars selected by the Trustee, (b) EURIBOR, four major banks in the Euro-zone interbank market for deposits in Euros selected by the Issuer Administrator and (c) GBP-LIBOR, four major banks in the London interbank market for deposits in Pounds Sterling selected by the Issuer Administrator.

"Remarketing Agency Agreement" shall mean the collective reference to an Initial Remarketing Agency Agreement and the related Supplemental Remarketing Agency Agreement.

"Remarketing Agents" shall mean, initially, ___, ___ and ___. The Issuer Administrator, in its sole discretion, may change any Remarketing Agent for the Reset Rate Notes for any Reset Period at any time on or before a related Remarketing Terms Determination Date.

"Remarketing Agreement" shall mean the Remarketing Agreement, dated as of ___, 20__, among the Issuer, the Issuer Administrator and the Remarketing Agents, as amended and supplemented pursuant to the terms thereof.

"Remarketing Memorandum" as described in Section [7(f)(i)] of the Remarketing Agreement.

"Remarketing Terms Determination Date" shall mean, for the Reset Rate Notes, not later than 3:00 p.m., New York City time, on the twelfth Business Day prior to the applicable Reset Date.

"Remarketing Terms Notice" shall mean the notice delivered by the Remarketing Agents to the Noteholders of the Reset Rate Notes, the Trustee and the Rating Agencies on each Remarketing Terms Determination Date containing the information set forth in the Reset Rate Note Procedures.

"Reset Date" shall mean a Quarterly Distribution Date on which certain terms for the Reset Rate Notes may be changed in accordance with the Reset Rate Note Procedures.

"Reset Period" shall mean, with respect to the Reset Rate Notes, a period of at least three months (or any other longer duration that is a multiple of three months) that will always end on the day before a Quarterly Distribution Date, which will be the next Reset Date for the Reset Rate Notes; provided, that no Reset Period may end after the day before the Stated Maturity for the Reset Rate Notes.

"Reset Rate Note Procedures" shall mean Article II of this Annex II.

"Schedule Replacement Order" shall mean an Issuer Order replacing Schedule A to each of the Reset Rate Notes to be delivered with respect to the related Reset Date.

"Spread" shall mean the percentage determined by the Remarketing Agents on the related Spread Determination Date, with respect to the Reset Rate Notes that are to bear a floating rate of interest, in excess of or below the applicable Index that will be in effect with respect to the Reset Rate Notes during any Reset Period after the initial Reset Period so as to result in an interest rate that, in the reasonable opinion of the Remarketing Agents, will enable all of the tendered Reset Rate Notes to be remarketed by the Remarketing Agents at 100% of the Outstanding Amount of the Reset Rate Notes.

"Spread Determination Date" shall mean, for the Reset Rate Notes, 3:00 p.m., New York City time, on the third Business Day prior to the related Reset Date.

"Spread Determination Notice" shall mean the notice delivered by the Remarketing Agents to the Noteholders or beneficial owners the Reset Rate Notes, the Trustee and the Rating Agencies on each related Spread Determination Date containing the information set forth in the Reset Rate Note Procedures.

"Supplemental Remarketing Agency Agreement" shall mean each agreement, substantially in the form of Appendix B to the Remarketing Agreement to be entered into on each Spread Determination Date (unless the Call Option has been exercised or a Failed Remarketing has been declared) among the Remarketing Agents, the Issuer Administrator and the Issuer.

"TARGET" shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer System.

"Telerate Page 248" shall mean the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

"Telerate Page 7051" shall mean the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

"Telerate Page 7052" shall mean the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

"U.S. Dollar Equivalent Principal Amount" shall mean, with respect to Reset Rate Notes while in a Foreign Exchange Mode, the U.S. Dollar equivalent of the Outstanding Amount of the Reset Rate Notes in a Foreign Exchange Mode as of the date of determination based on the exchange rate provided in the related Currency Swap Agreement.

ARTICLE II

RESET RATE NOTE PROCEDURES

Section 2.01. Interest Rates; Principal Payments.

(a)     Each Reset Rate Notes will bear interest from the Closing Date through and including the related Initial Reset Date, payable on each Quarterly Distribution Date, at the applicable rate set forth in [___]. The applicable interest rate for each subsequent Reset Period will be set forth on Schedule A to the applicable Reset Rate Note and determined as set forth below. Interest on the Reset Rate Notes shall be paid on each Quarterly Distribution Date (or Interest Payment Date if the Reset Rate Notes are in an auction rate mode) at the priority level set forth in Section 5.03(c) of the Indenture; provided that if interest due to the Reset Rate Notes is payable through a Swap Agreement, the related payments due to a Swap Counterparty under a Swap Agreement will be payable by the Issuer to the related Swap Counterparty, and the Counterparty Swap Payment payable by the Swap Counterparty to the Issuer (for payment to the Noteholders of the Reset Rate Notes), as described in Section 2.09 of this Annex II.

(b)     Interest on the Reset Rate Notes after the initial Reset Period may be reset to bear a fixed, auction or floating rate of interest at the option of the Remarketing Agents, in consultation with the Issuer Administrator. The interest rate, or the mechanism for calculating the interest rate, on the Reset Rate Notes will be reset as of each Reset Date as determined by (i) the Remarketing Agents, in consultation with the Issuer Administrator, with respect to (A) the length of the Reset Period, (B) whether the rate is a fixed rate, an auction rate or a floating rate and (I) if floating, the applicable Index, (II) if auction, the applicable auction rate or (III) if fixed, the applicable pricing benchmark, (C) the applicable Day Count Basis, (D) the applicable currency denomination, i.e., U.S. Dollars, Euros, Pounds Sterling or another non-U.S. Dollar currency, (E) if in a Foreign Exchange Mode, the applicable distribution dates on which interest will be paid to the Noteholders of the Reset Rate Notes, if other than quarterly, (F) the applicable Interest Rate Determination Dates within each Interest Accrual Period, (G) the interval between Interest Rate Change Dates during each Interest Accrual Period, (H) whether the Reset Rate Notes will be structured to amortize periodically or to receive a payment of principal only at the end of the related Reset Period and (I) if applicable, the related All Hold Rate; and (ii) the Remarketing Agents, in their sole determination, with respect to the setting of the applicable (A) fixed rate of interest, (B) initial auction rate or (C) Spread to the chosen Index, as applicable.

(c)     In the event that the Reset Rate Notes are reset (i) to bear (or continue to bear) interest at a floating rate, (ii) to bear (or continue to bear) a fixed rate of interest, (iii) to bear (or continue to bear) an auction rate of interest and/or (iv) to be denominated (or continue to be denominated) in a currency other than U.S. Dollars, and the Remarketing Agents, in consultation with the Issuer Administrator determine that it would be in the best interest of the Issuer based on existing market conditions to enter into one or more Swap Agreements, the Issuer Administrator will be responsible for arranging, on behalf of the Issuer, one or more Swap Agreements to hedge the basis risk and/or currency exchange risk (as applicable) and, together with the Remarketing Agents, for selecting the Swap Counterparties thereto in accordance with the procedures set forth in Section 2.09(c) of this Annex II. The Reset Rate Notes will not be reset (or continue) (A) to bear interest at a floating rate that is not based on LIBOR or a Commercial Paper Rate or at a fixed rate or (B) to be denominated in a currency other than U.S. Dollars unless one or more Swap Agreements are entered into as of the related Reset Date that results in the Rating Agency Condition being satisfied. In connection with each Swap Agreement, the Remarketing Agents shall solicit bids from Eligible Counterparties in accordance with the procedures set forth in Section 2.09(c) of this Annex II.

(d)     Each Reset Rate Notes shall be entitled either (i) to receive payments of principal in reduction of its Outstanding Amount on each applicable Distribution Date at the priority level set forth in Section 5.03 of the Indenture or (ii) if the Reset Rate Notes are then structured not to receive a payment of principal until the end of the related Reset Period to receive allocations of principal at the priority level set forth in Section 5.03 of the Indenture on each Distribution Date; provided, however, that such amounts referred to in this clause (d) shall not be paid in reduction of the Outstanding Amount the Reset Rate Notes, and instead all such amounts shall be deposited into the applicable Accumulation Account for payment to the Noteholders of such Class or the related Currency Swap Counterparty, as applicable, on or about the next related Reset Date as set forth in Section 2.10(a) of this Annex II.

Section 2.02. End of Reset Period Notice.

(a)     Unless the holder of the related Call Option has delivered the related Call Option Notice or the related Reset Rate Notes are to be redeemed pursuant to Section 2.13 of this Annex II, the Issuer Administrator, not less than 15 nor more than 30 calendar days prior to any Remarketing Terms Determination Date, will (i) give written notice (including facsimile or other electronic transmission, if permitted pursuant to the recipient's standard procedures) to the applicable Clearing Agencies, with a copy to the Trustee, notifying them of the upcoming Reset Date and the identities of the related Remarketing Agents and stating whether tender is deemed mandatory or optional for the Reset Rate Notes on the related Reset Date (the "Initial Reset Date Notice") and (ii) request that each Clearing Agency notify its participants of (1) the contents of the Initial Reset Date Notice, (2) the Remarketing Terms Notice to be given on the Remarketing Terms Determination Date pursuant to Section 2.03(d) of this Annex II, (3) the Spread Determination Notice to be given on the Spread Determination Date pursuant to Section 2.08(e) of this Annex II, and (4) if applicable, the procedures concerning the timely delivery of a Hold Notice pursuant to Section 2.07 of this Annex II that must be followed if any beneficial owner of the Reset Rate Notes wishes to retain its Reset Rate Notes.

(b)     The Issuer Administrator will also include in each Initial Reset Date Notice the names and contact information of any Remarketing Agents confirmed or appointed by the Issuer Administrator, or if no Remarketing Agents have then been so chosen, the Issuer Administrator will provide adequate contact information for Noteholders of the Reset Rate Notes to receive information regarding the upcoming Reset Date.

(c)     If the related Clearing Agency or its respective nominee, as applicable, is no longer the holder of record of the Reset Rate Notes, the Issuer Administrator, or the Remarketing Agents on its behalf, will send the Noteholders of the Reset Rate Notes, with a copy to the Trustee, the required notices setting forth the information in subsections (a) and (b) of this Section not less than 15 nor more than 30 calendar days prior to any Remarketing Terms Determination Date. In addition, in the event that Definitive Notes evidencing an interest in the Reset Rate Notes are issued, the Issuer Administrator shall cause the Trustee to provide to the relevant Noteholders of the Reset Rate Notes any additional procedures applicable to the Reset Rate Notes while in definitive form.

Section 2.03. Remarketing Terms Determination Date.

(a)     Subject to the provisions of the Remarketing Agreement, prior to the Remarketing Terms Determination Date, and unless the holder of the related Call Option has delivered the Call Option Notice or the Reset Rate Notes are to be redeemed pursuant to Section 2.13 of this Annex II, the Issuer Administrator shall re-affirm the capability of the initial Remarketing Agents to perform under the Remarketing Agreement, and/or enter into new remarketing agreements with other or additional remarketing agents, who shall function as the Remarketing Agents with respect to the related Reset Date. On each Remarketing Terms Determination Date, the Issuer, the Issuer Administrator and the Remarketing Agents will enter into a Remarketing Agency Agreement for the remarketing of the Reset Rate Notes.

(b)     If the Remarketing Agents, in consultation with the Issuer Administrator, determine prior to the Remarketing Terms Determination Date that any Currency Swap Agreements required pursuant to Section 2.01(c)(iii) of this Annex II will not be obtainable on the related Reset Date, the Reset Rate Notes must be denominated in U.S. Dollars during the next related Reset Period.

(c)     Unless the holder of the related Call Option has delivered the related Call Option Notice or the related Reset Rate Notes are to be redeemed pursuant to Section 2.13 of this Annex II, on or prior to the Remarketing Terms Determination Date the Remarketing Agents will notify the Noteholders of the related Reset Rate Notes whether tender is deemed mandatory or optional and, in consultation with the Issuer Administrator, will establish the following terms for the Reset Rate Notes to be applicable during the immediately following related Reset Period:

(i) the expected weighted average life of the Reset Rate Notes, based on prepayment and other assumptions customary for comparable securities;

(ii) the name and contact information of the Remarketing Agents;

(iii) the next Reset Date and length of such Reset Period;

(iv) the interest rate mode (i.e., fixed rate, auction rate or floating rate);

(v) the currency denomination;

(vi) the applicable minimum denominations and additional increments for the Reset Rate Notes;

(vii) if in a Foreign Exchange Mode, the identities of the Eligible Counterparties from which bids will be solicited;

(viii) if in a Foreign Exchange Mode, the applicable distribution dates on which interest and principal will be paid to the Noteholders of the Reset Rate Notes, if other than quarterly;

(ix) whether the Reset Rate Notes will be structured to amortize periodically or to receive a payment of principal only at the end of the related Reset Period;

(x) if in floating rate mode, the applicable Index;

(xi) if in floating rate mode, the interval between Interest Rate Change Dates;

(xii) if in floating rate mode, the applicable Interest Rate Determination Date;

(xiii) if in fixed rate mode, the applicable fixed rate pricing benchmark;

(xiv) if in fixed rate mode, the identities of the Eligible Counterparties from which bids will be solicited;

(xv) if in floating rate mode, whether there will be a related Derivate Product and, if so, the identities of the Eligible Counterparties from which bids will be solicited;

(xvi) if in auction rate mode, the auction agent and applicable broker-dealer;

(xvii) the applicable Day Count Basis;

(xviii) the related All Hold Rate, if applicable;

(xix) if Definitive Notes are to be issued, the procedures for delivery and exchange of Definitive Notes and for dealing with lost or mutilated notes; and

(xx) any other relevant terms incidental to the foregoing (other than the related Spread, auction rate or fixed rate of interest, as applicable) for the next Reset Period;

           provided, that any interest rate mode, other than a floating rate based on LIBOR or the Commercial Paper Rate, will require that the Rating Agency Condition be satisfied prior to the delivery of the related Remarketing Terms Notice.

(d)     The Remarketing Agents will communicate all of the information established in subsection (c) of this Section in the Remarketing Terms Notice required to be given in writing (which may include facsimile or other electronic transmission if in accordance with each Clearing Agency's standard procedures) to the each Clearing Agency or the Noteholders of the related Reset Rate Notes if Definitive Notes have been issued, as applicable, the Trustee and the Rating Agencies on the related Remarketing Terms Determination Date.

(e)     In addition, prior to the Remarketing Terms Determination Date, the Issuer Administrator shall cause the Schedule Replacement Order with respect to the Reset Rate Notes to be delivered to the Trustee and the Clearing Agencies. Furthermore, the Issuer Administrator shall also prepare, on behalf of the Issuer, a preliminary Remarketing Memorandum, dated as of the Remarketing Terms Determination Date, setting forth the relevant terms for the next Reset Period in addition to current information regarding the pool of Financed Eligible Loans. If the Reset Rate Notes are to bear interest at an auction rate during the succeeding Reset Period, the Issuer shall enter into an auction agent agreement with an auction agent and instruct the auction agent to enter into broker-dealer agreements with the selected broker-dealer.

Section 2.04. All Hold Rate.

(a)     On each Remarketing Terms Determination Date for the Reset Rate Notes which are denominated in U.S. Dollars during both the then-current Reset Period and the immediately following Reset Period, the Remarketing Agents, in consultation with the Issuer Administrator, will establish the related All Hold Rate for the Reset Rate Notes. With respect to the Reset Rate Notes that is either in a Foreign Exchange Mode during the then-current Reset Period or will be reset into a Foreign Exchange Mode on the immediately following Reset Date, all Noteholders of the Reset Rate Notes will be deemed to have tendered their Reset Rate Notes on the Reset Date, regardless of any desire by such Noteholder of the Reset Rate Notes to retain their ownership thereof, and no All Hold Rate will be applicable.

(b)     The All Hold Rate will only be applicable if 100% of the Noteholders of the Reset Rate Notes deliver timely Hold Notices wherein they elect to hold their Reset Rate Notes for the next related Reset Period. If applicable, the related interest rate for the Reset Rate Notes during the immediately following Reset Period will not be less than the All Hold Rate. If the rate of interest using the Spread or fixed rate of interest established on the Spread Determination Date is higher than the All Hold Rate, then upon a successful remarketing of the Reset Rate Notes, all Noteholders of the Reset Rate Notes who delivered a Hold Notice agreeing to be subject to the All Hold Rate instead will be entitled to the higher rate of interest during the immediately following Reset Period.

Section 2.05. Failed Remarketing.

(a)     With respect to each Reset Date for which the holder of the Call Option does not deliver the related Call Option Notice and the related Reset Rate Notes are not redeemed pursuant to Section 2.13 of this Annex II, a Failed Remarketing will be declared by the Remarketing Agents and the provisions of this Section will apply if any of the conditions set forth in the definition of "Failed Remarketing" are applicable. In order to prevent the declaration of a Failed Remarketing, the Remarketing Agents will have the option, but not the obligation, to purchase any Reset Rate Notes tendered that they are not otherwise able to remarket or with respect to which a committed purchaser defaults on their purchase obligations.

(b)     At any time a Failed Remarketing is declared on the Reset Rate Notes when denominated in U.S. Dollars, (i) all such Reset Rate Notes will be deemed to have been retained by the applicable Noteholders on the related Reset Date, regardless of any deemed mandatory or voluntary tenders made to Remarketing Agents; (ii) the Failed Remarketing Rate for Reset Rate Notes will apply for the related Reset Period; and (iii) a Reset Period of three months will be established for such Reset Rate Notes.

(c)     At any time a Failed Remarketing is declared on the Reset Rate Notes when in a Foreign Exchange Mode, (i) all such Reset Rate Notes will be deemed to have been retained by the applicable Noteholders on the related Reset Date, regardless of any deemed mandatory tenders made to Remarketing Agents, (ii) such Reset Rate Notes will remain denominated in such foreign currency, (iii) each related Currency Swap Counterparty will be entitled to receive quarterly payments from the Issuer at the Extension Rate, (iv) the Issuer will be entitled to receive from each Currency Swap Counterparty, for payment to the applicable Noteholders, quarterly index rate payments at the Failed Remarketing Rate and (v) a Reset Period of three months will be established for such Reset Rate Notes. In addition, if such Reset Rate Notes are in a Foreign Exchange Mode at the time a Failed Remarketing is declared, the provisions of Sections 2.09(a)(i) and (ii) shall also apply.

(d)     If there is a Failed Remarketing of the Reset Rate Notes, Noteholders of such Reset Rate Notes shall not be entitled to exercise any remedies as a result of the failure of such Reset Rate Notes to be remarketed on the related Reset Date.

Section 2.06. Call Option.

(a)     With respect to each Reset Date and any date following a Failed Remarketing for the Rest Rate Notes and the continuation thereof, College Loan Corporation is hereby granted a Call Option for the purchase of not less than 100% of the Reset Rate Notes, exercisable at a price equal to 100% of the Outstanding Principal Amount of the Reset Rate Notes, less all amounts distributed to the Noteholders of the Reset Rate Notes as a payment of principal on the related Quarterly Distribution Date, plus any accrued and unpaid interest not paid by the Issuer on the applicable Reset Date.

(b)     College Loan Corporation may transfer ownership of the Call Option at any time to any College Loan Eligible Purchaser.

(c)     A Call Option may be exercised with respect to the Reset Rate Notes at any time on or prior to the determination of the related Spread, auction rate or fixed rate or the declaration of a Failed Remarketing, as applicable, on the related Spread Determination Date by delivery of a Call Option Notice; provided that such Call Option Notice may not be delivered before the day following the last Quarterly Distribution Date immediately preceding the next applicable Reset Date. Once written notice of the exercise of a Call Option is given, such exercise may not be rescinded.

(d)     All amounts due and owing to the Noteholders of Reset Rate Notes shall be remitted on or before the related Reset Date by the holder of the related Call Option in accordance with the standard procedures established by the Clearing Agencies for transfer of securities to ensure timely payment of principal to the Noteholders of the such class on the related Reset Date.

(e)     In the event that a Call Option is exercised with respect to the Reset Rate Notes then in a Foreign Exchange Mode, the holder of such Call Option shall deliver the U.S. Dollar Equivalent Principal Amount remaining after all payments of principal are made with respect to the related Quarterly Distribution Date, and interest (if applicable) owing to the Noteholders of the Reset Rate Notes to the Remarketing Agents for delivery to the Swap Counterparties to the related Currency Swap Agreements, who shall exchange such amount into the applicable currency for delivery to the Trustee or its agent for delivery to the Noteholders of the Reset Rate Notes; provided, however, that if there are no such Currency Swap Agreements then in effect, the holder of such Call Option shall remit all amounts due and owing to the Remarketing Agents for delivery to the Trustee or its agent for delivery to the Noteholders of such class in the applicable currency on or before the Reset Date in accordance with the standard procedures established by the related Clearing Agencies for transfer of securities to ensure timely payment of principal to the Noteholders of such class on the related Reset Date.

(f)     If a Call Option is exercised with respect to the Reset Rate Notes, (i) the interest rate on such class will be the Call Rate, (ii) such class will be denominated in U.S. Dollars and (iii) a Reset Period of three months will be established. At the end of such three month Reset Period, the holder of the Call Option may either remarket the Reset Rate Notes pursuant to the remarketing procedures set forth in this Annex II and in the Remarketing Agreement, or retain such class for one or more successive three-month Reset Periods at the then-current Call Rate. In the event the holder of the related Call Option chooses to the Reset Rate Notes, such holder shall be solely responsible for all costs and expenses relating to the preparation of any new offering document and any other related costs and expenses associated with such remarketing, other than the fees of the Remarketing Agents, as more fully set forth in Section 3 of the Remarketing Agreement.

Section 2.07. Hold Notice. If the Reset Rate Notes are denominated in U.S. Dollars during both the then-current Reset Period and the immediately following Reset Period, the Noteholders of the Reset Rate Notes will have the option to deliver a Hold Notice to any Remarketing Agent setting forth their desire to hold their Reset Rate Notes for the next Reset Period at a rate of interest not less than the All Hold Rate and on the terms set forth in the related Remarketing Terms Notice, at any time on or after the Remarketing Terms Determination Date until the Notice Date. Such Hold Notice may be delivered as an oral statement to a Remarketing Agent, if subsequently confirmed in writing within 24 hours, which confirmation may be in the form of an e-mail if timely received by the Remarketing Agent. If a Noteholder of Reset Rate Notes does not timely deliver a Hold Notice to a Remarketing Agent (such Hold Notice not to be considered delivered until actually received by such Remarketing Agent), such Noteholder will be deemed to have tendered for remarketing 100% of the Outstanding Amount of its Reset Rate Notes. Any duly delivered Hold Notice will be irrevocable, but will be subject to a mandatory tender of the Reset Rate Notes pursuant to any exercise of the related Call Option. All of the Reset Rate Notes, whether tendered or not, will bear interest during any related Reset Period on the same terms.

Section 2.08. Spread Determination Date.

(a)     On each Spread Determination Date, unless a Failed Remarketing has been declared or the holder of the related Call Option has delivered the related Call Option Notice or the related Reset Rate Notes are to be redeemed pursuant to Section 2.13 of this Annex II, the Issuer Administrator, the Issuer and the Remarketing Agents will enter into a Supplemental Remarketing Agency Agreement.

(b)     If pursuant to the Remarketing Terms Notice, the Remarketing Agents, in consultation with the Issuer Administrator, have determined that the Reset Rate Notes are to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding Reset Period will be determined on the Spread Determination Date by adding (i) the applicable spread as determined by the Remarketing Agents on the Spread Determination Date; and (ii) the yield to maturity on the Spread Determination Date of the applicable fixed rate pricing benchmark, selected by the Remarketing Agents, as having an expected weighted average life based on a scheduled maturity at the next Reset Date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life; provided that such fixed rate of interest will in no event be lower than the related All Hold Rate, if applicable. The Remarketing Agents shall determine the applicable fixed rate of interest for the Reset Rate Notes (by reference to the applicable fixed rate pricing benchmark plus or minus the spread determined on the Remarketing Terms Determination Date) on each Spread Determination Date irrespective of whether no remarketing will occur as the result of the application of the All Hold Rate. In addition, on the related Spread Determination Date, the Remarketing Agents, in consultation with the Issuer Administrator, shall determine the Supplemental Interest Deposit Amount, if any, for the Reset Rate Notes.

(c)     If pursuant to the Remarketing Terms Notice, the Remarketing Agents, in consultation with the Issuer Administrator, have determined that the Reset Rate Notes are to be reset to bear a floating rate of interest, then, on the related Spread Determination Date, the Remarketing Agents will establish the applicable Spread to be added or subtracted from the applicable Index; provided that such floating rate of interest will in no event be lower than the related All Hold Rate, if applicable. In addition, on the related Spread Determination Date, the Remarketing Agents, in consultation with the Issuer Administrator, shall determine the Supplemental Interest Deposit Amount, if any, for the Reset Rate Notes.

(d)     If required pursuant to Section 2.01(c) of this Annex II, on the related Reset Date the Issuer shall enter into either (i) one or more Currency Swap Agreements, if the Reset Rate Notes are to be reset into a Foreign Exchange Mode, or (ii) one or more Swap Agreements if the Reset Rate Notes are to be reset in U.S. Dollars and to bear interest at a fixed rate or at a floating rate other than one based on LIBOR or a Commercial Paper Rate, with an Eligible Counterparty.

(e)     On or immediately following the Spread Determination Date, the Remarketing Agents will communicate in writing (including facsimile or other electronic transmission if in accordance with each Clearing Agency's standard procedures) the contents of the Spread Determination Notice to each Clearing Agency or the Noteholders of the related Reset Rate Notes if Definitive Notes have been issued, as applicable, with instructions to distribute such notices to its related participants, or to the Noteholders of the related Reset Rate Notes, as applicable, the Trustee and the Rating Agencies. The Spread Determination Date Notice will contain: (i) the determined Spread, indices and auction rate or fixed rate of interest, as the case may be, or, if applicable, a statement that the All Hold Rate or the Failed Remarketing Rate will be in effect for the immediately following Reset Period, (ii) any applicable currency exchange rate, (iii) the identity of any selected Swap Counterparty or Counterparties, if applicable, (iv) if applicable, the floating rate (or rates) of interest to be due to each selected Swap Counterparty with respect to each Quarterly Distribution Date during the immediately following Reset Period and (v) any other information that the Issuer Administrator or the Remarketing Agents deem applicable. Furthermore, if the Reset Rate Notes are to be reset into a Foreign Exchange Mode, the currency exchange rate, the Extension Rate due to each related Currency Swap Counterparty and the Failed Remarketing Rate applicable to the Reset Rate Notes for the immediately following Reset Period will be determined pursuant to the terms of the related Currency Swap Agreement and contained in the Spread Determination Notice. In addition, if required for the immediately following Reset Period, on or before the related Spread Determination Date the Issuer Administrator will arrange for new or additional securities identification codes to be obtained as required. Furthermore, the Issuer Administrator, on behalf of the Issuer, will prepare the final Remarketing Memorandum, dated the Spread Determination Date, setting forth the terms of the Reset Rate Notes for the upcoming Reset Period.

Section 2.09. Currency Swap Agreements and Interest Rate Exchange Agreements.

(a)     If the Reset Rate Notes are to be reset into a Foreign Exchange Mode, on the related Reset Date, the Issuer will enter into or will instruct the Trustee to enter into (not in its individual capacity, but solely as Trustee) one or more Currency Swap Agreements for the related Reset Period.

(i) Each Currency Swap Counterparty which is party to a related Currency Swap Agreement will be entitled to receive: (A) on the effective date of such Currency Swap Agreement, all secondary market trade proceeds received from purchasers of the Reset Rate Notes in the applicable currency, (B) with respect to each applicable Quarterly Distribution Date, (x) an interest rate of Three-Month LIBOR, plus or minus a spread, as determined from the bidding process described in subsection (c) of this Section (other than as may be interpolated for an initial or final calculation period under that Currency Swap Agreement), multiplied by the U.S. Dollar Equivalent Principal Amount of the Reset Rate Notes, and multiplied by a fraction determined by the number of days in the applicable Interest Accrual Period and the applicable Day Count Basis and (y) all payments of principal in U.S. Dollars that are allocated to the Reset Rate Notes; provided that if the Reset Rate Notes are then structured not to receive a payment of principal until the end of the related Reset Period, all principal payments allocated to such class on any Quarterly Distribution Date will be deposited into the applicable Accumulation Account and paid to the related Currency Swap Counterparties on or about the next Reset Date as set forth in the related Currency Swap Agreements (including all sums required to be deposited therein on the Reset Date), but excluding all investment earnings thereon, and (C) on a Reset Date corresponding to a successful remarketing or an exercise of the related Call Option or Optional Redemption, all U.S. Dollar currency equivalent of all secondary market trade proceeds or proceeds from the exercise of the related Call Option or the Optional Redemption of the Reset Rate Notes, as applicable, received from the Remarketing Agents directly from purchasers of the Reset Rate Notes (if in U.S. Dollars), from the new Currency Swap Counterparty or Counterparties, as applicable (if in non-U.S. Dollar currency) or from the holder of the related Call Option or pursuant to Section 2.13(a) of this Annex II, as applicable.

(ii) In addition, each related Currency Swap Counterparty will be obligated to pay to the Paying Agent, on behalf of the Issuer (for payment to the Noteholders of the Reset Rate Notes, if applicable): (A) on the effective date of such Currency Swap Agreement, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the applicable Reset Rate Notes, (B) with respect to each applicable Quarterly Distribution Date, (x) their applicable percentage of the applicable rate of interest on the Reset Rate Notes multiplied by the Outstanding Amount of such class and multiplied by a fraction determined by the number of days in the applicable Interest Accrual Period and the applicable Day Count Basis, and (y) the applicable non-U.S. Dollar currency equivalent of the U.S. Dollars such Swap Counterparty concurrently receives from the Issuer as a payment of principal allocated to the Noteholders such Reset Rate Notes (including, on the related Maturity Date for such class, if a Currency Swap Agreement is then in effect, the remaining Outstanding Amount of the applicable Reset Rate Notes) but only to the extent that the required U.S. Dollar Equivalent Principal Amount is received from the Issuer on such date, at an exchange rate to be set on the effective date of and set forth in the related Currency Swap Agreement, (C) on the date subsequent to any Reset Date (other than for any Reset Date following a Reset Date upon which a Failed Remarketing has occurred, up to and including the Reset Date resulting in a successful remarketing or an exercise of the related Call Option or Optional Redemption) on which the principal amount is actually paid to the related Holders of the Reset Rate Notes, their applicable percentage of any required amount of additional interest, at the interest rate applicable to the tendered Reset Rate Notes resulting from any required delay in Reset Date payments through Euroclear and Clearstream, on the principal amount to be paid to the such Holders of the Reset Rate Notes on such date, and (D) on a related Reset Date corresponding to a successful remarketing or an exercise of the related Call Option or the Optional Redemption, the applicable currency equivalent of all U.S. Dollar secondary market trade proceeds received by the Issuer from the purchasers of the related Reset Rate Notes or proceeds received by the Issuer from the exercise of the related Call Option or Optional Redemption, as applicable, at an exchange rate to be set on the effective date of and set forth in the related Currency Swap Agreement. For any Reset Period following a Reset Date upon which a Failed Remarketing has occurred for the Reset Rate Notes, up to any including the Reset Date resulting in a successful remarketing or an exercise of the related Call Option or Optional Redemption for the Reset Rate Notes, payments of interest and principal to Noteholders of such class will be made no later than the second Business Day following the related Reset Date without the payment of any additional interest.

(b)     On each Reset Date if the Reset Rate Notes are to be reset in U.S. Dollars, and a Swap Agreement is required pursuant to Sections 2.01(c) of this Annex II and subsection (d) of this Section, then the Issuer Administrator will enter into or will instruct the Trustee to enter into (not in its individual capacity, but solely as Trustee), one or more Interest Rate Swap Agreements for the next Reset Period to facilitate the Issuer's ability to pay applicable interest at the related interest rate.

(i) Each Swap Counterparty which is party to a related Interest Rate Swap Agreements will be entitled to receive on each Quarterly Distribution Date an interest rate of Three-Month LIBOR, plus or minus a spread, as determined from the bidding process described in subsection (c) of this Section, multiplied by the Outstanding Amount of the applicable Reset Rate Notes and multiplied by a fraction determined by the number of days in the applicable Interest Accrual Period and the applicable Day Count Basis.

(ii) In addition, each related Swap Counterparty which is a party to a related Interest Rate Swap Agreement will be obligated to pay to the Issuer on each Quarterly Distribution Date, the applicable rate of interest on the related Reset Rate Notes multiplied by the Outstanding Amount of such class and multiplied by a fraction determined by the number of days in the applicable Interest Accrual Period and the applicable Day Count Basis.

(c)     The Remarketing Agents, in consultation with the Issuer Administrator, in determining the Swap Counterparty to each required Swap Agreement, will solicit bids from at least three Eligible Counterparties and will select the lowest of these bids to provide the interest rate swap and/or currency exchange swap(s). If the lowest bidder specifies a notional amount that is less than the Outstanding Amount of the applicable Reset Rate Notes, the Remarketing Agents, in consultation with the Issuer Administrator, may select more than one Eligible Counterparty, but only to the extent that such additional Eligible Counterparties have provided the next lowest received bid or bids, and enter into more than one Swap Agreement that result in the Rating Agency Condition being satisfied.

(d)     It is a condition precedent to the entering into of any Swap Agreement and the setting of the amount to be paid to the related Swap Counterparty that the Rating Agency Condition is satisfied. No Swap Agreement will be entered into or caused to be entered into by the Issuer, the Issuer Administrator on its behalf or the Remarketing Agents, for any Reset Period where the related Call Option or Optional Redemption has been exercised or a Failed Remarketing has been declared.

(e)     Each Currency Swap Agreement will terminate at the earliest to occur of (i) the next succeeding Reset Date for the related Reset Rate Notes for which there is a successful remarketing, (ii) the Reset Date for such class for which the related Call Option or Optional Redemption is exercised, (iii) the Quarterly Distribution Date on which the related Outstanding Amount of the applicable Reset Rate Notes are reduced to zero or (iv) the Stated Maturity of the Reset Rate Notes. No Currency Swap Agreement will terminate solely due to the declaration of a Failed Remarketing. Each Interest Rate Swap Agreement will terminate on the earliest to occur of the next Reset Date, or the occurrence of an event specified in clause (iii) or (iv) above.

(f)     With respect to each Currency Swap Agreement, and in the event that a Failed Remarketing is declared, the rate of interest due to each related Currency Swap Counterparty from the Issuer on each Quarterly Distribution Date will be increased to the Extension Rate and the rate due to the Issuer from each related Currency Swap Counterparty will change to equal the Failed Remarketing Rate.

(g)     The Issuer shall not enter into any amendment to any Currency Swap Agreement to cure any ambiguity in, or to correct or supplement any provision of any Currency Swap Agreement, unless the Issuer has determined, and the Trustee has agreed in writing at the written direction of the Issuer, that the amendment will not materially adversely affect the interests of the applicable Noteholders and provided that the Issuer has provided reasonable notice to the Rating Agencies of such amendment and the Rating Agency Condition is satisfied.

Section 2.10. Payment of Principal on the Reset Rate Notes.

(a)     If, on any Quarterly Distribution Date, a principal payment would be payable to the Reset Rate Notes when such class is structured to receive a payment of principal only at the end of the related Reset Period, those principal payments will be allocated to such and deposited into the applicable Accumulation Account of the Accumulation Fund where it will remain until the next Reset Date for such class as provided in Section 5.08 of the Indenture (except that if the Reset Rate Notes are in a Foreign Exchange Mode, principal will be paid according to the provisions of Sections 2.09(a)(i) and (a)(ii) of this Annex II), unless an Event of Default under the Indenture has occurred (in which case the Trustee will distribute all sums on deposit therein to the Noteholders of the Reset Rate Notes in accordance with the provisions of Section 6.06 of the Indenture). The Trustee shall establish an Accumulation Account and a Supplemental Interest Account for the Notes during their initial Reset Period.

(b)     On each Reset Date for the Reset Rate Notes when the Reset Rate Notes are structured to receive a payment of principal only at the end of the related Reset Period, all sums, if any, then on deposit in the applicable Accumulation Account of the Accumulation Fund, including any allocation of principal made on the same date will be distributed by the Trustee, at the direction of the Issuer Administrator, as set forth in Section 5.08 of the Indenture, to the Noteholders of such class, as of the related Record Date, or the related Currency Swap Counterparty or Counterparties (as applicable), in reduction of principal of the Reset Rate Notes; provided, that, in the event on any Quarterly Distribution Date the amount on deposit in the related Accumulation Account of the Accumulation Fund would equal the Outstanding Amount of the Reset Rate Notes, no additional amounts will be deposited into the related Accumulation Account of the Accumulation Fund and all amounts therein will be distributed by the Trustee, at the direction of the Issuer Administrator, as set forth in Section 4.08 of the Indenture, on the next related Reset Date to the related Noteholders (or to the related Currency Swap Counterparty or Counterparties), and on such Reset Date the Reset Rate Notes will no longer be Outstanding.

(c)     The Trustee, subject to sufficient available funds therefor, at the direction of the Issuer Administrator and pursuant to Section 4.05 of the Indenture, will deposit into a Supplemental Interest Account, the related Supplemental Interest Deposit Amount. On each Quarterly Distribution Date, all sums (which shall include investment earnings) on deposit in the Supplemental Interest Account shall be transferred to the Collection Fund.

Section 2.11. Remarketing Agents; Remarketing Fee Account.

(a)     The initial Remarketing Agents, appointed pursuant to the terms of the Remarketing Agreement are ___, ___ and ___. The terms and conditions of the Remarketing Agreement will govern the duties and obligations of the Remarketing Agents. The Issuer Administrator, the Issuer and the Remarketing Agents will enter into on each related (i) Remarketing Terms Determination Date, a related Remarketing Agency Agreement in form and substance substantially the same as Appendix A to the Remarketing Agreement, unless (A) a Failed Remarketing is declared, (B) the holder of the related Call Option has delivered the related Call Option Notice on or prior to such date or (C) the Reset Rate Notes are to be redeemed pursuant to the Optional Redemption; and (ii) Spread Determination Date, a Supplemental Remarketing Agency Agreement in form and substance substantially the same as Appendix B to the Remarketing Agreement, unless (A) a Failed Remarketing is declared, (B) the holder of the related Call Option has delivered the related Call Option Notice on or prior to such date, (C) the Reset Rate Notes are to be redeemed pursuant to the Optional Redemption or (D) if applicable, 100% of the related Noteholders have timely delivered a Hold Notice and the All Hold Rate will apply for the next related Reset Period.

(b)     Excluding all Reset Rate Notes for which a Remarketing Agent has received a timely delivered Hold Notice, if applicable (or if the holder of the related Call Option has delivered the related Call Option Notice), on the Reset Date that commences each Reset Period for the Reset Rate Notes, each Reset Rate Note for such class will be automatically tendered, or deemed tendered, to the relevant Remarketing Agent for remarketing by such Remarketing Agent on the related Reset Date at 100% of its Outstanding Amount. If the Reset Rate Notes are held in book-entry form, 100% of the Outstanding Amount of such class will be paid by the related Remarketing Agents in accordance with the standard procedures of the applicable Clearing Agencies.

(c)     The Remarketing Agents will attempt, on a reasonable efforts basis and in accordance with the terms and conditions of the Remarketing Agreement and the related Remarketing Agency Agreement, to remarket the tendered Reset Rate Notes at a price equal to 100% of the Outstanding Amount of the Reset Rate Notes so tendered.

(d)     Purchasers of the Reset Rate Notes will be credited with their positions on the applicable Reset Date with respect to positions held through the Securities Depository. No payment delay to existing Noteholders of the Reset Rate Notes holding U.S. Dollar-denominated Reset Rate Notes through the Securities Depository will occur on the related Reset Date if the Reset Rate Notes are denominated in U.S. Dollars during the immediately following Reset Period.

(e)     Each of the Remarketing Agents, in its individual or any other capacity, may buy, sell, hold and deal in any class of the Notes, including, but not limited to, purchasing any tendered Reset Rate Notes as part of the remarketing process. Any Remarketing Agent that owns a Reset Rate Note may exercise any vote or join in any action which any beneficial owner of any class of Notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the Remarketing Agency Agreement. Any Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Issuer, the Depositor, the Trustee (in its individual capacity), the Eligible Lender Trustee (in its individual capacity) or the Issuer Administrator as freely as if it did not act in any capacity under the Remarketing Agreement or any Remarketing Agency Agreement. No Noteholder or beneficial owner of any Reset Rate Note will have any rights or claims against any Remarketing Agent as a result of such Remarketing Agent's not purchasing any tendered Reset Rate Note, which results in the declaration of a Failed Remarketing.

(f)     Each of the Remarketing Agents will be entitled to receive a fee in connection with their services rendered for each successful remarketing of the Reset Rate Notes in the amount set forth in the Remarketing Agreement and the related Remarketing Agency Agreement. Subject to the terms and conditions set forth in the Remarketing Agreement, the Issuer Administrator, in its sole discretion, may change the Remarketing Agents for the Reset Rate Notes for any Reset Period at any time on or before the related Remarketing Terms Determination Date. In addition, the Issuer Administrator will appoint one or more additional Remarketing Agents, if necessary, for a Reset Date when the Reset Rate Notes will be remarketed in a non-U.S. Dollar currency. Furthermore, a Remarketing Agent may resign at any time; provided that no resignation may become effective on a date that is later than 15 Business Days prior to a Remarketing Terms Determination Date.

(g)     In accordance with Section 4.03(d) of the Indenture, on the Closing Date, the Issuer shall establish the Remarketing Fee Account, which will be held by the Trustee for the benefit of the Remarketing Agents and, in certain circumstances, the Noteholders of the Senior Notes. The fees associated with each successful remarketing will be payable directly to the Remarketing Agents from amounts on deposit from time to time in the Remarketing Fee Account. On each Quarterly Distribution Date, Funds will be deposited into the Remarketing Fee Account, in the priority set forth in Section 5.03(c) of the Indenture, in an amount up to the Quarterly Funding Amount; provided that if the amount on deposit in the Remarketing Fee Account, after the payment of any remarketing fees therefrom, exceeds the Reset Period Target Amount, such excess will be withdrawn on the related Quarterly Distribution Date, deposited into the Collection Fund for that Quarterly Distribution Date. All investment earnings on deposit in the Remarketing Fee Account will be withdrawn on the next Quarterly Distribution Date, deposited into the Collection Fund for that Quarterly Distribution Date. In the event that the fees owed to any Remarketing Agent on a Reset Date exceed the amount then on deposit (after giving effect to distributions made on such Reset Date) in the Remarketing Fee Account, such shortfall shall be paid from the Collection Fund on future Quarterly Distribution Dates in the priority set forth in Section 5.03(c) of the Indenture. The Issuer shall also be responsible for certain remarketing costs and expenses to the extent set forth in Section 3 of the Remarketing Agreement, which shall be paid on each Quarterly Distribution Date from the Collection Fund at the priority set forth in Section 5.03(c) of the Indenture.

Section 2.12. Execution of Documents. The Trustee is hereby authorized and directed to execute and deliver, not in its individual capacity, but solely as Trustee, any Swap Agreements including any Interest Rate Swap Agreements and any Currency Swap Agreements, and any required supplement, amendment or replacement thereof, as the Issuer Administrator, in writing and from time to time, shall instruct the Trustee. The Trustee shall not be liable to any party, any third party or any Noteholder for any such actions taken at the written instruction of the Issuer Administrator. Notwithstanding the foregoing, in the event that the Trustee declines or fails to execute or deliver any such document, instrument, certificate or agreement as instructed by the Issuer Administrator, the Issuer Administrator is hereby authorized, in its sole discretion, to execute and deliver, not in its individual capacity but solely as Issuer Administrator on behalf of the Issuer, all such required documents, instruments, certificates and agreements. The foregoing authorization shall represent a limited power of attorney granted by the Issuer to the Issuer Administrator to act on its behalf and the Issuer Administrator shall not be liable to any party, any third party or any Noteholder for any such actions taken in good faith and in accordance with these Reset Rate Note Procedures.

Section 2.13. Optional Redemption.

The Issuer has the option to redeem the Reset Rate Notes, in whole only, at a redemption price equal to 100% of the Outstanding Principal Amount of the Reset Rate Notes, less all amounts distributed to the Noteholders of such class as a payment of principal on the related redemption date, plus any accrued and unpaid interest not paid by the Issuer on the applicable redemption date. The Optional Redemption can be exercised only on (i) any Reset Date; (ii) while the Reset Rate Notes bears interest at an auction rate, on any related Interest Payment Date; and (iii) upon a Failed Remarketing for the Reset Rate Notes. If the Reset Rate Notes are optionally redeemed while bearing interest at an auction rate, any Carry-Over Amounts accrued on such notes will be extinguished on the date of redemption.

Section 2.14. Notices to Clearing Agency.

Whenever a notice or other communication is required under this Annex II or under the Indenture to be given to Noteholders of a Reset Rate Note, unless and until Definitive Notes shall have been issued to Noteholders pursuant to the Indenture, the Trustee shall give all such notices and communications specified herein to the applicable Clearing Agency.

EXHIBIT A

ELIGIBLE LOAN ACQUISITION CERTIFICATE

This Eligible Loan Acquisition Certificate is submitted pursuant to the provisions of Section 5.02 of the Indenture of Trust, dated as of ___, 200_, as amended (the "Indenture"), between College Loan Corporation Trust 200_-_ (the "Issuer") and ___, as Trustee and as Eligible Lender Trustee. All capitalized terms used in this Certificate and not otherwise defined herein shall have the same meanings given to such terms in the Indenture. In your capacity as Trustee, you are hereby authorized and requested to disburse to _________________ (the "Seller") the sum of $____________ (or, in the case of an exchange, the Eligible Loans listed in Annex  1 hereto) for the acquisition of Eligible Loans. With respect to the Eligible Loans so to be acquired, the Issuer hereby certifies as follows:

1.	The Eligible Loans to be acquired are those specified in Annex 1 attached hereto (the "Acquired Eligible Loans"). The remaining unpaid principal amount of each Acquired Eligible Loan is as shown on such Annex 1.

2.	The amount to be disbursed pursuant to this Certificate does not exceed the amount permitted by Sections 5.02 of the Indenture, including a premium of not to exceed ____%, plus accrued interest.

3.	Each Acquired Eligible Loan is an Eligible Loan authorized so to be acquired by the Indenture.

4.	You have been previously, or are herewith, provided with the following items (the items listed in (a), (b), (c), (d) and (f) have been received and are being retained, on your behalf, by the Issuer or the Servicer):

1.	a copy of the Student Loan Purchase Agreement between the Issuer and the Eligible Lender with respect to the Acquired Eligible Loans (original copy maintained on file with the Issuer on behalf of the Trustee);

2.	with respect to each Acquired Eligible Loan, the Certificate of Insurance relating thereto;

3.	with respect to each Acquired Eligible Loan, a certified copy of the Guarantee Agreement relating thereto;

4.	an opinion of counsel to the Issuer specifying each action necessary to perfect a security interest in all Eligible Loans to be acquired by the Issuer pursuant to the Student Loan Purchase Agreement in favor of the Trustee in the manner provided for by the provisions of 20 U.S.C. § 1087-2(d)(3) or 20 U.S.C. § 1082(m)(1)(D)(iv), as applicable, (you are authorized to rely on the advice of a single blanket opinion of counsel to the Issuer until such time as the Issuer shall provide any amended opinion to you);

5.	a certificate of an Authorized Representative of the Issuer to the effect that (i) the Issuer is not in default in the performance of any of its covenants and agreements made in the Student Loan Purchase Agreement relating to the Acquired Eligible Loans; (ii) Insurance and a Guarantee Agreement are both in effect with respect to each Acquired Eligible Loan; and (iii) the Issuer is not in default in the performance of any of its covenants and agreements made in any Contract of Insurance or the Guarantee Agreement applicable to the Acquired Eligible Loans; and

6.	instruments duly assigning the Acquired Eligible Loans to the Trustee.

5.	The Issuer is not, on the date hereof, in default under the Indenture or in the performance of any of its covenants and agreements made in the Student Loan Purchase Agreement relating to the Acquired Eligible Loans, and, to the best knowledge of the Issuer, the Eligible Lender is not in default under the Student Loan Purchase Agreement applicable to the Acquired Eligible Loans. The Issuer is not aware of any default existing on the date hereof under any of the other documents referred to in paragraph 4 hereof, nor of any circumstances which would reasonably prevent reliance upon the opinion of counsel referred to in paragraphs 4(d) hereof.

6.	All of the conditions specified in the Student Loan Purchase Agreement applicable to the Acquired Eligible Loans and the Indenture for the acquisition of the Acquired Eligible Loans and the disbursement hereby authorized and requested have been satisfied; provided that the Issuer may waive the requirement of receiving an opinion of counsel from the counsel to the Lender.

7.	If a Financed Eligible Loan is being sold in exchange for an Acquired Eligible Loan, the final expected maturity date of such Acquired Eligible Loan shall be substantially similar to that of the Financed Eligible Loan being sold and such sale and exchange shall not adversely affect the ability of the Trust Estate to make timely principal and interest payments on its Obligations.

8.	With respect to each Acquired Eligible Loan, Insurance and a Guarantee Agreement is in effect with respect thereto.

9.	The Issuer is not in default in the performance of any of its covenants and agreements made in any Contract of Insurance or the Guarantee Agreement applicable to the Acquired Eligible Loans.

10.	The proposed use of moneys in the Acquisition Fund is in compliance with the provisions of the Indenture.

11.	The undersigned is authorized to sign and submit this Certificate on behalf of the Issuer.

12.	Eligible Loans are being acquired at a price which permits the results of the cash flow analyses provided to the Rating Agencies on the Closing Date to be sustained.

WITNESS my hand this _____ day of ___________.

COLLEGE LOAN CORPORATION TRUST 200_-_ By: COLLEGE LOAN CORPORATION, as Issuer Administrator By Name Title

EXHIBIT B-1

FORM OF CLASS A-1 NOTE

Unless this Note is presented by an authorized representative of ___, a New York corporation, to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of ___ or in such other name as is requested by an authorized representative of ___ (and any payment is made to ___ or to such other entity as is requested by an authorized representative of ___), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, ___, has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

COLLEGE LOAN CORPORATION TRUST 200_-_
STUDENT LOAN ASSET-BACKED NOTES
SERIES 200_-_
CLASS A-1

REGISTERED NO. A-1	REGISTERED $ ___

Date of Issuance ___, 200_	Final Maturity Date ___, 20__	CUSIP No. ___	ISIN No. ___

PRINCIPAL SUM: ___
REGISTERED OWNER: ___

College Loan Corporation Trust 200_-_, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to ___, or registered assigns, on each Quarterly Distribution Date the principal sum equal to the Class A-1 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of ___, 200_, among the Issuer, ___ as indenture trustee (the "Trustee") and ___ as eligible lender trustee provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Maturity Date specified above (the "Class A-1 Maturity Date").

The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-1 Rate (as defined on the reverse hereof), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

COLLEGE LOAN CORPORATION TRUST 200_-_ By: ___, not in its individual capacity but solely as Delaware Trustee under the Trust Agreement By ____________________ Authorized Signatory

Date: ___, 200_

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

___, not in its individual capacity but solely as Trustee, By _______________________ Authorized Signatory

Date: ___, 200_

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Series 200_-_, Class A-1 (the "Class A-1 Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Series 200_-_, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class B Notes (collectively, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee, the Registered Owners and any Counterparties. The Notes are subject to all terms of the Indenture.

The Class A-1 Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Product Agreements entered into by the Issuer, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

Principal of the Class A-1 Notes shall be payable on each Quarterly Distribution Date in an amount equal to the Class A-1 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date. "Quarterly Distribution Date" means the 15th day of each ___, ___, ___ and ___ or, if any such date is not a Business Day, the immediately succeeding Business Day, commencing ___, 200_.

As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-1 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than __% of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

Interest on the Class A-1 Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-1 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-1 Rate. The "Class A-1 Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, plus __%. The "Class A-1 Rate" for the first Interest Accrual Period shall have the meaning set forth in the Indenture.

Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be ___), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like series, subseries, if any, and aggregate principal amount of the same maturity.

As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b) (i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. § 2510.3-101, it will promptly dispose of the Notes.

The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee, the Registered Owners and any Counterparties under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                                                      (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

By
Name
Title

Signature Guaranteed:

By
*NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B-2

FORM OF CLASS A-2 NOTE

Unless this Note is presented by an authorized representative of ___, a New York corporation, to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of ___ or in such other name as is requested by an authorized representative of ___ (and any payment is made to ___ or to such other entity as is requested by an authorized representative of ___), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, ___, has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

COLLEGE LOAN CORPORATION TRUST 200_-_
STUDENT LOAN ASSET-BACKED NOTES
SERIES 200_-_
CLASS A-2

REGISTERED NO. A-2	REGISTERED $ ___

Date of Issuance ___, 200_	Final Maturity Date ___, 20__	CUSIP No. ___	ISIN No. ___

PRINCIPAL SUM: ___

REGISTERED OWNER: ___

College Loan Corporation Trust 200_-_, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to ___, or registered assigns, on each Quarterly Distribution Date the principal sum equal to the Class A-2 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of ___, 200_, among the Issuer, ___ as indenture trustee (the "Trustee") and ___ as eligible lender trustee; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Maturity Date specified above (the "Class A-2 Maturity Date").

The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-2 Rate (as defined on the reverse hereof), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

COLLEGE LOAN CORPORATION TRUST 200_-_ By: ___, not in its individual capacity but solely as Delaware Trustee under the Trust Agreement By ____________________ Authorized Signatory

Date: ___, 200_

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

___, not in its individual capacity but solely as Trustee, By Authorized Signatory

Date: ___, 200_

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Series 200_-_, Class A-2 (the "Class A-2 Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Series 200_-_, Class A-1 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class B Notes (collectively, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee, the Registered Owners and any Counterparties. The Notes are subject to all terms of the Indenture.

The Class A-2 Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Product Agreements entered into by the Issuer, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

Principal of the Class A-2 Notes shall be payable on each Quarterly Distribution Date in an amount equal to the Class A-2 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date. "Quarterly Distribution Date" means the 15th day of each ___, ___, ___, and ___or, if any such date is not a Business Day, the immediately succeeding Business Day, commencing ___, 200_.

As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-2 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than __% of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

Interest on the Class A-2 Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-2 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-2 Rate. The "Class A-2 Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, plus __%. The "Class A-2 Rate" for the first Interest Accrual Period shall have the meaning set forth in the Indenture.

Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be ___), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like series, subseries, if any, and aggregate principal amount of the same maturity.

As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b) (i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. § 2510.3-101, it will promptly dispose of the Notes.

The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee, the Registered Owners and any Counterparties under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

By
Name
Title

Signature Guaranteed:

By
*NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B-3

FORM OF CLASS A-3 NOTE

Unless this Note is presented by an authorized representative of ___, a New York corporation, to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of ___ or in such other name as is requested by an authorized representative of ___ (and any payment is made to ___ or to such other entity as is requested by an authorized representative of ___), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, ___, has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

COLLEGE LOAN CORPORATION TRUST 200_-_
STUDENT LOAN ASSET-BACKED NOTES
SERIES 200_-_
CLASS A-3

REGISTERED NO. A-3	REGISTERED $ ____

Date of Issuance ___, 200_	Final Maturity Date ___, 20__	CUSIP No. ___	ISIN No. ___

PRINCIPAL SUM: ___
REGISTERED OWNER:___

College Loan Corporation Trust 200_-_, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to ___, or registered assigns, on each Quarterly Distribution Date the principal sum equal to the Class A-3 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of ___, 200_, among the Issuer, ___ as indenture trustee (the "Trustee") and ___ as eligible lender trustee provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Maturity Date specified above (the "Class A-3 Maturity Date").

The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-3 Rate (as defined on the reverse hereof), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

COLLEGE LOAN CORPORATION TRUST 200_-_ By ___, not in its individual capacity but solely as Delaware Trustee under the Trust Agreement, By ___________________________ Authorized Signatory

Date: ___, 200_

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

___, not in its individual capacity but solely as Trustee, By ___________________________ Authorized Signatory

Date: ___, 200_

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Series 200_-_, Class A-3 (the "Class A-3 Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Series 200_-_, Class A-1 Notes, Class A-2 Notes, Class A-4 Notes, Class A-5 Notes and Class B Notes (collectively, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee, the Registered Owners and any Counterparties. The Notes are subject to all terms of the Indenture.

The Class A-3 Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Product Agreements entered into by the Issuer, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

Principal of the Class A-3 Notes shall be payable on each Quarterly Distribution Date in an amount equal to the Class A-3 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date. "Quarterly Distribution Date" means the 15th day of each ___, ___, ___, and ___or, if any such date is not a Business Day, the immediately succeeding Business Day, commencing ___, 20__.

As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-3 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than __% of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

Interest on the Class A-3 Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-3 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-3 Rate. The "Class A-3 Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, plus ___%. The "Class A-3 Rate" for the first Interest Accrual Period shall have the meaning set forth in the Indenture.

Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be ___), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like series, subseries, if any, and aggregate principal amount of the same maturity.

As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b) (i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. § 2510.3-101, it will promptly dispose of the Notes.

The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee, the Registered Owners and any Counterparties under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                                                (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

By_____________________________
Name____________________________
Title____________________________

Signature Guaranteed:

By____________________________________
*NOTICE: The signature to this assignment
must correspond with the name of the registered
owner as it appears on the face of the within
Note in every particular, without alteration,
enlargement or any change whatever. Such
signature must be guaranteed by an "eligible
guarantor institution" meeting the requirements
of the Note Registrar, which requirements
include membership or participation in STAMP
or such other "signature guarantee program" as
may be determined by the Trustee in addition to,
or in substitution for, STAMP, all in accordance
with the Securities Exchange Act of 1934, as
amended.

EXHIBIT B-4

FORM OF CLASS A-4 NOTE

Unless this Note is presented by an authorized representative of ___, a New York corporation ("___"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of ___ or in such other name as is requested by an authorized representative of ___ (and any payment is made to ___ or to such other entity as is requested by an authorized representative of ___), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, ___, has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

COLLEGE LOAN CORPORATION TRUST 200_-_
STUDENT LOAN ASSET-BACKED NOTES
SERIES 200_-_
CLASS A-4

REGISTERED NO. A-4	REGISTERED $ ____

Date of Issuance ___, 200_	Final Maturity Date ___, 20__	CUSIP No. ___	ISIN No. ___

PRINCIPAL SUM: ___
REGISTERED OWNER:___

College Loan Corporation Trust 200_-_, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to ___, or registered assigns, on each Quarterly Distribution Date the principal sum equal to the Class A-4 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of ___, 200_, among the Issuer, ___ as indenture trustee (the "Trustee") and ___ as eligible lender trustee provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Maturity Date specified above (the "Class A-4 Maturity Date").

The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-4 Rate (as defined on the reverse hereof), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

COLLEGE LOAN CORPORATION TRUST 200_-_ By ___, not in its individual capacity but solely as Delaware Trustee under the Trust Agreement, By ___________________________ Authorized Signatory

Date: ___, 200_

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

___, not in its individual capacity but solely as Trustee, By ___________________________ Authorized Signatory

Date: ___, 200_

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Series 200_-_, Class A-4 (the "Class A-4 Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Series 200_-_, Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class B Notes (collectively, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee, the Registered Owners and any Counterparties. The Notes are subject to all terms of the Indenture.

The Class A-4 Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Product Agreements entered into by the Issuer, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

Principal of the Class A-4 Notes shall be payable on each Quarterly Distribution Date in an amount equal to the Class A-4 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date. "Quarterly Distribution Date" means the 15th day of each ___, ___, ___, and ___or, if any such date is not a Business Day, the immediately succeeding Business Day, commencing ___, 20__.

As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-4 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than __% of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

Interest on the Class A-4 Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-4 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-4 Rate. The "Class A-4 Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, plus __%. The "Class A-4 Rate" for the first Interest Accrual Period shall have the meaning set forth in the Indenture.

Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be ___), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like series, subseries, if any, and aggregate principal amount of the same maturity.

As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b) (i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. § 2510.3-101, it will promptly dispose of the Notes.

The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee, the Registered Owners and any Counterparties under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                                                (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

By_____________________________
Name____________________________
Title____________________________

Signature Guaranteed:

By____________________________________
*NOTICE: The signature to this assignment
must correspond with the name of the registered
owner as it appears on the face of the within
Note in every particular, without alteration,
enlargement or any change whatever. Such
signature must be guaranteed by an "eligible
guarantor institution" meeting the requirements
of the Note Registrar, which requirements
include membership or participation in STAMP
or such other "signature guarantee program" as
may be determined by the Trustee in addition to,
or in substitution for, STAMP, all in accordance
with the Securities Exchange Act of 1934, as
amended.

EXHIBIT B-5

FORM OF THE RESET RATE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1)(A) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (B) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) AND (7) UNDER THE SECURITIES ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (X) THE RECEIPT BY THE NOTE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (Y) THE RECEIPT BY THE NOTE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE NOTE REGISTRAR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (4) PURSUANT TO A VALID REGISTRATION STATEMENT.

[IF HELD BY DTC] [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[IF REGULATION S GLOBAL NOTE] [THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

COLLEGE LOAN CORPORATION TRUST I
STUDENT LOAN ASSET-BACKED NOTES
A-5 SENIOR RATE NOTES
RESET RATE NOTES

REGISTERED NO. R-__	REGISTERED $_____________

Date of Original Issuance ___, 200_	Stated Maturity Date ___, 20__	Rule 144A/Reg S CUSIP No.	Rule 144A/Reg SISIN No.	Interest Rate

PRINCIPAL AMOUNT: _______________________________________ AND 00/100
[DOLLARS]

REGISTERED HOLDER: ____________________.

For Value Received, College Loan Corporation Trust I, a Delaware statutory trust (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the registered holder specified above, or registered assigns (the "Registered Holder"), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this Note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Reset Rate Notes (as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each Interest Payment Date and at Maturity, at the Applicable Interest Rate (as hereinafter described), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this Note on each regularly scheduled Interest Payment Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this Note is the Registered Holder of Reset Rate Notes in the aggregate principal amount of $___ or more (or, if less than $___ in Principal Amount of Reset Rate Notes are outstanding, the Holder of all outstanding Reset Rate Notes), at the direction of such Registered Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Registered Holder. In addition, interest on this Note is payable at the Maturity hereof in the same manner as the principal hereof, unless the date of such Maturity is a regularly scheduled Interest Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for (herein referred to as "Defaulted Interest") shall cease to be payable to the person who is the Registered Holder hereof at the close of business on the Regular Record Date and shall be payable to the person who is the Registered Holder hereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to such Registered Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such Defaulted Interest.

This Note is one of an authorized class of Reset Rate Notes (collectively referred to herein as the "Reset Rate Notes") issued by the Issuer pursuant to a Indenture of Trust, dated as of ___, 20__ (as may be supplemented and amended, the "Indenture"), from the Issuer and ___, as eligible lender trustee, to ___, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture).

Reference is hereby made to the Indenture, copies of which are on file in the Principal Office of the Trustee, and to all of the provisions of which any Registered Holder of this Note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of and premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Issuer thereunder, payable from such revenues and other moneys thereunder as Senior Obligations or Subordinate Obligations; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this Note, and this Note will thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial capital letters but not defined in this Note have the respective meanings given such terms in the Indenture. The Reset Rate Notes are being issued as, and will constitute, Senior Notes under the Indenture.

The Notes and Other Obligations are limited obligations of the Issuer, payable solely from the Trust Estate created under the Indenture, consisting of certain revenues and Funds and Accounts pledged under the Indenture including, but not limited to, payments of principal and interest made by obligors of Financed Student Loans and available Note proceeds.

The Issuer shall pay interest on this note at the rate set forth in Schedule A attached hereto, on each Quarterly Distribution Date until the principal of this note is paid or made available for payment as set forth in Schedule A attached hereto, on the principal amount of this note outstanding on the preceding Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date, if any). Interest on this note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Original Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period") as set forth in Schedule A attached hereto.

The principal of and interest on this note are payable in the currency set forth in Schedule A attached hereto. If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment without additional interest. Interest on the Class A-5 Senior Notes during the initial Reset Period and during any subsequent Reset Period when the Class A-5 Senior Notes bear a fixed rate of interest and are denominated in a currency other than U.S. Dollars will be calculated in accordance with the Actual/Actual (ISMA) Accrual Method, or another Day Count Basis as may be established on the related Remarketing Terms Determination Date. Interest on the class A-5 Senior Notes during any Reset Period when such notes bear a fixed rate of interest and are denominated in U.S. Dollars will be computed on the basis of a 360 day year consisting of twelve 30 day months.

Principal of the Class A-5 Senior Notes shall be allocable on each Quarterly Distribution Date and payable as set forth in Schedule A attached hereto to the extent moneys have been allocated therefor pursuant to the Indenture. "Distribution Date" means the twenty-fifth (25th) day of each January, April, July and October, or, if any such date is not a Business Day, the next succeeding Business Day, commencing ___, 20__.

If during any Reset Period (including the initial Reset Period) the Class A-5 Senior Notes are structured to receive principal distributions only on the next related Reset Date, the registered owners of the Class A-5 Senior Notes will not be paid principal on any related Quarterly Distribution Date when principal is allocated to the Class A-5 Senior Notes. All such allocated principal will be deposited into the related Accumulation Account for payment on the Class A-5 Senior Notes, generally, on the next related Reset Date in accordance with the procedures set forth in Appendix A to the Indenture. All principal payments on the Class A-5 Senior Notes shall be made pro rata to the registered owners thereof.

Interest on the Class A-5 Senior Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-5 Senior Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-5 Senior Rate. The Class A-5 Senior Rate will be reset on the Initial Reset Date set forth in Schedule A attached hereto and on each Reset Date thereafter in accordance with the provisions of Appendix A to the Indenture. The Initial Reset Date for the Class A-5 Senior Notes is the Quarterly Distribution Date on ___, 20__. [The "Class A-5 Senior Rate" for each Interest Accrual Period during the initial Reset Period shall be equal to __% per annum, calculated on the basis of a 360 day year consisting of twelve 30-day month.][The "Class A-5 Senior Rate" for each Interest Accrual Period during the initial Reset Period shall be equal to an annual rate of Three-Month LIBOR plus 0.__%, calculated on the basis of the actual number of days elapsed and a 360 day year.]

Interest on the Class A-5 Senior Notes after the initial Reset Period may be reset to bear either a fixed, auction or floating rate of interest at the option of the Remarketing Agents, in consultation with the Issuer Administrator. The interest rate, or the mechanism for calculating the interest rate, on the Class A-5 Senior Notes will be reset as of each Reset Date as determined by (i) the Remarketing Agents, in consultation with the Issuer Administrator, with respect to (A) the length of the Reset Period, (B) whether the rate is fixed, auction or floating and (I) if floating, the applicable Index, (II) if auction, the initial auction rate, or (III) if fixed, the applicable pricing benchmark (C) the applicable Day Count Basis, (D) the applicable currency denomination, i.e., U.S. Dollars, Euros, Pounds Sterling or another non-U.S. Dollar currency, (E) if in Foreign Exchange Mode, the applicable distribution dates on which interest will be paid to the Noteholders of the Reset Rate Notes, if other than quarterly, (F) the applicable Interest Rate Determination Dates within each Interest Accrual Period, (G) the interval between Interest Rate Change Dates during each Interest Accrual Period, (H) whether the Class A-5 Senior Notes will be structured to amortize periodically or to receive a payment of principal only at the end of the related Reset Period and (I) if applicable, the related All Hold Rate; and (ii) the Remarketing Agents, in their sole determination, with respect to the setting of the applicable (A) fixed rate of interest, (B) auction rate of interest or (C) Spread to the chosen Index, as applicable.

On each Reset Date for the Class A-4 Senior Notes, the Trustee, in its capacity as DTC Custodian, will attach (or will send to the Registered Holder of this note if not then held in book-entry form) a revised Schedule A attached hereto setting forth the reset terms of this note and copies of the related Remarketing Terms Notice and Spread Determination Notice, which shall be considered an integral part of this note applicable during the related Reset Period.

The Notes are subject to Optional Redemption as set forth in Section 2.13 of Appendix II of the Indenture by the Issuer, in whole only, at a redemption price of 100% of the Principal Amount of the Reset Rate Notes to be redeemed, plus accrued interest thereon to the redemption date, as follows (i) on any related Reset Date; (ii) while any series of the Reset Rate Notes bears interest at an auction rate, on any related Interest Payment Date for such series; and (iii) upon a Failed Remarketing for a series of the Reset Rate Notes. If the Reset Rate Notes is optionally redeemed while bearing interest at an auction rate, any Carry-Over Amounts accrued on the Reset Rate Notes being redeemed will be extinguished on the date of such Optional Redemption.

The Class A-5 Senior Notes are also subject to a call option pursuant to Section 2.06 of Appendix II of the Indenture by College Loan Corporation, or its assignee, on any Reset Date and on any date for the Reset Rate Notes following a Failed Remarketing for such series and the continuation thereof. The purchase price paid for such reset rate notes will be equal to 100% of the Principal Amount of the Reset Rate Notes to be redeemed, plus accrued interest thereon to the purchase date.

All Class A-5 Senior Notes called for redemption will cease to bear interest after the specified redemption or purchase date, provided funds for their payment are on deposit at the place of payment at the time. Preferably five, but not less than two Business Days prior to each Quarterly Distribution Date on which the Class A-5 Senior Notes are to be redeemed, the Trustee shall cause notice such redemption to be given by mailing a copy of the notice by first-class mail to the Issuer Administrator and Registered Owners of the Class A-5 Senior Notes, at their address as the same shall last appear upon the registration books on such date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the reduction or redemption of the Class A-5 Senior Notes.

The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments," and may be paid on a parity with interest on any class of the Notes.

The Class A-5 Senior Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Reset Rate Notes, other Senior Notes and any Derivative Products are senior to the Subordinate Notes as and to the extent provided in the Indenture. The Reset Rate Notes and other Senior Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

Reference is hereby made to the Indenture, copies of which are on file at the designated corporate trust office of the Trustee, and to all of the provisions of which any Registered Owner of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer's student loan origination and acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Registered Owners of the Notes and any Swap Counterparty; the rights and remedies of the Registered Owner hereof with respect hereto and thereto, including the limitations upon the right of a Registered Owner hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the stated maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, as defined in the Indenture, thereunder; and for the other terms and provisions thereof.

THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Trustee, or any incorporator, director, officer, employee, or agent of the Issuer, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like class and aggregate principal amount of the same maturity.

Notwithstanding any provision of this Note to the contrary, in no event shall the cumulative amount of interest paid or payable on this Note (including interest calculated as provided herein, plus any other amounts that constitute interest on this Note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this Note or related documents) calculated from the Date of Original Issuance of this Note through any subsequent day during the term of this Note or otherwise prior to payment in full of this Note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this Note, or if the redemption or acceleration of the Maturity of this Note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this Note or related documents to the contrary all excess amounts theretofore paid or received with respect to this Note shall be credited on the principal balance of this Note (or, if this Note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this Note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note and under the related documents.

If provision is made for the payment of principal of and interest on this Note in accordance with the Indenture, this Note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes and Other Beneficiaries under the Indenture at any time by the Issuer with, among other things, the consent of the Holders of two-thirds of the aggregate principal amount of Senior Notes at the time Outstanding, if affected thereby, and with the consent of the Holders of two-thirds of the aggregate principal amount of Subordinate Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time Outstanding or Other Senior Beneficiaries or, if no Senior Obligations are Outstanding, the Holders of specified percentages in aggregate principal amount of the Subordinate Notes at the time Outstanding or Other Subordinate Beneficiaries, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this Note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Issuer may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

The Issuer, the Trustee, each Paying Agent, any Authenticating Agent, the Note Registrar and any other agent of the Issuer may treat the Person in whose name this Note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, any Paying Agent, any Authenticating Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

It Is Hereby Certified, Recited, Covenanted and Declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

It is expressly understood and agreed by the holder hereof that (a) the Indenture and this Note each is executed and delivered by ___, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement in the Indenture and this Note made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by ___ but is made and intended for the purpose of binding only the Issuer; (c) nothing contained in the Indenture and this Note shall be construed as creating any liability on ___, individually or personally, to perform any covenant either expressed or implied contained in the Indenture and this Note, all such liability, if any, being expressly waived by the holder hereof and by any Person claiming by, through or under the holder hereof; and (d) under no circumstances shall ___ be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Indenture, this Note or the other Basic Documents.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the Issuer has caused this Reset Rate Note to be executed in its name by the manual signature of the Delaware Trustee.

Dated: ___, 20__

COLLEGE LOAN CORPORATION TRUST I

By      ___, not in its individual capacity but solely as
Delaware Trustee

By_____________________________
Name____________________________
Title____________________________

[CERTIFICATE OF AUTHENTICATION FOLLOWS]

CERTIFICATE OF AUTHENTICATION

This Note is one of the Notes of the series designated therein and issued under the provisions of the within-mentioned Indenture.

___, as Trustee

By_____________________________ Name____________________________ Title____________________________

[FORM OF ASSIGNMENT FOLLOWS]

ASSIGNMENT

For Value Received the undersigned hereby sells, assigns and transfers unto _____________________ the within Note and irrevocably appoints ______________________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________________________

Please Insert Social Security or Other Identifying Number of Assignee ____________________________________ Signature Guaranteed	____________________________________
Notice: The signature to this assignment must
correspond with the name as it appears upon
the face of the within Note in every particular,
without any alteration whatsoever.

_______________________________
Signature Guaranteed

SCHEDULE A
Terms of The Reset Rate Notes

Reset Period Begins:

Reset Period Ends:

Interest Rate Mode:

Class A-5 Rate:

Day Count Basis:

Interest Accrual Period:

Initial Reset Date:

Distribution Date:

      Interest Payable:

      Principal Allocable:

      Principal Payable:

Currency:

SCHEDULE B

EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1)

        The following exchanges of a part of this Global Note for an interest in another Global Note or for an Individual Note, or exchanges of a part of another Global Note or Individual Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Note Registrar

______________________
1 This should be included only if the Note is issued in global form.

EXHIBIT B-6
FORM OF CLASS B NOTE

Unless this Note is presented by an authorized representative of ___, a New York corporation, to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of ___ or in such other name as is requested by an authorized representative of ___ (and any payment is made to ___ or to such other entity as is requested by an authorized representative of ___), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, ___, has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

COLLEGE LOAN CORPORATION TRUST 200_-_
STUDENT LOAN ASSET-BACKED NOTES
CLASS B

Date of Issuance ___, 20_	Final Maturity Date ___, 20__	CUSIP No.	ISIN No.

PRINCIPAL SUM: ___
REGISTERED OWNER:___

College Loan Corporation Trust 200_-_, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to ___, or registered assigns, on each Quarterly Distribution Date the principal sum equal to the Class B Noteholder's Principal Distribution Amount for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of ___, 20__, among the Issuer, ___ as indenture trustee (the "Trustee") and ___ as eligible lender trustee provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Maturity Date specified above (the "Class B Maturity Date").

The Issuer shall pay interest on this Note at the rate per annum equal to the Class B Rate (as defined on the reverse hereof), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

COLLEGE LOAN CORPORATION TRUST 200_-_ By ___, not in its individual capacity but solely as Delaware Trustee under the Trust Agreement, By ___________________________ Authorized Signatory

Date: ___, 200_

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

___, not in its individual capacity but solely as Trustee, By ___________________________ Authorized Signatory

Date: ___, 200_

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Series 200_-_, Class B (the "Class B Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Series 200_-_, Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, and Class A-5 Notes (collectively, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee, the Registered Owners and any Counterparties. The Notes are subject to all terms of the Indenture.

The Class B Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with the Derivative Product Agreements entered into by the Issuer, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

Principal of the Class B Notes shall be payable on each Quarterly Distribution Date in an amount equal to the Class B Noteholder's Principal Distribution Amount for such Quarterly Distribution Date. "Quarterly Distribution Date" means the 15th day of each January, April, July and October or, if any such date is not a Business Day, the immediately succeeding Business Day, commencing ___, 20__.

As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class B Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than 51% of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

Interest on the Class B Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class B Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class B Rate. The "Class B Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, plus __%. The "Class B Rate" for the first Interest Accrual Period shall have the meaning set forth in the Indenture.

Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be ___), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like series, subseries, if any, and aggregate principal amount of the same maturity.

As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b) (i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. § 2510.3-101, it will promptly dispose of the Notes.

The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee, the Registered Owners and any Counterparties under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                                           (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

By_____________________________
Name____________________________
Title____________________________

Signature Guaranteed:

By____________________________________
*NOTICE: The signature to this assignment
must correspond with the name of the registered
owner as it appears on the face of the within
Note in every particular, without alteration,
enlargement or any change whatever. Such
signature must be guaranteed by an "eligible
guarantor institution" meeting the requirements
of the Note Registrar, which requirements
include membership or participation in STAMP
or such other "signature guarantee program" as
may be determined by the Trustee in addition to,
or in substitution for, STAMP, all in accordance
with the Securities Exchange Act of 1934, as
amended.

EXHIBIT C

FORM OF ISSUER ADMINISTRATOR'S MONTHLY
PAYMENT DATE CERTIFICATE

This Issuer Administrator's Monthly Payment Date Certificate (the "Certificate") is being provided by College Loan Corporation, as Issuer Administrator (the "Issuer Administrator") to College Loan Corporation Trust 200_-_ (the "Issuer") pursuant to Section 5.03(b) of the Indenture of Trust, dated as of ___, 200_ (the "Indenture), between the Issuer and ___, as indenture trustee and eligible lender trustee (the "Trustee"). All capitalized terms used in this Certificate and not otherwise defined shall have the same meanings as assigned to such terms in the Indenture.

Pursuant to this Certificate, the Issuer Administrator hereby directs the Trustee to distribute by 1:00 p.m. (New York time) on ______, ______, from and to the extent of the amounts on deposit in the Collection Fund. $__________ Master Servicing Fee due with respect to the preceding calendar month.

The following amounts to the following parties:

to the Department: $____________________

to the Master Servicer: $_________________

to (insert name of Counterparty): $_____________________

The Issuer Administrator hereby certifies that the information herein is true and accurate in all material respects and that the Trustee may conclusively rely on this Certificate with no further duty to examine or determine the information contained herein.

IN WITNESS WHEREOF, the Issuer Administrator has caused this Certificate to be duly executed and delivered as of the date written below.

____________, 20_____ ____________, 20_____	COLLEGE LOAN CORPORATION, as Issuer Administrator By _____________________________ Authorized Signatory ___, as Verification Agent By _____________________________ Authorized Signatory

EXHIBIT D

FORM OF ISSUER ADMINISTRATOR'S DISTRIBUTION DATE CERTIFICATE

Series 200 - Notes, Waterfall for Distributions	Remaining Funds Balance

Total Available Funds (Collection Fund)

Payments to the Dept of Ed

Payments to the Master Servicer, Trustee and the Delaware Trustee

Administration Fee and Verification Agent payments

Interest Payments to Class A Noteholders and any Counterparties
Class A-1 Senior Notes
Class A-2 Senior Notes
Class A-3 Senior Notes
Class A-4 Senior Notes
Class A-5 Senior Notes
Other Senior Obligations — SWAP Payments (Net of Settlement on SWAP)
Total Interest Distribution on Senior Notes or Obligations

Interest Payments to Class B Noteholders Class B Notes Total Interest Distribution on Class B Subordinate Noteholders

The Class A Principal Distribution Amount to the Class A-1 Noteholders (until paid in full);

The Class A Principal Distribution Amount to the Class A-2 Noteholders (until paid in full);

The Class A Principal Distribution Amount to the Class A-3 Noteholders (until paid in full);

The Class A Principal Distribution Amount to the Class A-4 Noteholders (until paid in full);

The Class A Principal Distribution Amount to the Class A-5 Noteholders (until paid in full);

On and after the Stepdown Date (no Trigger Event is in effect), the Class B Principal Distribution Amount to the Class B Noteholders (until paid in full);

Reserve Fund — amount, if any, necessary to restore the Reserve Fund to its required minimum balance

To any Derivative Product Agreement Counterparty, any unreimbursed termination payments due under the terms of the derivative product agreement

To the Master Servicer, any unpaid carry-over Master Servicing fee Remaining amounts

COLLEGE LOAN CORPORATION, as Issuer Administrator By _____________________________ Authorized Signatory ___, as Verification Agent By _____________________________ Authorized Signatory

EXHIBIT E

FORM OF ISSUER'S REPORT

[To be Provided]

EXHIBIT F

BORROWER INCENTIVES AND SPECIAL PROGRAMS

1.        ACH (.25% rate reduction)

EXHIBIT G

NOTICE OF A PAYMENT DEFAULT

COLLEGE LOAN CORPORATION TRUST 20__-_
AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
[CLASS A-5]
[CLASS B]

Notice Is Hereby Given that a Payment Default has occurred and not been cured with respect to the Notes identified above. Determination of the Applicable Interest Rate pursuant to the Auction Procedures will be suspended. The Applicable Interest Rate on the Notes identified above for each Auction Period commencing after the date of Payment Default with respect thereto will equal the Non-Payment Rate, as it is determined by the Trustee on the first day of such Auction Period until _____________________.

Terms used herein have the meanings set forth in the Indenture of Trust relating to the above-referenced Notes.

Dated: ________________________

____, as Trustee By_____________________________ Name____________________________ Title____________________________

EXHIBIT H

NOTICE OF CURE OF PAYMENT DEFAULT
COLLEGE LOAN CORPORATION TRUST 20__-_

AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
[CLASS A-5]
[CLASS B]

Notice Is Hereby Given that a Payment Default with respect to the Notes identified above has been waived or cured. The next Interest Payment Date is _____________ and the next Auction Date is ___________________.

Terms used herein have the meanings set forth in the Indenture of Trust relating to the above-referenced Notes.

Dated: ________________________

___, as Trustee

By_____________________________ Name____________________________ Title____________________________

EXHIBIT I

NOTICE OF PROPOSED AUCTION PERIOD ADJUSTMENT

COLLEGE LOAN CORPORATION TRUST 20__-_
AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
[CLASS A-5]
[CLASS B]

Notice Is Hereby Given that College Loan Corporation Trust 20__-_ (the "Issuer") proposes to change the length of one or more Auction Periods with respect to the Notes identified above, pursuant to the Indenture of Trust, dated as of ____ __, 20__, between the Issuer and the Trustee relating to such Notes (the "Indenture"), as follows:

1.           The change shall take effect on the Payment Date for the current Auction Period and the date of commencement of the next Auction Period (the "Effective Date").

2.           The Auction Period Adjustment in paragraph 1 shall take place only if (a) the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the Auction Period commencing on the Effective Date, the consent of the Market Agent (which consent has been obtained), as required by the Indenture, authorizing the change in length of one or more Auction Periods and confirmation from each Rating Agency that it will not reduce or withdraw its ratings on the Auction Rate Notes on account of such Auction Period Adjustment, and (b) Sufficient Bids exist on the Auction Date for the Auction Period commencing on the Effective Date.

3.           If the condition referred to in paragraph 2(a) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date will be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in paragraph 2(a) above is met but the condition referred to in paragraph 2(b) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date shall be the Maximum Auction Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

Terms used herein have the meanings set forth in the Indenture.

Dated: ________________________

COLLEGE LOAN CORPORATION TRUST 20__-__ By_____________________________ Name____________________________ Title____________________________

EXHIBIT J

NOTICE ESTABLISHING AUCTION PERIOD ADJUSTMENT

COLLEGE LOAN CORPORATION TRUST 20__-_
AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
[CLASS A-5]
[CLASS B]

Notice Is Hereby Given that College Loan Corporation Trust 20__-_ (the "Issuer") established new lengths for one or more Auction Periods with respect to the Notes identified above pursuant to the Indenture of Trust, dated as of ____ __, 20__, between the Issuer and the Trustee relating to such Notes (the "Indenture"):

1.           The change shall take effect on _______________, the Interest Payment Date for the current Auction Period and the date of commencement of the next Auction Period (the "Effective Date").

2.           For the Auction Period commencing on the Effective Date, the Interest Payment Date shall be _________________, or the next succeeding Business Day if such date is not a Business Day.

3.           For Auction Periods occurring after the Auction Period the Interest Payment Dates shall be [______________________ (date) and every __________________ (number) __________________ (day of week) thereafter] [every ________________ (number) (day of week) after the date set forth in paragraph 2 above], or the next Business Day if any such day is not a Business Day; provided, however, that the length of subsequent Auction Periods shall be subject to further change hereafter as provided in Section 2.02(g) of Annex I to the Indenture.

4.           The changes described in paragraphs 2 and 3 above shall take place only upon delivery of this Notice and the satisfaction of other conditions set forth in Section 2.02(g) of Annex I to the Indenture and our prior notice dated ___________________ regarding the proposed change.

Terms used herein have the meanings set forth in the Indenture.

Dated: ________________________

COLLEGE LOAN CORPORATION TRUST 20__-__ By_____________________________ Name____________________________ Title____________________________

EXHIBIT K

NOTICE OF CHANGE IN AUCTION DATE

COLLEGE LOAN CORPORATION TRUST 20__-_
AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
[CLASS A-5]
[CLASS B]

Notice is hereby given by ___________________, as Market Agent for the Notes identified above, that, with respect to such Notes, the Auction Date is hereby changed as follows:

1.           With respect to such Notes, the definition of "Auction Date" shall be deemed amended by substituting "_____________ (number) Business Day" in the third and fourth lines thereof and by substituting "_____________ (number) Business Days" for "two Business Days" in subsection (d) thereof.

2.           This change shall take effect on _________________, which shall be the Auction Date for the Auction Period commencing on _________________.

3.           The Auction Date for such Notes shall be the subject to further change hereafter as provided in the Indenture of Trust, dated as of ____ __, 20__, between College Loan Corporation Trust 20__-_ and the Trustee relating to such Notes (the "Indenture").

Terms used herein have the meanings set forth in the Indenture.

Dated: ________________________

__________________________ as Market Agent By_____________________________ Name____________________________ Title____________________________

EXHIBIT L

RELEVANT SERVICING CRITERIA

Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.

1122(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The Servicer's records regarding the pool assets agree with the Servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.